 As filed with the Securities and Exchange Commission on November 2, 1998
                                                     Registration No. 333-63681


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             PRE-EFFECTIVE AMENDMENT
                                      NO. 1
                                       TO
                                       THE
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           GREENE COUNTY BANCORP, INC.
                 (Name of Small Business Issuer in Its Charter)

     Delaware                                               (To be applied for)
 (State or Jurisdiction         (Primary Standard             (I.R.S. Employer
  of Incorporation or     Industrial Classification Code    Identification No.)
    Organization)                   Number)


                                425 Main Street
                            Catskill, New York 12414
                                 (518) 943-3700
          (Address and Telephone Number of Principal Executive Offices)

                                425 Main Street
                            Catskill, New York 12414
                                 (518) 943-3700
(Address of Principal Place of Business or Intended Principal Place of Business)

                               J. Bruce Whittaker
                                425 Main Street
                            Catskill, New York 12414
                                 (518) 943-3700
            (Name, Address and Telephone Number of Agent for Service)


                                   Copies to:
                                 Eric Luse, Esq.
                            Robert B. Pomerenk, Esq.
                   Luse Lehman Gorman Pomerenk & Schick, P.C.
                           5335 Wisconsin Avenue, N.W.
                                    Suite 400
                             Washington, D.C. 20015


Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: | |

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: | |

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: | |


                         CALCULATION OF REGISTRATION FEE


                                            Amount to be        Proposed             Proposed
                                             registered          maximum             maximum
         Title of each class of                                offering price        aggregate            Amount of
      securities to be registered                                 per unit           offering         registration fee
                                                                                     price (1)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value                  1,096,958                   $10.00     $10,969,580           (2)
per share                                       shares



------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.


(2) A Registration fee of $3,750 was previously paid with the filing of the Form SB-2 Registration Statement on September 18, 1998.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS
Up to 1,096,958 shares of common stock              GREENE COUNTY BANCORP, INC.
                                                                425 Main Street
                                                  Catskill, New York 12414-1300
                                                                 (518) 943-3700


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Greene County Savings Bank, a New York chartered savings bank (the "Bank"), is reorganizing from the mutual form of ownership to the mutual holding company form of organization (the "Reorganization"). As part of the Reorganization, the Bank will convert to stock form, change its name to "The Bank of Greene County", and become a wholly-owned subsidiary of Greene County Bancorp, Inc., a Delaware corporation (the "Company"). The Company will become the majority owned subsidiary of Greene County Bancorp, MHC, a New York chartered mutual holding company (the "Mutual Company"). Concurrent with the Reorganization, the Company is offering for sale shares of its common stock, par value $.10 per share (the "Common Stock") to depositors (pursuant to subscription rights), the Bank's tax-qualified employee benefit plans including its employee stock ownership plan, and to employees, officers and trustees of the Bank. Any unsubscribed shares of Common Stock may be offered for sale to the public in a community offering or syndicated community offering (the subscription and community offerings are referred to collectively as the "Offering"). The Reorganization and Offering are being made pursuant to the terms of a plan of reorganization which must be approved by the depositors of the Bank and by federal and state banking regulators. The Reorganization will not go forward if the Bank does not receive these approvals, or if the Company does not sell at least a minimum number of the shares of Common Stock offered.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                TERMS OF OFFERING


     An independent appraiser has estimated the pro forma market value of the Company to be between $15.5 million and $21.0 million. Based on this estimate, the Company will issue between 1,584,010 and 2,143,072 shares of Common Stock. The Company is selling between 705,039 and 953,877 shares, to depositors and the public, and is issuing between 847,878 and 1,147,128 shares, to the Mutual Company. The Company may increase the shares it issues in the Reorganization to up to 2,464,532 shares and increase the shares sold in the Offering to up to 1,096,958 shares, subject to regulatory approvals. As part of the Reorganization, 2.0% of the shares issued in the Reorganization (36,579 shares at the mid-point of the estimated valuation range) are being issued to a Charitable Foundation. Consequently, following completion of the Reorganization and Offering, the Mutual Company will own 53.53% of the outstanding Common Stock, stockholders who purchase Common Stock in the Offering will own 44.51% of the Common Stock outstanding and the Charitable Foundation will own 2.0% of the outstanding Common Stock. Based on these estimates, the Company is making the following offering of shares of Common Stock.


                                                                                                               Adjusted
                                                           Minimum          Midpoint          Maximum           Maximum
                                                       ------------       ------------     ------------      ------------
-  Price per share.................................    $    10.00        $    10.00       $    10.00        $    10.00
-  Number of shares................................        705,039           829,458          953,877          1,096,958
-  Reorganization expenses.........................       $560,000          $560,000         $560,000          $560,000
-  Net Proceeds....................................      $6,490,390        $7,734,580       $8,978,770        $10,409,580
-  Net Proceeds per share..........................         $9.21             $9.32            $9.41             $9.49

     Please refer to Risk Factors beginning on page __ of this Prospectus.


     These securities are not deposits or accounts, are not insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other government agency and are subject to investment risk.


     Neither the Securities and Exchange Commission (the "SEC"), the New York State Banking Department (the "Department"), the FDIC, nor any state securities regulator has approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     Friedman, Billings, Ramsey & Co., Inc. will use its best efforts to assist the Company in selling at least the minimum number of shares but does not guarantee that this number will be sold. All funds received from subscribers will be held in an interest bearing savings account at the Bank until the completion or termination of the Reorganization. The Company has received conditional approval to list the Common Stock on the Nasdaq SmallCap Market under the symbol "GRNB."


     For information on how to subscribe, call the Stock Center at (518)
943-7515.

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


                       Prospectus dated November___, 1998

                                       MAP

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----


     This document contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" beginning on page __ of this Prospectus.

Please see the Glossary beginning on page G-l for the meaning of capitalized terms that are used in this Prospectus.










                                       (i)

                 QUESTIONS AND ANSWERS ABOUT THE STOCK OFFERING

Q:   What is the Mutual Company?



A: Greene County Bancorp, MHC (the "Mutual Company") is a New York-chartered mutual corporation that is being established in connection with the mutual holding company reorganization (the "Reorganization") of Greene County Savings Bank (the "Bank"). The Mutual Company will be chartered under the laws of the State of New York and will be regulated by the New York Banking Department (the "Department") and the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). The Mutual Company will own 53.5% of the outstanding Common Stock of Greene County Bancorp, Inc. (the "Company"), or 997,503 shares at the midpoint of the valuation range established by the independent appraisal. The remaining 46.5% of the Common Stock of the Company will be owned by persons who purchase Common Stock in the Offering, and The Bank of Greene County Charitable Foundation (the "Charitable Foundation").



Q:   Who will be the minority stockholders of the Company?


A: All persons who purchase Common Stock in the Offering, including the employee stock ownership plan ("ESOP") of the Bank as well as the Charitable Foundation, will be the minority stockholders (the "Minority Stockholders") of the Bank, and will own 46.5% of its Common Stock upon completion of the Offering. The Mutual Company will own 53.5% of the Common Stock of the Company, and will remain its majority stockholder as long as the Mutual Company remains in existence.


Q:   What is the purpose of the Reorganization and Offering?

A: The primary purpose of the Reorganization and Offering is to raise additional equity capital to support the growth and expansion of the Bank. The increased capital also will be used to expand the Bank's lending and investment activities. The Reorganization will create a holding company and a stock charter, which is the corporate form used by all commercial banks and an increasing number of savings institutions. The holding company structure will expand the investment and operating authority currently available to the Bank. The Offering also will provide depositors with the opportunity to become stockholders of the Company. We are also establishing the Charitable Foundation that will be dedicated exclusively to supporting charitable causes and community development activities in our market area.

Q: Why is the Bank conducting a minority stock offering instead of undergoing a full conversion to stock form?


A: At the present time, the Bank does not need all of the capital that would be raised in a full stock conversion. A savings institution that converts to stock form using the mutual holding company structure sells only a minority of its shares to the public. By doing so, the converting institution raises less than half the capital that would be raised in a full conversion. However, with the mutual holding company structure the Bank will have the flexibility to raise additional capital in the future. Moreover, the Bank's Board of Directors intends to maintain the independence and community control of the Bank. Because the Mutual Company will control a majority of the Company's Common Stock, the Reorganization will permit the Bank to achieve the benefits of being a stock company without the loss of control by the Bank's Board of Directors.


Q:   How do I order the Common Stock?


A: You must complete and return the Stock Order Form and certification form (together, the "Order Form") to the Bank, together with your payment, before 12:00 noon New York time on or before December 17, 1998.
     Please review the Order Form and Stock Order Form Instructions when filling out the Order Form and before sending any payment to the Bank.

Q:   How much stock may I order?

A: The minimum order is 25 shares (or $250). The maximum order for any individual person or persons ordering through a single account is 10,000 shares (or $100,000). In certain instances, your order may be grouped together with orders by other persons who are associated with you (such as your spouse, child or relatives living in your home or corporations, partnership and trusts of which you are an officer, director or trustee), or with whom you are acting in concert, and, in that event, the aggregate order may not exceed 20,000 shares (or $200,000). The maximum purchase limitation may be decreased or increased without notifying you. However, if the maximum purchase limitation is increased, and you previously subscribed for the maximum number of shares, you will be notified of the increase, as well as the opportunity to subscribe for additional shares.

Q:   Who has subscription rights and what are the subscription priorities?

A: Subscription orders to purchase Common Stock will be filled on a priority basis as follows:

     - First, to persons who had one or more deposit accounts with the Bank aggregating at least $100 on June 30, 1997.


     - Second, up to 10% of the Minority Ownership Interest may be purchased by the Bank's tax-qualified employee benefit plans, including the Bank's ESOP (which is expected to purchase up to 8% of the Minority Ownership Interest). In addition, participants in the Bank's Savings and Profit Sharing Plan will be given the opportunity to subscribe for shares of Common Stock through the Plan.


     - Third, to persons who had one or more deposit accounts with the Bank aggregating at least $100 on September 30, 1998.

     -    Fourth, to employees, officers and trustees of the Bank.

Q:   What will happen to my subscription funds if the Offering is not completed?


A: If the minimum number of shares to be sold in the Offering (705,039 shares) is not sold by December 17, 1998, the Bank may terminate the Offering and promptly refund all payments for Common Stock, including interest on such payments at the Bank's passbook rate of ____%.


Q:   What happens if there are not enough shares to fill all orders?


A: If the Offering is oversubscribed, shares will be allocated based upon a deposit formula set forth in the Plan of Reorganization. There can be no assurance that a subscriber in the Offering will have his or her subscription filled. If insufficient shares of Common Stock are available in the first category, the Bank will allocate shares in such a manner that will allow Eligible Account Holders to purchase at least the lesser of 100 shares or the amount subscribed for. Likewise, if insufficient shares of Common Stock are available in the third category, the Company will allocate shares in such a manner that will allow Supplemental Eligible Account Holders to purchase at least the lesser of 100 shares or the amount of stock subscribed for. All orders must be received by 12:00 noon, New York time on December 17, 1998.


Q: Will shares be offered to anyone other than persons with subscription rights?

A: If persons with subscription rights do not subscribe for all of the shares offered, the remaining shares will be offered to certain members of the general public in a community offering, with a preference for natural persons residing in the Bank's community of Greene County, New York.


Q:   May I transfer my subscription rights?



A:   No. Transferring subscription rights or entering into an agreement or understanding for the transfer of subscription rights is prohibited.

Q: What particular factors should I consider when deciding whether or not to buy Common Stock?

A: Before you decide to purchase Common Stock, you should read this entire Prospectus, including the Risk Factors section on pages _____ of this Prospectus.

Q:   Who can help answer any other questions I may have about the Offering?

A: In order to make an informed investment decision, you should read this entire Prospectus. This question and answer section highlights selected information and may not contain all of the information that is important to you. In addition, you may contact:


                                  Stock Center
                                 430 Main Street
                          Catskill, New York 12414-1303
                                  P.O. Box 546
                          Catskill, New York 12414-0546
                                 (518) 943-7515

     Selling or assigning your subscription rights is illegal. All persons exercising their subscription rights will be required to certify that they are purchasing shares solely for their own account and that they have no agreement or understanding regarding the sale or transfer of such shares. The Bank intends to pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights. Orders known to involve the transfer of subscription rights will not be honored. In addition, persons who violate the purchase limitations may be subject to sanctions and penalties imposed by the New York Banking Department and/or Federal Deposit Insurance Corporation.

                              SUMMARY AND OVERVIEW

     This summary highlights selected information from this Prospectus and does not contain all the information that you need to know before making an informed investment decision. To understand the Offering fully, you should read this entire Prospectus carefully, including the financial statements and the notes to the financial statements of the Bank. Certain financial information contained in this Prospectus has been derived from the audited financial statements of the Bank.


     You should note as you read this Prospectus that at times capitalized terms are used. These capitalized terms are generally defined in the glossary that is at the end of this Prospectus. Defined terms are used to help you differentiate between the various components of the transaction, to simplify the discussion and to avoid unnecessary repetition by not having to define or describe a term each time it is used. For example, to avoid confusion, all of the steps that are part of the transactions described in this Prospectus are referred to as the "Reorganization," and the offer and sale of 44.5% of the Company's Common Stock is referred to as the Offering. References to the "Bank" refer to Greene County Savings Bank, which is changing its name to "The Bank of Greene County" concurrently with the Reorganization and the Offering. References to "Company" refer to Greene County Bancorp, Inc., and references to the "Mutual Company" refer to Greene County Bancorp, MHC. To further assist you in reading this Prospectus, in addition to including a glossary, each term defined in the glossary is also defined the first time that it is used in this Prospectus.


The Company


                           Greene County Bancorp, Inc.
                                425 Main Street
                          Catskill, New York 12414-1317
                                 (518) 943-3700



     The Company is a Delaware corporation that was formed recently to become the holding company of the Bank. Accordingly, the Company has no results of operations. After the Reorganization, the Company will own all of the Bank's common stock. Purchasers in the Offering will own 44.5% of the Company's Common Stock, the Charitable Foundation will own 2.0% of the shares of the Company
Common Stock, and the Mutual Company will own 53.5% of the shares of the Company Common Stock. Although these percentages may change in the future, the Mutual Company must always own a majority of the Company's Common Stock.


The Bank


                           Greene County Savings Bank
                                425 Main Street
                          Catskill, New York 12414-1317
                                 (518) 943-3700



     The Bank was organized in 1889 as The Building and Loan Association of Catskill, a New York-chartered savings and loan association. In 1974, the Bank converted to a New York mutual savings bank under the name Greene County Savings Bank. In conjunction with the Reorganization and the Offering, the Bank is changing its name to The Bank of Greene County. At June 30, 1998, the Bank had total assets of $140.3 million, total deposits of $122.3 million, and retained earnings of $15.7 million. The Bank is a community- and customer-oriented bank that operates from its main office and three branch locations in Catskill, West Coxsackie, Cairo and Greenville, New York. Historically, the Bank has emphasized the origination of loans secured by real estate. At June 30, 1998, the Bank's loan portfolio consisted of $64.7 million, or 79.7%, of loans secured by one-to four- family residential mortgage loans, $9.4 million, or 11.6%, of consumer loans, $4.5 million, or 5.6% of commercial real estate loans and $1.3 million, or 1.7% of commercial business loans. The Bank also invests in investment securities-mortgage-backed securities and asset-backed securities. At June 30, 1998, investment securities totaled $36.3 million, mortgage-backed securities totaled $5.2 million, and asset-backed securities totaled $6.3 million. At June 30, 1998, such securities comprised 34.1% of total assets.


     The following are highlights of the Bank's operating strategy:


     B: Community Banking. Since its establishment in 1889, the Bank has been committed to meeting the financial needs of the communities in which it operates and to providing quality service for its customers.
           This has enabled the Bank to maintain a high level of core deposits, which comprised 54.5% of total deposits at June 30, 1998 and generally represent lower-cost funds than certificates of deposits. Additional, the Bank intends to use the mutual holding company structure and the establishment of the Charitable Foundation to maintain the Bank as an independent community bank.

     C: Emphasis on Residential Real Estate Lending. Historically, the Bank has emphasized the origination of one-to four- family residential loans, which typically are considered lower risk than other types of loans. At June 30, 1998 one- to four-family residential mortgage loans comprised 79.69% of the loan portfolio, substantially all of which were secured by real estate located in Greene County.

     D: Maintaining High Levels of Liquid Investments. In order to position the Bank to be able to deploy assets profitably in a rising rate environment, management has decided to invest a significant portion of its assets in short term U.S. Government and agency securities and other interest earning assets. At June 30, 1998, 26.8% of the Bank's total assets were U.S. Government and agency securities, municipal bonds due in five years of less, federal funds sold, and cash and due from banks.


     E: Maintaining Asset Quality. The Bank's high asset quality results from its conservative underwriting and investing standards, the diligence of its loan personnel and the stability of the local economy. At June 30, 1998, the Banks' ratio of nonperforming assets to total assets was 0.72% and its ratio of non- performing loans to total loans was 1.09%.



The Reorganization

     The Reorganization involves a number of steps, including the following:

     - The Bank will establish the Company and the Mutual Company, neither of which will have any assets prior to the completion of the Reorganization.

     - The Bank will convert from the mutual form of organization to the capital stock form of organization and issue 100% of its capital stock to the Company.


     - The Company will issue between 1,584,009 and 2,143,071 shares of Common Stock in the Reorganization (or 2,464,532 shares at the adjusted maximum): 53.5% of these shares (or between 847,878 and 1,147,128 shares, or 1,319,264 shares at the adjusted maximum) will be issued to the Mutual Company, 44.5% (or between 705,039 and 953,877 shares, or 1,096,958 shares at the adjusted maximum) will be sold to depositors and the public, and 2.0% of these shares (or between 31,092 shares and 42,066 shares, or 48,376 shares at the adjusted maximum) will be issued to a newly formed Charitable Foundation.


     - Interests that depositors had in the Bank will become interests in the Mutual Company, which will own 53.5% of the shares of Common Stock of the Company and indirectly of the Bank.

The Mutual Holding Company Structure

     The mutual holding company structure differs in significant respects from the bank holding company structure that is used in a standard mutual-to-stock conversion. A savings bank that converts to the stock form using the mutual holding company structure sells only a minority of its shares and raises less proceeds than would be raised in a standard mutual- to-stock conversion in which 100% of the shares are sold to depositors and the public. If capital is needed in the future, the shares that are issued to the Mutual Company may be subsequently sold to depositors. See "Regulation--Holding Company Regulation--Mutual Holding Company Regulation." In addition, because the Mutual Company controls a majority of the Company's Common Stock, the structure will permit the Bank to achieve the benefits of a stock company without a loss of control that often follows a complete conversion from mutual to stock form.

     In making business decisions, the Mutual Company's Board of Trustees will consider a variety of constituencies, including the depositors and employees of the Bank, and the communities in which the Bank operates. As the majority stockholder of the Company, the Mutual Company is also in the continued success and profitability of the Bank and the Company. Consequently, the Mutual Company will act in a manner which furthers the general interest of all of its constituencies, including, but not limited to, the interest of the stockholders of the Company. The Mutual Company believes that the interests of the stockholders of the Company, and those of the Mutual Company's other constituencies, are in many same, as the increased profitability of the Company and the Bank and continued service to the communities in which the Bank operates.

The Stock Offering


     The Company is offering for sale between 705,039 and 953,877 shares of its Common Stock, for a price per share of $10.00. The Offering may be increased to up to 1,096,958 shares. If the minimum number of shares to be sold in the Offering (705,039 shares) is not sold by December 17, 1998, the Bank may terminate the Offering and promptly refund all payments for Common Stock, including interest on such payments at the Bank's passbook rate of _____%.


Stock Purchase Priorities

      The Common Stock is being offered for sale in the following order of priority in a Subscription Offering:

     (i) the Bank's Eligible Account Holders (holders of deposit accounts totaling $100 or more as of June 30, 1997);

     (ii) the Bank's tax-qualified employee benefit plans, including the Bank's ESOP (which is expected to purchase up to 8% of the Minority Ownership Interest);


     (iii) the Bank's Supplemental Eligible Account Holders (holders of deposit accounts totaling $100 or more as of September 30, 1998); and


     (iv)  employees, officers and trustees of the Bank.

     Any shares not subscribed for will be offered to certain members of the general public in a community offering, with preference given first to natural persons residing in Greene County, New York. The Company has engaged Friedman, Billings, Ramsey & Co., Inc. to assist it on a best efforts basis in selling the Common Stock in the Offering. See pages __ to __.

Stock Pricing and Number of Shares to be Issued


    The Company's Board of Directors has set the purchase price per share of Common Stock at $10.00, the price most commonly used in stock offerings involving mutual-to-stock conversions of mutual savings institutions. The number of shares of Common Stock issued in the Offering is based on the independent valuation prepared by FinPro, Inc. ("FinPro"), an appraisal firm experienced in appraisals of savings institutions. The independent valuation states that as of October 7, 1998, the estimated pro forma market value of the Company ranged from a minimum of $15.5 million to a maximum of $21.0 million, with a midpoint of $18.3 million. Based on this valuation and the $10.00 per share price, the number of shares of Common Stock that the Company will issue will range from 1,584,010 to 2,143,072 shares. The Company and the Bank have decided to offer 44.5% of such shares, or between 705,039 shares and 953,877 shares, to depositors and the public. In addition, the Company will issue between 31,902 shares and 42,066 shares (together with $100,000 in cash) to the Charitable Foundation. The Board of Directors determined to sell 44.5% of the Common Stock to depositors and the public in order to raise the maximum amount of proceeds while permitting the Company to issue additional shares to the Charitable Foundation and additional shares of Common Stock in the future pursuant to a stock award plan and stock option plan that the Company intends to adopt after the Reorganization and Offering. The 53.5% of the shares of the Common Stock that are not sold in the Offering or issued to the Charitable Foundation will be issued to the Mutual Company. The establishment of the Charitable Foundation had the effect of reducing the valuation of the Company. See "Comparison of Valuation and Pro Forma Information without the Charitable Foundation."


    Changes in market and financial conditions and demand for the Common Stock may cause the estimated valuation range to increase by up to 15%, to up to $24.2 million. If this occurs, the maximum number of shares that can be sold to depositors and the public can increase to up to 1,096,958 shares, and the number of shares to be issued to the Charitable Foundation can increase to 48,376. The Company will not notify subscribers if the maximum number of shares to be sold increases by 15% or less. The Company will, however, notify subscribers if the estimated valuation range and the maximum number of shares to be sold is increased by more than 15% or if the minimum of the estimated valuation range is decreased. The independent valuation is not a recommendation as to the advisability of purchasing shares, and you should not buy Common Stock based on the independent valuation.


    Payment for shares may be made by (i) check or money order, or (ii) authorization of withdrawal from a deposit account maintained with the Bank. Payments made by check or money order will be placed in a segregated escrow account and will be paid interest at the Bank's passbook rate from the date payment is received until the Offering is completed or terminated.


Deadline of the Offering


    The offering to depositors will end at 12:00 noon, New York time, on December 17, 1998. The community offering may end on or after December 17, 1998, but in any event, no later than January 29, 1999, without regulatory approvals. If the Reorganization and Offering are not completed by January 29, 1999, all subscribers will be notified and will be given the opportunity to cancel or modify their order.


Benefits to Management from the Offering

    The Company intends to implement for the benefit of the employees, directors/trustees and officers of the Company and the Bank, the ESOP, a stock option plan ("Stock Option Plan") and a stock award plan ("Stock Award Plan"). These benefit plans would result in employees, officers and directors being eligible to receive in the aggregate up to 190,528 shares of Common Stock (at the midpoint of the Offering Range). Assuming that the Stock Option Plan and Stock Award Plan were funded from shares purchased in the open market, employees, directors and officers would own 22% of the outstanding Minority Ownership Interest, inclusive of ESOP shares but exclusive of other shares such persons may have acquired individually.

    ESOP. Full-time employees of the Bank will participate in an ESOP, which is a form of retirement plan, that will purchase shares of Common Stock. The ESOP intends to purchase up to 8% of the Minority Ownership Interest. The estimated cost to fund the ESOP is $588,900 at the minimum of the Offering Range and $796,750 at the maximum of the Offering Range. A portion of the net proceeds of the Offering will be used to fund the purchase of shares for the ESOP. For further information, see "Executive Compensation and Related Transactions of the Bank--Employee Stock Ownership Plan and Trust."

    Stock Option Plan. The Stock Option Plan will provide for the grant of options to purchase Common Stock equal to 10% of the Minority Ownership Interest. The exercise price of each option will be equal to the closing price of the Common Stock on the date the option is granted. No options will be granted until after stockholders approve the Stock Option Plan. For further information, see "Executive Compensation and Related Transactions of the Bank--Stock Option Plan." The Board of Directors has not yet determined how many options each individual officer, director or employee will receive.


    Stock Award Plan. The Stock Award Plan will provide for the award of shares of Common Stock equal to 3% of the Minority Ownership Interest to officers, employees and directors of the Bank, if the Stock Award Plan is implemented within one year after the completion of the Offering. If the Stock Award Plan is implemented later than one year after the completion of the Offering, up to 5% of the Minority Ownership Interest may be granted, subject to stockholder approval. Shares of Common Stock awarded under the Stock Award Plan will be at no cost to the recipient, and in the aggregate will have a value of $294,452 at the minimum of the Offering Range and $398,377 at the maximum of the Offering Range, assuming a value of $10.00 per share and assuming a 4% plan. For further information, see "Executive Compensation and Related Transactions of the Bank--Stock Award Plan." The Board of Directors has not yet determined how many shares of Common Stock will be awarded to officers, directors or employees of the Bank.


    The Stock Award Plan and Stock Option Plan may not be adopted until at least six months after the completion of the Reorganization, and are subject to shareholder approval. See pages ___ to ___.

    The following table presents the dollar value of the shares to be granted pursuant to the proposed stock benefit plans and the percentage of the Company's outstanding Common Stock which will be represented by these shares.


                                                                            Percentage of
                                                        Value of             Outstanding
                                                     Shares Granted(1)     Common Stock (3)
                                                     -----------------     ----------------
         Benefit Plan:
         ESOP......................................   $    692,830               3.72%
         Stock Option Plan.........................          --   (2)            4.65
         Stock Award Plan..........................        346,415               1.86
                                                     -----------------     ----------------
                                                      $  1,039,245              10.23%
                                                     -----------------     ----------------
                                                     -----------------     ----------------



----------
(1) Assumes shares are granted at $10.00 per share and that shares are sold in the Offering at the midpoint of the Offering Range.
(2) Recipients of stock options realize value only in the event of an increase in the price of the Common Stock of the Company following the date of grant of the stock options. Options to purchase 86,604 shares at the midpoint of the Offering Range may be granted if the Stock Option Plan is approved by stockholders.
(3) Assumes shares for the Stock Award Plan and Stock Option Plan are funded by open-market repurchases, and not from authorized-but-unissued shares.

The Charitable Foundation


    To further its commitment to the local community, the Bank intends to establish the Charitable Foundation as part of the Reorganization. The Company will contribute to the Charitable Foundation 2.0% of the shares of Common

Stock issued in the Reorganization plus $100,000 in cash. The Charitable Foundation will be dedicated exclusively to supporting charitable causes and community development activities in the Bank's market area. Due to the issuance of additional shares of Common Stock to the Charitable Foundation, the ownership and voting interests of all stockholders of the Company will be diluted by 1.96%. The Company will incur an expense equal to the full amount of the contribution to the Charitable Foundation, offset in part by a corresponding tax benefit, during the quarter in which the contribution is made. Such expense will reduce the Company's earnings. See "Risk Factors--The Expense and Dilutive Effect of the Contribution of Shares and Cash to the Charitable Foundation," "Pro Forma Data," and "The Reorganization and Offering--Establishment of the Charitable Foundation." As a condition to issuing their non- objection to the Reorganization, the FDIC and the Department have required the Charitable Foundation to commit that all shares of Common Stock held by the Charitable Foundation will be voted in the same ratio as all other shares of the Company's Common Stock (other than shares held by the Mutual Company) on all proposals considered by stockholders of the Company, subject to certain waivers of this commitment.


Use of the Proceeds Raised from the Sale of Common Stock

    The Company will use the proceeds from the Offering as follows. The percentages we use are estimates:

    -    50% will be used to buy all the capital stock of the Bank.

    -    8% will be loaned to the ESOP to fund its purchase of Common Stock.

    - 42% will be retained as a possible source of funds for the payment of dividends to stockholders, the repurchase of Common Stock, and for other general corporate purposes.

    The proceeds to be received by the Bank will be available for general corporate purposes, the opening of new branches, renovation of existing facilities, branch or whole bank acquisitions, new loan originations, and the purchase of investment and mortgage related securities.

    See pages ___ to ___ for a fuller description of the use of proceeds.

Prospectus Delivery and Procedure for Purchasing Common Stock

    To ensure proper identification of stock purchases priorities, Eligible Account Holders and Supplemental Eligible Account Holders must list all deposit accounts on their Order Form, giving all names on each deposit account and the account numbers at the applicable date. The failure to provide accurate and complete account information on the Order Form, including adding individuals with a lower, or no, stock purchase priority as subscribers on an Order Form, may eliminate your ability to purchase stock.

    Full payment by check, cash (except by mail), money order, bank draft or withdrawal authorization (payment by wire transfer will not be accepted) must accompany an original Order Form. The Company is not obligated to accept an order submitted on photocopied or telecopied Order Forms. The Company will not accept Order Forms if the certification appearing on the reverse side of the Order Form is not executed. The Company is not required to deliver a Prospectus and Order Form by any means other than the U.S. Postal Service.

    See pages __ to __ for procedures for purchasing shares of common stock.

Dividends

    The Company does not initially intend to pay a dividend, although it may consider the payment of such dividend in the future. Future decisions as to the declaration of dividends by the Company will depend upon a number of factors including investment opportunities available to the Company or the Bank and the Company's financial condition and results of operations. See pages ____ and
______.

Market for the Common Stock

    The Company has received conditional approval to have the Common Stock quoted on the Nasdaq SmallCap Market under the symbol "GRNB." Friedman, Billings, Ramsey & Co., Inc. intends to make a market in the Common Stock, and the Company expects that additional market makers will be identified.


Important Risks in Purchasing and Owning the Company's Common Stock

    Before deciding to purchase Common Stock in the Offering, please carefully read the Risk Factors section on pages __ to __ of this Prospectus, in addition to the other sections of this Prospectus.

    The shares of Common Stock offered hereby:


    -    Are not deposit accounts and are subject to investment risk;


    - Are not insured or guaranteed by the FDIC, or any other government agency; and

    -    Are not guaranteed by the Company, the Mutual Company, or the Bank.

    The Common Stock is subject to investment risk, including the possible loss of principal invested.

                         SELECTED FINANCIAL INFORMATION

    The selected data presented below under the captions "Selected Financial Condition Data" and "Selected Operations Data" for, and as of the end of, each of the years in the two-year period ended June 30, 1998, are derived from the audited financial statements of the Bank. The financial statements as of June 30, 1998 and 1997 and for each of the years in the two-year period ended June 30, 1998 are included elsewhere in this Prospectus.



                                                                  June 30,
                                                      -------------------------------
                                                           1998             1997
                                                      --------------- ---------------
                                                               (In thousands)
Selected Financial Condition Data:

Total assets.......................................  $     140,253     $     132,506
Loans receivable, net..............................         80,260            75,648
Mortgage-backed securities (all available for sale)          5,189             5,221
Investment securities (all available for sale).....         36,265            37,581
Asset-backed securities (all available for sale)..           6,324               784
Deposits...........................................        122,324           115,855
Total borrowings...................................             --                --
Retained earnings-substantially restricted.........         15,730            14,406




                                                                 Years Ended
                                                                   June 30,
                                                      -------------------------------
                                                           1998             1997
                                                      --------------- ---------------
                                                               (In thousands)
Selected Operations Data:

Total interest income..............................  $       9,503     $       9,297
Total interest expense.............................          4,967             4,780
                                                     -------------     -------------
   Net interest income.............................          4,536             4,517
Provision for loan losses..........................            120               125
                                                     -------------     -------------

Net interest income after provision for
   loan losses.....................................          4,416             4,392
Total non-interest income..........................            436               520
Total non-interest expense.........................          3,149             2,773
                                                     -------------     -------------
Income (loss) before taxes and extraordinary item..          1,703             2,139
Income tax provision...............................            553               692
                                                     -------------     -------------

Net income (loss)..................................  $       1,150     $       1,447
                                                     -------------     -------------
                                                     -------------     -------------



                                                                                At or for the Year Ended
                                                                                         June 30,
                                                                                ------------------------
                                                                                 1998             1997
                                                                              ----------       ----------
Selected Financial Ratios and Other Data:
Performance Ratios:
   Return on average assets (ratio of net income to average total assets)          .84%             1.09%
   Return on average retained earnings (ratio of net income to average
   equity).............................................................           7.63%            10.59%
   Ratio of operating expense to average total assets..................           2.31%             2.08%
   Ratio of average interest-earning assets to average
     interest-bearing liabilities......................................         109.58%           109.16%
   Net interest rate spread (1)........................................           3.15%             3.26%
   Net interest margin (2).............................................           3.52%             3.61%
   Efficiency ratio (3)................................................          64.90%            56.45%

Asset Quality Ratios:
   Non-performing assets to total assets at end of period..............            .72%              .61%
   Non-performing loans to total loans at end of period ...............           1.10%              .97%
   Allowance for loan losses to non-performing loans...................          82.17%            90.04%
   Allowance for loan losses to loans receivable, net..................           0.91%             0.96%

Capital Ratios:
   Retained earnings to total assets at end of period..................          11.22%            10.87%
   Average retained earnings to average assets.........................          11.05%            10.27%

Other Data:
   Number of full-service offices......................................              4                 3


----------
(1) The difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(2)  Net interest income as a percentage of average interest-earning assets.
(3) The ratio of non-interest expense dividend by the sum of net interest income and non-interest income.


                               RECENT DEVELOPMENTS



    The following tables set forth certain financial and other information of the Bank for the periods and as of the dates indicated. The financial data as of June 30, 1998 have been derived in part from the audited financial statements of the Bank and notes thereto presented elsewhere in this Prospectus. The financial data as of September 30, 1998 and 1997 and for the three-month periods then ended have been derived in part from unaudited financial statements of the Bank which, in the opinion of the management, include all adjustments (consisting of normal recurring accruals) necessary for the fair presentation of such information. The results of operations for the three months ended September 30, 1998 are not necessarily indicative of the results of operations that may be expected for the year ending June 30, 1999.


                                                       September 30,      June 30,
                                                          1998              1998
                                                     ---------------   --------------
                                                              (In thousands)
Selected Financial Condition Data:

Total assets.......................................  $     141,763     $     140,253
Loans receivable, net..............................         82,742            80,260
Mortgage-backed securities (all available for sale)          4,651             5,189
Investment securities (all available for sale).....         37,410            36,265
Asset-backed securities (all available for sale)...          7,121             6,324
Deposits...........................................        123,821           122,324
Total borrowings...................................             --                --
Retained earnings-substantially restricted.........         16,305            15,730





                                                           Three Months Ended
                                                              September 30,
                                                     -------------------------------
                                                          1998              1997
                                                     -------------     -------------
                                                              (In thousands)
Selected Operations Data:

Total interest income..............................  $       2,472     $       2,400
Total interest expense.............................          1,299             1,232
   Net interest income.............................          1,173             1,168
Provision for loan losses..........................             45                15
Net interest income after provision for
   loan losses.....................................          1,128             1,153
Total non-interest income..........................             81                75
Total non-interest expense.........................            807               695
Income (loss) before taxes and extraordinary item..            402               533
Income tax provision...............................            153               192

Net income (loss)..................................  $         249     $         341



                                                                            At or for the Three Months Ended
                                                                            --------------------------------
                                                                                       September 30,
                                                                                  1998              1997
                                                                            --------------      ------------
Selected Financial Ratios and Other Data:
Performance Ratios(1):
   Return on average assets (ratio of net income to average total assets)         0.18%             0.26%
   Return on average retained earnings (ratio of net income to average
   equity).............................................................           1.55%             2.34%
   Ratio of operating expense to average total assets..................           0.57%             0.52%
   Ratio of average interest-earning assets to average
     interest-bearing liabilities......................................         110.16%           109.37%
   Net interest rate spread (2)........................................           3.18%             3.35%
   Net interest margin (3).............................................           3.58%             3.72%
   Efficiency ratio (4)................................................          65.88%            55.91%

Asset Quality Ratios:
   Non-performing assets to total assets at end of period..............           0.44%             0.71%
   Non-performing loans to total loans at end of period ...............           0.61%             1.12%
   Allowance for loan losses to non-performing loans...................         132.36%            81.03%
   Allowance for loan losses to loans receivable, net..................           0.80%             0.90%

Capital Ratios:
   Retained earnings to total assets at end of period..................          11.50%            11.22%
   Average retained earnings to average assets.........................          11.30%            10.87%

Other Data:
   Number of full-service offices......................................              4                 3



----------

(1) Where applicable, ratios for the three-month periods were annualized and computed based on the monthly average balances.

(2) The difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

(3)  Net interest income as a percentage of average interest-earning assets.

(4) The ratio of non-interest expense dividend by the sum of net interest income and non-interest income.

Comparison of Financial Condition at September 30, 1998 and June 30, 1998



    Assets. Total assets increased to $141.8 million at September 30, 1998 from $140.3 million at June 30, 1998, an increase of $1.5 million, or 1.1%. This increase resulted primarily from a $2.5 million, or 3.1%, increase in loans receivable, net as well as increases of $1.1 million, or 3.2%, in investment securities and $797,000, or 12.6%, in asset- backed securities. The growth in total assets reflected the Bank's strategy of investing in fixed-rate residential mortgage loans, as well as increased demand for such loans in the current low interest rate environment. Asset growth was funded by deposits, which increased by $1.5 million, or 1.2%, as well as principal paydowns of mortgage-backed securities, which decreased by $538,000, or 10.4%, at September 30, 1998 as compared to June 30, 1998.



    Liabilities. Total deposits increased by $1.5 million, or 1.2% to $123.8 million at September 30, 1998 compared to $122.3 million at June 30, 1998. The growth in total deposits reflected an increase of $306,000, or 0.6% in certificate accounts and an increase of $1.2 million, or 1.8%, in passbook and other accounts. At September 30, 1998, the Bank had no borrowings outstanding.



    Retained Earnings. Total retained earnings increased by $575,000, or 3.7%, to $16.3 million at September 30, 1998 from $15.7 million at June 30, 1998. The increase in total retained earnings resulted from after tax net income of $249,000 for the three months ended September 30, 1998 as well as an increase of $326,000 in net unrealized gain on securities available for sale.



Comparison of Operating Results for the Three Months Ended September 30, 1998 and 1997



    General. Net income for the three months ended September 30, 1998 was $249,000, a decrease of $92,000, or 27.0%, from net income of $341,000 for the three months ended September 30, 1997. The decrease in net income was due primarily to an increase of $112,000, or 16.1%, in non-interest expense and an increase of $30,000, or 200.0% in the provision for loan losses to $45,000 for the three months ended September 30, 1998, compared to $15,000 for the three months ended September 30, 1997.



    Interest Income. Interest income increased by $72,000, or 3.0%, to $2.5 million for the three months ended September 30, 1998 from $2.4 million for the three months ended September 30, 1997. The increase was primarily due to a $62,000, or 3.9%, increase in interest income received on loans and a $29,000, or 4.2%, increase in interest and dividends on investment securities for the three months ended September 30, 1998 as compared to the three months ended September 30, 1997. The increase in interest from loans was attributable to a $3.8 million, or 5.1%, increase in the average balance of loans receivable, partially offset by a ten basis point decrease in the average yield on loans receivable to 8.42% for the three months ended September 30, 1998 from 8.52% for the three months ended September 30, 1997. The growth in the average balance of loans receivable reflected both growth in the Bank's primary market area as well as demand for the Bank's fixed-rate one-to-four family real estate loan product in the current low market interest rate environment. The increase in interest and dividends from investment securities reflected a $3.5 million, or 8.4%, increase in the average balance of investment securities, which more than offset a decrease in the yield on such investment securities to 6.38% for the three months ended September 30, 1998 from 6.64% for the three months ended September 30, 1997. The increase in the average balance of investment securities reflected the deployment of liquidity pending investments in higher-yielding mortgage loans.



    Interest Expense. Interest expense increased by $65,000, or 5.3%, to $1.3 million for the three months ended September 30, 1998 from $1.2 million for the three months ended September 30, 1997. The increase in interest expense reflected an increase of $85,000, or 11.8%, in interest expense on certificate accounts, as the average balance of such accounts increased by $3.5 million, or 7.0%, to $53.5 million for the three months ended September 30, 1998 from $50.0 million for the three months ended September 30, 1997, and the average rate paid on such accounts increased 25 basis points to 6.03% for the three months ended September 30, 1998. The increase in the average balance of certificate accounts reflected investor demand for such accounts given the higher rates paid by the Bank on such accounts as compared to the rates paid on savings deposits.

    Provision for Loan Losses. The Bank's provision for loan losses increased to $45,000 for the three months ended September 30, 1998 compared to $15,000 for the three months ended September 30, 1997. The higher provision was due, in part, to the continued growth in the loan portfolio and management's ongoing assessment of the inherent risk in the portfolio. Management regularly reviews the Bank's loan portfolio and makes provisions for loan losses in order to maintain the adequacy of the allowance. At September 30, 1998, the allowance for loan losses as a percentage of total nonperforming loans was 132.36%, compared to 68.76% at September 30, 1997.



    Noninterest Income. Noninterest income increased by $6,000, or 8.0%, for the three months ended September 30, 1998 as compared to the three months ended September 30, 1997.



    Noninterest Expense. Noninterest expense increased by $112,000, or 16.1%, to $807,000 for the three months ended September 30, 1998 from $695,000 for the three months ended September 30, 1997. The increase reflected an increase of $44,000, or 11.7%, in employee compensation and benefits, an increase of $36,000, or 101.5%, in occupancy expense, an increase of $6,000, or 29.0%, in advertising expense, and an increase of $11,000, or 90.8% in office supplies. Much of the foregoing increases was attributed to the Bank's new branch office in Greenville, which opened in December 1997.




    Income Taxes. Income tax expense was $153,000 for the three months ended September 30, 1998 compared to $192,000 for the three months ended September 30, 1997. The effective tax rate increased to 38.0% for the three months ended September 30, 1998 from 36.0% for the three months ended September 30, 1997, reflecting a reduction in non-taxable interest on municipal securities for the three months ended September 30, 1998.



                                  RISK FACTORS

    In addition to the other information in this Prospectus, you should consider carefully the following risk factors in evaluating an investment in the Common Stock.


Recent Market Volatility and Risk of Investment Loss



    In recent months, stock markets in both the United States and worldwide have been volatile. The securities of individual companies have, in many instances, experienced significant fluctuations in price for reasons in many cases unrelated to the specific company's financial condition, results of operations or business prospects. In particular, the value of securities of financial institutions has been adversely affected by weakening economics worldwide and exposure to highly leveraged hedge funds, even though local community-based financial institutions may have no credit exposure outside the United States or loans to hedge funds. Therefore, an investor should understand that, in the short-term, the value of an investment in the Common Stock is subject to fluctuation, including loss, due to volatility in stock markets generally.



Reduced Return on Equity after the Reorganization and Potential Negative Effect on Trading Price of Common Stock



    Return on equity (net income for a given period divided by average equity during that period) is a ratio used by many investors to compare the performance of a particular financial institution to its peers. The Bank's equity as a percentage of assets will significantly increase as a result of the net proceeds received in the Offering. The Bank anticipates that it will take time to prudently reinvest the capital raised in the Offering. Consequently, the Company's return on equity in the period following the Reorganization is expected to be less than the average return on equity for publicly traded savings institutions and their holding companies and, during such time, the Company's Common Stock may trade at a discount to the market. See "Selected Financial Information" for numerical information regarding the Bank's historical return on equity and "Capitalization" for a discussion of the Company's estimated pro forma consolidated capitalization as a result of the Reorganization and Offering.



    In addition, the expenses associated with the ESOP and the Stock Award Plan (see "Pro Forma Data"), along with other ongoing post-Reorganization expenses, are expected to contribute initially to reduced earnings. In the short term, the Bank will have difficulty in improving its interest rate spread and thus the return on equity to stockholders. Consequently, for the foreseeable future, investors should not expect a return on equity that will meet or exceed the average return on equity for publicly traded financial institutions, and no assurances can be given that this goal can be attained.


Potential Effects of Changes in Interest Rates and the Current Interest Rate Environment

    The Bank's financial condition and results of operations are significantly affected by changes in interest rates. The Bank's results of operations depend substantially on its net interest income, which is the difference between the interest income earned on interest-earning assets and the interest expense paid on interest-bearing liabilities. Based on certain repricing assumptions, the Bank's interest-bearing liabilities repricing or maturing within one year exceeded its interest-earning assets with similar characteristics by $10.5 million, or 7.78% of total interest-earning assets at June 30, 1998. Accordingly, an increase in interest rates generally would result in a decrease in the Bank's average interest rate spread and net interest income. The Bank has sought to reduce the exposure of its net interest income to increases in market interest rates by investing in readily marketable, liquid U.S. government and agency securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Market Risk--Management of Interest Rate Risk."

    Changes in interest rates also affect the value of the Bank's interest-earning assets, and in particular the Bank's investment securities portfolio. Generally, the value of investment , mortgage-backed securities, and asset-backed securities portfolios fluctuates inversely with changes in interest rates. At June 30, 1998, the Bank's investment securities portfolio, mortgage-backed securities portfolio and asset-backed securities portfolio totaled $36.3 million, $5.2 million, and $6.3 million, respectively, all of which were classified as available for sale. Unrealized gains and losses on securities available for sale are reported as a separate component of equity. Decreases in the fair value of securities available for sale, therefore, could have an adverse affect on stockholders' equity. See "Business of the Bank--Securities Investment Activities."

    The Bank is also subject to reinvestment risk relating to changes in interest rates which can affect the average life of loans and mortgage related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage related securities, as borrowers refinance to reduce borrowing costs. Under these circumstances, the Bank is subject to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates that are comparable to the rates on the maturing loans or securities.

The Expense and Dilutive Effect of the Contribution of Shares and Cash to the Charitable Foundation


    The Bank intends to establish the Charitable Foundation in connection with the Reorganization. The Company will make a contribution to the Charitable Foundation in the form of shares of Common Stock equal to 2.0% of shares outstanding after the completion of the Offering, or 36,579 shares at the midpoint of the Offering Range, and $100,000 in cash. Due to the issuance of additional shares of Common Stock to the Charitable Foundation, persons purchasing shares in the Offering will have their ownership and voting interests in the Company diluted by 2.0%. The contribution of Common Stock to the Charitable Foundation will be dilutive to the interests of stockholders and the aggregate contribution will have an adverse impact on the reported earnings of the Company in the fiscal year in which the Charitable Foundation is established and the contribution is made. If the Charitable Foundation had been established and the contribution made at June 30, 1998, and assuming the sale of the Common Stock at the midpoint of the estimated valuation range, the Bank would have reported net income of $870,000 rather than reporting net income of $1,150,000 for the year ended June 30, 1998. In addition, the establishment and funding of a Charitable Foundation as part of a mutual holding company reorganization and stock offering have only recently occurred. There can be no assurance that challenges to the Charitable Foundation from regulators or others may not arise, the resolution of which may result in delay in the consummation of the Reorganization and the Offering. See "The Reorganization and Offering--Establishment of the Charitable Foundation."

Minority Public Ownership and Provisions that May Discourage Attempts to Acquire the Company


    Voting Control of the Mutual Company. Under New York law, the Bank's Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the "Plan of Reorganization"), and the Company's governing corporate instruments, at least 51% of the Company's voting shares must be owned by the Mutual Company. The Mutual Company will be controlled by its board of trustees, who will consist of persons who are members of the board of directors of the Company and the Bank. The Mutual Company will elect all members of the board of directors of the Company, and as a general matter, will control the outcome of all matters presented to the stockholders of the Company for resolution by vote, except for matters that require a vote greater than a majority. The Mutual Company, acting through its board of trustees, will be able to control the business and operations of the Company and the Bank and will be able to prevent any challenge to the ownership or control of the Company by stockholders other than the Mutual Company ("Minority Stockholders"). Accordingly, a change in control of the Company and the Bank cannot occur unless the Mutual Company first converts to the stock form of organization. Although New York law, applicable regulations and the Plan of Reorganization permit the Mutual Company to convert from the mutual to the capital stock form of organization, it is not anticipated that a conversion of the Mutual Company will occur in the foreseeable future and there can be no assurance when, if ever, such a conversion would occur.


    Provisions in the Company's and the Bank's Governing Instruments. In addition, certain provisions of the Company's Certificate of Incorporation and Bylaws, particularly a provision limiting voting rights, as well as certain federal and state regulations, assist the Company in maintaining its status as an independent publicly owned corporation. These provisions provide for, among other things, supermajority voting, staggered boards of directors, noncumulative voting for directors, advance notice requirements for stockholder nominations to the Board of Directors, discretion in the Board of Directors to consider non-financial aspects of an acquisition of the Company, ability of the Board to expand the size of the Board and fill such seats, limits on the calling of special meetings of stockholders, and limits on the ability of Minority Stockholders to vote Common Stock in excess of 5% of the issued and outstanding shares (inclusive of shares issued to the Mutual Company). The regulations of the New York State Banking Department (the "Department") prohibit, except with the prior approval of the Superintendent of Banks of the State of New York (the "Superintendent"), for a period of one year following the date of the Reorganization, offers to acquire or the acquisition of beneficial ownership of more than 10% of the equity securities of the Bank or the Company. The Bank's Restated Organization Certificate also prohibits, for three years, the acquisition, directly or indirectly, of the beneficial ownership of more than 10% of the Bank's or the Company's equity securities.


Dividend Waivers by the Mutual Company

    It has been the policy of many mutual holding companies to waive the receipt of dividends declared by its subsidiary. In connection with its approval of the Reorganization, however, the Federal Reserve Board is expected to impose certain conditions on the waiver by the Mutual Company of dividends paid on the Common Stock. In particular, it is expected that the Mutual Company will be required to obtain prior Federal Reserve Board approval before it may waive any dividends. As of the date hereof, management does not believe that the Federal Reserve Board has given its approval to any waiver of dividends by any mutual holding company that has requested its approval. The cumulative amount of waived dividends, if any, must be maintained in a restricted capital account which would be added to any liquidation account of the Bank, and would not be available for distribution to Minority Stockholders. The Plan of Reorganization also provides that if the Mutual Company converts to stock form in the future, any waived dividends would reduce the percentage of the converted company's shares of Common Stock issued to Minority Stockholders in connection with any such transaction. See "Regulation--Holding Company Regulation--Mutual Holding Company Regulation." It is not currently intended that the Mutual Company will waive dividends declared by the Company.

Lending Risks Associated with Consumer, Commercial Business Lending and Commercial Real Estate


     At June 30, 1998, the Bank's consumer loans totaled $9.4 million, or 11.6% of total loans, commercial business loans totaled $1.3 million, or 1.7% of total loans and commercial real estate loans totaled $4.5 million, or 5.6% of total loans. Consumer, commercial business and commercial real estate loans are generally considered to involve a greater risk of loss than residential mortgage loans.


Strong Competition within the Bank's Market Area

    Competition in the banking and financial services industry is intense. The Bank competes with commercial banks, savings institutions, mortgage banking firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than the Bank and may offer certain services that the Bank does not or cannot provide. Trends toward the consolidation of the financial services industry, and the removal of restrictions on interstate branching and bank powers may make it more difficult for smaller institutions such as the Bank to compete effectively with large national and regional banking institutions. The Bank's profitability depends upon its continued ability to successfully compete in its market area.

Intent to Remain Independent


    The Bank operates as an independent community bank and intends to continue to do so following the Reorganization. The Bank and the Company will be controlled by the Mutual Company, and control of the Mutual Company may not be sold to a third party. Accordingly, persons should not subscribe for shares of Common Stock with an expectation that a sale of control of the Bank or the Company is imminent. In the sale of control of a public company, an acquiror often will pay a significant premium over the then trading price of such public company's common stock. See "Business of the Bank."


Regulatory Oversight and Legislation

    The Bank is subject to extensive regulation, supervision and examination by the Department and by the FDIC. The Bank is also a member of the Federal Home Loan Bank System and is subject to certain limited regulations promulgated by the Federal Home Loan Bank of New York. As bank holding companies, the Company and the Mutual Company also will be subject to regulation and oversight by the Federal Reserve Board. Such regulation and supervision govern the activities in which an institution and its holding company may engage and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities which are intended to strengthen the financial condition of the banking industry, including the imposition of restrictions on the operation of an institution, the classification of assets and the adequacy of an institution's allowance for loan losses. Any change in such regulation and oversight whether in the form of regulatory policy, regulations, or legislation, could have a material impact on the Bank, the Company, and the Mutual Company. See "Regulation."

Uncertainty as to Future Growth Opportunities

    In an effort to fully deploy the capital raised in the Offering and to increase loan and deposit growth, the Bank may seek to acquire other financial institutions or branches in its market area. The Bank's ability to grow through selective acquisitions of other financial institutions or branches of such institutions will depend on successfully identifying, acquiring and integrating such institutions or branches. The Company and the Bank cannot assure prospective purchasers of Common Stock that they will be able to generate internal growth or identify attractive acquisition candidates, make acquisitions on favorable terms or successfully integrate any acquired institutions or branches into the Bank. The Bank currently has no specific plans, arrangements or understandings regarding any such expansions or acquisitions, nor has management established criteria to identify potential candidates for acquisition.

Absence of Active, Liquid Trading Market for Common Stock



    The Company, as a newly organized company, has never issued capital stock and, consequently, there is no established market for the Common Stock at this time. The Company has received conditional approval to have its Common Stock quoted on the Nasdaq SmallCap Market under the symbol "GRNB." Freidman, Billings, Ramsey & Co., Inc. intends to make a market in the Common Stock but is under no obligation to do so, and the Company expects that additional market makers will be identified. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, the presence of which is dependent upon the individual decisions of buyers and sellers over which neither the Company nor any market maker has control. Accordingly, there can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, will continue, nor is there any assurance that purchasers of the Common Stock will be able to sell their shares at or above the purchase price. In the event a liquid market for the Common Stock does not develop or market makers for the Common Stock discontinue their activities, such occurrences may have an adverse impact on liquidity of the Common Stock and the market value of the Common Stock.


Irrevocability of Orders; Potential Delay in Completion of Offerings

    Orders submitted in the Offering are irrevocable. Funds submitted in connection with any purchase of Common Stock in the Offering will be held by the Company until the completion or termination of the Reorganization, including any extension of the expiration date. Because completion of the Reorganization will be subject to an update of the independent appraisal prepared by FinPro, among other factors, there may be one or more delays in the completion of the Reorganization. Subscribers will have no access to subscription funds and/or shares of Common Stock until the Reorganization is completed or terminated.


Increased Compensation Expenses Associated with the ESOP and Stock Award Plan


    The Bank will recognize material employee compensation and benefit expenses assuming the ESOP and the Stock Award Plan are implemented. The actual aggregate amount of these new expenses cannot be predicted at the present time because applicable accounting practices require that such expenses be measured based on the fair market value of the shares of Common Stock. In the case of the ESOP, fair market value would be measured when shares are committed to be released for allocation to the ESOP participants; in the case of the Stock Award Plan, fair market value would be measured at the grant date and amortized over the award's vesting period. These expenses have been reflected in the pro forma financial information under "Pro Forma Data" assuming the Purchase Price ($10.00 per share) represents the fair market value for accounting purposes. Actual expenses, however, will be based on the fair market value of the Common Stock at future dates, which may be higher or lower than the Purchase Price. See "Management of the Bank--Benefits--Employee Stock Ownership Plan and Trust" and "--Benefits--Stock Award Plan."

Dilutive Effect of Stock Award Plan and Stock Option Plan


    If the Reorganization and Offering are completed and stockholders approve the Stock Award Plan and Stock Option Plan, the Company intends to issue shares of Common Stock to officers and directors of the Bank through these plans. If the shares for these plans are issued from the Company's authorized but unissued Common Stock, the book value and earnings per share of minority stockholders would be diluted, and the trading price of the Company's Common Stock may be reduced. It is expected that earnings per share would be reduced by approximately $.02 and stockholders' equity per share would be reduced by approximately $.20 as a result of the implementation of the Stock Award Plan. The issuance of authorized-but-unissued shares of common stock to fund the Stock Award Plan in an amount equal to 4% of the Minority Ownership Interest would dilute the voting interests of existing stockholders by approximately 1.9%. The issuance of authorized-but-unissued shares of common stock pursuant to the Stock Option Plan in an amount equal to 10% of the Minority Ownership Interest would dilute the voting interests of existing stockholders by approximately 4.8%. See "Pro Forma Data" and "Executive Compensation and Related Transactions of the Bank."

Year 2000 Compliance

    Like many financial institutions, the Bank relies upon computers for the daily conduct of its business and for data processing generally. There is concern that on January 1, 2000 computers will be unable to "read" the new year and as a consequence, there may be widespread computer malfunctions. The Bank's loan portfolio primarily consists of loans secured by real estate. Consequently, the Bank does not believe that its lending operations are dependent on borrowers' compliance with the year 2000 issue. However, the Bank relies on independent third parties to provide data processing services associated with its deposit and loan activities. Moreover, in the event the Bank's significant suppliers do not successfully and timely achieve Year 2000 compliance , the Bank's business or operations could be adversely affected. The Bank is in the process of testing its computer applications and hardware to ensure that they will be able to read the year 2000, and intends to complete testing by the end of the first calendar quarter in 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Capability of the Bank's Data Processing to Accommodate the Year 2000."

Role of the Financial Advisors/Best Efforts Offering


    The Bank and the Company have engaged Freidman, Billings, Ramsey & Co., Inc. as their financial and marketing advisor, and this firm has agreed to use its best efforts to solicit subscriptions and purchase orders for Common Stock in the Offering. The financial advisor has not prepared any report or opinion constituting a recommendation or advice to the Bank or the Company, nor has it prepared an opinion as to the fairness of the purchase price or the terms of the Offering. Freidman, Billings, Ramsey & Co., Inc. has not verified the accuracy or completeness of the information contained in this Prospectus. See "The Reorganization and Offering--Plan of Distribution and Selling Commissions."


Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

    The Bank has received an opinion of FinPro that, pursuant to FinPro's valuation, subscription rights granted to Eligible Account Holders and Supplemental Eligible Account Holders have no value. However, such valuation is not binding on the IRS. If the subscription rights granted to Eligible Account Holders and Supplemental Eligible Account Holders are deemed to have an ascertainable value, receipt of such rights could result in taxable gain to those Eligible Account Holders and Supplemental Eligible Account Holders who receive and/or exercise the subscription rights in an amount equal to such value. Additionally, the Bank could recognize a gain for tax purposes on such distribution. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. See "The Reorganization and Offering - Tax Aspects of Reorganization".

                           GREENE COUNTY BANCORP, INC.

    The Company was organized for the purpose of acquiring all of the capital stock of the Bank upon completion of the Reorganization and the Offering. The Company has applied to the Federal Reserve Board to become a bank holding company and, upon completion of the Reorganization, will be subject to regulation by the Federal Reserve Board. See "The Reorganization and Offering--Description of and Reasons for the Reorganization" and "Regulation--Holding Company Regulation." Final approval from the Federal Reserve Board has not been received as of the date of this Prospectus. Upon completion of the Reorganization, the Company will have no significant assets other than the shares of the Bank's common stock and an amount equal to 50% of the net proceeds of the Offering, including the loan to the ESOP, and will have no significant liabilities. The Company intends to use a portion of the net proceeds that it retains to loan to the ESOP funds to enable the ESOP to purchase up to 8% of the Minority Ownership Interest. See "Use of Proceeds." The management of the Company is set forth under "Management of the Company." Initially, the Company will neither own nor lease any property, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than certain officers who are currently officers of the Bank and will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands its business in the future.

    Management believes that the holding company structure will provide the Company additional flexibility to diversify its business activities through existing or newly formed subsidiaries, or through acquisitions of, or mergers with, other financial institutions and financial services related companies. There are no current arrangements, understandings or agreements regarding any such opportunities. However, subsequent to the Reorganization, the Company will be in a position, subject to regulatory limitations and the Company's financial position, to take advantage of any such acquisition and expansion opportunities that may arise. The initial activities of the Company are anticipated to be funded by the proceeds to be retained by the Company, income thereon and through dividends from the Bank.


    The Company's executive office is located at the main office of the Bank, at 425 Main Street, Catskill, New York 12414-1317. The Company's telephone number is (518) 943-3700.


                           GREENE COUNTY SAVINGS BANK

    The Bank was organized in 1889 as The Building and Loan Association of Catskill, a New York-chartered savings and loan association. In 1974, the Bank converted to a New York mutual savings bank under the name Greene County Savings Bank. In conjunction with the Reorganization and the Offering, the Bank is changing its name to The Bank of Greene County. The Bank's deposits are insured by the Bank Insurance Fund ("BIF"), as administered by the FDIC, up to the maximum amount permitted by law. The Bank is a community-oriented financial institution engaged primarily in the business of accepting deposits from customers through its main office and three full service branch offices, and using those deposits, together with funds generated from operations and borrowings, to make one-to four-family residential and commercial real estate loans, commercial business loans, consumer loans, and to invest and mortgage related securities.

    At June 30, 1998, the Bank had total assets of $140.3 million, total deposits of $122.3 million and retained earnings of $15.7 million. At June 30, 1998, $70.4 million, or 86.7% of the Bank's loans were secured by real estate and $64.7 million, or 79.7%, of the Bank's loans were secured by one-to four-family residential real estate, $4.5 million, or 5.6%, of the Bank's loans at June 30, 1998 were commercial real estate loans. Consumer loans totaled $9.4 million, or 11.6% of the Bank's total loans, at June 30, 1998. The Bank also originates commercial business loans which totaled $1.3 million, or 1.7% of total loans. The Bank's investment securities, mortgage-backed securities and asset-backed securities portfolios totaled $36.3 million, $5.2 million and $6.3 million, respectively, at June 30, 1998.


    The Bank's main office is located at 425 Main Street, Catskill, New York 12414-1317. The Bank's telephone number is (518) 943-3700.

                                   MARKET AREA

    The Bank is a community bank that offers a variety of financial products and services. The Bank's primary lending area is in Greene County, New York. Likewise, most of the Bank's deposit customers reside in Greene County, New York. The Bank's market area is characterized as rural.

                          REGULATORY CAPITAL COMPLIANCE

    At June 30, 1998, the Bank exceeded each of its regulatory capital requirements. Set forth below is a summary of the Bank's compliance with the FDIC capital standards as of June 30, 1998, on a historical and pro forma basis assuming that the indicated number of shares were sold as of such date and the Bank received 50% of the net proceeds. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the Stock Award Plan are deducted from pro forma regulatory capital. The Federal Reserve Board has adopted capital adequacy guidelines for bank holding companies (on a consolidated basis) substantially similar to the FDIC capital requirements for the Bank. On a pro forma consolidated basis after the Reorganization and Offering, the Company's pro forma stockholders' equity will exceed these requirements. See "Regulation--Holding Company Regulation."



                                                    Pro Forma at June 30, 1998, Based upon the Sale at $10.00 per share of
                                                  ---------------------------------------------------------------------------
                          Historical at            705,039              829,458               953,877              1,096,958
                          June 30, 1998            Shares                Shares                Shares               Shares(1)
                        ----------------          --------              --------              -------              ----------
                                   Percent               Percent               Percent               Percent               Percent
                                     of                    of                    of                    of                    of
                        Amount    Assets(2)   Amount    Assets(2)   Amount    Assets(2)   Amount    Assets(2)   Amount    Assets(2)
                        -------   ---------   ------   ----------   ------    ---------   ------    ---------   ------    ---------
                                                                 (Dollars in Thousands)
GAAP capital.......... $ 15,730   11.22%     $ 18,042   12.66%     $ 18,508   12.94%    $  18,974   13.22%    $  19,511   13.35%

Leverage capital:
  Capital level(3).... $ 15,488   11.09%     $ 17,800   12.53%     $ 18,266   12.82%    $  18,732   13.10%    $  19,269   13.43%
  Requirement(4)......    5,588    4.00         5,680    4.00         5,699    4.00         5,718    4.00         5,739    4.00
    Excess............ $  9,900    7.09%     $ 12,120    8.53%     $ 12,567    8.82%    $  13,014    9.10%    $  13,530    9.43%
Risk-based capital:
  Tier 1 capital
   level(3)(5)         $ 15,488   20.32%     $ 17,800   23.00%     $ 18,266   23.53%    $  18,732   24.06%    $  19,269   24.67%
  Requirement.........    3,049    4.00         3,095    4.00         3,105    4.00         3,114    4.00         3,125    4.00
    Excess............ $ 12,439   16.32%     $ 14,705   19.00%     $ 15,161   19.53%    $  15,618   20.06%    $  16,144   20.67%

  Total capital level
   (3)(5)              $ 16,216   21.27%     $ 18,528   23.94%     $ 18,994   24.47%    $  19,460   25.00%    $  19,997   25.60%
  Requirement.........    6,098    8.00         6,191    8.00         6,209    8.00         6,228    8.00         6,249    8.00
  Excess.............. $ 10,118   13.27%     $ 12,337   15.94%     $ 12,785   16.47%    $  13,232   17.00%    $  13,748   17.60%



----------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% as a result of regulatory considerations, demand for the shares, or changes in market conditions or general financial and economic conditions following the commencement of the Offering.
(2) Leverage capital levels are shown as a percentage of average assets. Risk-based capital levels are calculated on the basis of a percentage of risk-weighted assets.
(3) Pro forma capital levels assume: funding by the Bank of the Stock Award Plan to enable the plan to acquire in the open market a number of shares equal to 4% of the Minority Ownership Interest; the purchase by the ESOP of 8% of the Minority Ownership Interest; and the capitalization of the Mutual Company by the Bank with $1,000. See "Management of the Bank--Benefit Plans" for a discussion of the Stock Award Plan and ESOP.
(4) The current leverage capital requirement is 3% of total adjusted assets for banks that receive the highest supervisory rating for safety and soundness and that are not experiencing or anticipating significant growth. The current leverage capital ratio applicable to all other banks is 4% to 5%. See "Regulation--Regulatory Capital Requirements.
(5) Assumes net proceeds are invested in assets that carry a risk-weighting equal to the average risk weighting of the Bank's risk-weighted assets as of June 30, 1998.

                                 USE OF PROCEEDS

    Although the actual net proceeds from the sale of the Common Stock cannot be determined until the Offering is completed, it is presently anticipated that the net proceeds from the sale of the Common Stock will be between $6.5 million and $9.0 million (or $10.3 million if the Estimated Valuation Range is increased by 15%). See "Pro Forma Data" and "The Reorganization and Offering--Stock Pricing and Number of Shares to Be Issued" as to the assumptions used to arrive at such amounts. The Company will be unable to utilize any of the net proceeds of the Offering until the consummation of the Reorganization.


    The Company will contribute 50% of the net proceeds of the Offering to the Bank, or $3.2 million to $5.2 million at the minimum and adjusted maximum of the Estimated Valuation Range, respectively. Such portion of net proceeds received by the Bank from the Company will be used by the Bank for general corporate purposes, including investments in short- and medium-term investment grade debt securities, and mortgage- related securities, and to increase the origination of mortgage, consumer and commercial business loans. The Bank may also use such funds to expand operations through acquisitions of other financial institutions, branch offices or other financial services companies, although the Bank and the Company have no current arrangements, understandings or agreements regarding any such transactions. To the extent that the stock-based benefit programs which the Company intends to adopt subsequent to the Offering are not funded with authorized but unissued shares of Common Stock, the Company or Bank may use net proceeds from the Offering to fund the purchase of stock to be awarded under such stock benefit programs. See "Risk Factors--Possible Dilutive Effect of Issuance of Additional Shares" and "Management of the Bank--Benefit Plans--Stock Option Plan" and "--Stock Award Plan."



    The Company intends to use a portion of the net proceeds it retains to make a loan directly to the ESOP to enable the ESOP to purchase Common Stock equal to 8% of the Minority Ownership Interest. Based upon the sale of 705,039 shares or 953,877 shares at the minimum and maximum of the Estimated Valuation Range, the amount of the loan to the ESOP would be $588,905 or $796,754, respectively (or $916,000 if the Estimated Valuation Range is increased by 15%). See "Management of the Bank--Benefit Plans--Employee Stock Ownership Plan and Trust." The remaining net proceeds retained by the Company will initially be invested initially in U.S. government and agency securities, short- and medium-term debt obligations, mortgage related securities and other marketable securities.


    The net proceeds retained by the Company may also be used to support the future expansion of operations through the acquisition of financial institutions or their assets, including those located within the Bank's market area, or diversification into other banking related businesses. However, the Company and the Bank have no current arrangements, understandings or agreements regarding any such transactions. Upon completion of the Reorganization, the Company will be a bank holding company, and will be permitted to engage only in those activities that are permissible for bank holding companies under the Bank Holding Company Act, as administered by the Federal Reserve Board. See "Regulation -- Holding Company Regulation" for a description of certain regulations applicable to the Company.

    Upon completion of the Reorganization, the board of directors of the Company will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements. Pursuant to New York regulations, and without the prior approval of the Department, the Company may not repurchase any Common Stock, in the first year after the Reorganization, and during each of the next two following years, may not repurchase more than 5% of its shares outstanding. In addition, the FDIC prohibits an insured savings bank which has converted from the mutual to stock form of ownership from repurchasing its capital stock within one year following the date of completion of its stock offering, except that stock repurchases of no greater than 5% of a bank's outstanding capital stock may be repurchased during this one-year period where compelling and valid business reasons are established to the satisfaction of the FDIC. Based upon facts and circumstances following completion of the Reorganization and subject to applicable regulatory requirements, the board of directors may determine to repurchase stock in the future. Such facts and circumstances may include but not be limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve the Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Company and its stockholders. In the event the Company determines to repurchase stock, such repurchases may be made at market prices which may be in excess of the $10.00 per share purchase price in the Offering (the "Subscription Price"). Any stock repurchases will be subject to the determination of the Company's board of directors that both the Company and the Bank will be capitalized in excess of all applicable regulatory requirements after any repurchases and that such capital will be adequate, taking into account, among other things, the level of non-performing and other risk assets, the Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment, tax and other considerations.

                                 DIVIDEND POLICY

    The Company has no present plans to pay dividends on the Common Stock, although it may consider the payment of such dividend in the future. Dividends will be subject to determination and declaration by the Company's Board of Directors in its discretion, after taking into account the Company's consolidated financial condition, capital levels, general business practices and other factors.


    Under Delaware law, the Company is permitted to pay cash dividends, provided that the amount of cash dividends paid may not exceed that amount by which the net assets of the Company (the amount by which total assets exceed total liabilities) exceeds its statutory capital, or if there is no such excess, the net profits for the current and/or immediately preceding fiscal year. The Company's source for the payment of cash dividends may in the future depend on the receipt of cash dividends from the Bank. The Bank will not be permitted to pay dividends on its Common Stock or repurchase shares of its Common Stock if its stockholders' equity would be reduced below the amount required for the liquidation account. The liquidation account is expected initially to total $15.7 million. See "The Reorganization and Offering--Liquidation Rights." Under New York Banking Law, dividends paid by the Bank may be declared and paid only out of the net profits of the Bank. The approval of the Superintendent is required if the total of all dividends declared in any calendar year will exceed net profits for that year plus the retained net profits of the preceding two years, less any required transfer to surplus or a fund for the retirement of any preferred stock. In addition, no dividends may be declared, credited or paid if the effect thereof would cause the Bank's capital to be reduced below the amount required by the Superintendent or the FDIC. See "Regulation." Subsequent to the Offering, the availability of the Bank's funds for the payment of dividends may be limited by the liquidation account. See "The Reorganization and Offering--Liquidation Rights." Dividends in excess of the Bank's current and accumulated earnings could result in the realization by the Bank of taxable income. Management of the Bank has no current plans to pay dividends in excess of the Bank's current and accumulated earnings. See "Federal and State Taxation--Federal Taxation."



                             MARKET FOR COMMON STOCK


    The Company was recently formed and has never issued capital stock. The Bank, as a mutual institution, has never issued capital stock. The Company has received conditional approval to have its Common Stock quoted on the Nasdaq SmallCap Market under the symbol "GRNB" subject to the completion of the Offering and compliance with certain conditions including the presence of a minimum number of registered and active market makers, and a minimum number of record holders. Freidman, Billings, Ramsey & Co., Inc. intends to make a market in the Common Stock but is under no obligation to do so. The Company expects that additional market makers will be identified. If the Company is unable, for any reason, to list the Common Stock on the Nasdaq SmallCap Market, or to continue to be eligible for listing, the Common Stock will be listed on the over-the-counter market with quotations available on the OTC Bulletin Board (assuming the shares qualify under its listing conditions).


    The existence of a public trading market will depend upon the presence in the market of both willing buyers and willing sellers at any given time. The presence of a sufficient number of buyers and sellers at any given time is a factor over which neither the Company nor any broker or dealer has control. The absence of an active and liquid trading market may make it difficult to sell the Common Stock and may have an adverse effect on the price of the Common Stock. Purchasers should consider the potentially illiquid and long-term nature of their investment in the Common Stock.

                                 CAPITALIZATION

    The following table presents the historical capitalization of the Bank at June 30, 1998, and the pro forma consolidated capitalization of the Company after giving effect to the Offering and the Reorganization, including the issuance of shares to the Charitable Foundation, based upon the sale of the number of shares indicated in the table and the other assumptions set forth under "Pro Forma Data."



                                                               Company Pro Forma Based upon the Sale at $10 Per Share
                                                               ------------------------------------------------------
                                                                                                          1,096,958
                                                                    705,039      829,458      953,877      Shares
                                                        Bank        Shares       Shares       Shares      (Adjusted
                                                     Historical    (Minimum)   (Midpoint)    (Maximum)   Maximum)(1)
                                                     ----------   ----------   ----------   ----------   -----------
                                                                             (In Thousands)
Deposits(2).................................         $ 122,324    $ 122,324    $ 122,324    $ 122,324    $ 122,324
Other borrowings............................                --           --           --           --           --
Total deposits and other borrowed funds.....         $ 122,324    $ 122,324    $ 122,324    $ 122,324    $ 122,324

Stockholders' equity:
  Common Stock, $.10 par value, 4,000,000 shares
    authorized; shares to be issued as
    reflected(3)............................         $      --    $     162    $     190    $     219    $     251
  Additional paid-in capital(4).............                --        6,228        7,445        8,660       10,059
  Retained earnings(5)......................            15,488       15,487       15,487       15,487       15,487
Less:
  After-tax cost of Charitable
   Foundation(6)............................                --          247          280          313          350
Plus:
  Expenses of contribution to  Charitable
   Foundation...............................                --          411          466          521          584
  Net unrealized gain on securities available
    for sale, net of taxes..................               242          242          242          242          242
Less:
  Common Stock acquired by the ESOP(7)......                --          589          693          797          916
  Common Stock acquired by the Stock Award
   Plan(8)..................................                --          294          346          398          458
                                                     ----------   ----------   ----------   ----------   -----------
Total stockholders' equity..................         $  15,730    $  21,400    $  22,511    $  23,621    $  24,899
                                                     ----------   ----------   ----------   ----------   -----------
                                                     ----------   ----------   ----------   ----------   -----------


----------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% as a result of regulatory considerations, demand for the shares, or changes in market or general financial and economic conditions following the commencement of the Offering.
(2) Does not reflect withdrawals from deposit accounts for the purchase of Common Stock, which would reduce pro forma deposits by the amount of such withdrawals.
(3) Includes shares to be issued to depositors and the public in the Offering, as indicated herein, and 878,970, 1,034,082, 1,189,194 and 1,376,574 shares to be issued to the Mutual Company and the Charitable Foundation at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively.
(4) Reflects the sale of shares in the Offering. No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plan to be adopted by the Company and presented for approval of stockholders following the Offering. The Stock Option Plan would provide for the grant of stock options to purchase a number of shares of Common Stock equal to 10% of the shares of Common Stock sold in the Offering. See "Management of the Bank--Benefit Plans."
(5) The retained earnings of the Bank will be substantially restricted after the Offering. See "The Reorganization and Offering--Liquidation Rights." Assumes that the Mutual Company will be capitalized by the Bank with $1,000.
(6) Represents the tax effect of the contribution to the Charitable Foundation based on a 40% tax rate. The realization of the deferred tax benefit is limited annually to 10% of the Company's annual taxable income, subject to the ability of the Company to carry forward any unused portion of the deduction for five years following the year in which the contribution is made.
(7) Assumes that 8% of the shares sold in the Offering will be purchased by the ESOP and that the funds used to acquire the ESOP shares will be borrowed from the Company. The Common Stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See "Management of the Bank--Benefit Plans--Employee Stock Ownership Plan and Trust."
(8) Assumes that, subsequent to the Offering, an amount equal to 4% of the Minority Ownership Interest is purchased by the Stock Award Plan through open market purchases. In the event the Stock Award Plan is implemented more than one year after the Reorganization an amount equal to 5% of the Minority Ownership Interest may be implemented. The actual purchase price per share may be more or less than $10.00. The Common Stock to be purchased by the restricted stock plan is reflected as a reduction to stockholders' equity. See "Risk Factors-Possible Dilutive Effect of Issuance of Additional Shares," footnote 3 to the tables under "Pro Forma Data," and "Management of the Bank--Benefit Plans--Stock Award Plan."

                                 PRO FORMA DATA


    The actual net proceeds from the sale of the Common Stock cannot be determined until the Offering is completed. However, net proceeds are currently estimated to be between $6.3 million and $8.9 million (or up to $10.3 million) based upon the following assumptions: (i) Friedman, Billings, Ramsey & Co., Inc. will receive a fixed fee of $110,000; (ii) the Charitable Foundation will be funded with a total contribution equal to 2.0% of the shares of Common Stock issued in the Reorganization and $100,000 in cash;
(iii) Reorganization expenses, excluding the fees payable to Friedman, Billings, Ramsey & Co., Inc., will be approximately $450,000; and (iv) the Mutual Company will be capitalized by the Bank with $1,000. Actual expenses may vary from those estimated.


    Pro forma consolidated net income of the Company for the year ended June 30, 1998 have been calculated as if the Common Stock had been sold at the beginning of the period and the net proceeds had been invested at 5.41% (the one year U.S. Treasury bill rate as of June 30, 1998). The tables do not reflect the effect of withdrawals from deposit accounts for the purchase of Common Stock. The pro forma after-tax yield for the Company and the Bank is assumed to be 3.25% for the year ended June 30, 1998 (based on an assumed tax rate of 40%). Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock, as adjusted to give effect to the purchase of shares by the ESOP. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. As discussed under "Use of Proceeds," the Company will retain 50% of the net proceeds from the Offering.

    The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amount of assets and liabilities of the Company. The pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.


                                                                  At or for the Year Ended June 30, 1998
                                                              ----------------------------------------------
                                                                                                            1,096,958
                                                        705,039          829,458           953,877        Shares Sold at
                                                     Shares Sold at    Shares Sold at    Shares Sold at  $10.00 per Share
                                                    $10.00 per Share  $10.00 per Share $10.00 per Share     (Adjusted
                                                       (Minimum)        (Midpoint)         (Maximum)        Maximum)(7)
                                                    ----------------  ---------------- ----------------   ---------------
                                                                (Dollars in Thousands, Except per Share Amounts)
Gross proceeds...................................    $   7,050           $  8,295         $   9,539          $  10,970
   Plus: Value issued to Charitable Foundation...          311                366               421                484
                                                     ---------           --------         ---------          ---------
Pro forma market capitalization..................    $   7,361           $  8,661         $   9,960          $  11,454
                                                     ---------           --------         ---------          ---------
                                                     ---------           --------         ---------          ---------

Gross proceeds...................................        7,050              8,295             9,539             10,970
Less: Capital to MHC.............................            1                  1                 1                  1
Less: Cash contribution to Charitable Foundation           100                100               100                100
     Expenses....................................          560                560               560                560
                                                     ---------           --------         ---------          ---------

Estimated net proceeds...........................        6,389              7,634             8,878             10,309
Less: Common Stock purchased by ESOP.............          589                693               797                916
     Common Stock purchased by Stock Award Plan..          294                346               398                458
                                                     ---------           --------         ---------          ---------

Estimated net proceeds, as adjusted..............    $   5,506           $  6,595         $   7,683          $   8,935
                                                     ---------           --------         ---------          ---------
                                                     ---------           --------         ---------          ---------

Net income(1):
   Historical....................................        1,150              1,150             1,150              1,150
   Pro forma income on net proceeds, as adjusted.          179                214               249                290
   Pro forma ESOP adjustment (2).................           35                 42                48                 55
   Pro forma Stock Award Plan adjustment (3).....           35                 42                48                 55
                                                     ---------           --------         ---------          ---------

Pro forma net income (1).........................    $   1,259           $  1,280         $   1,303          $   1,330
                                                     ---------           --------         ---------          ---------
                                                     ---------           --------         ---------          ---------

Per share net income (1):
   Historical....................................    $    0.75           $   0.64         $    0.56          $    0.48
Pro forma income on net proceeds, as adjusted....         0.12               0.12              0.12               0.12
Pro forma ESOP adjustment (2)....................        (0.02)             (0.02)            (0.02)             (0.02)
Pro forma Stock Award Plan adjustment (3)........        (0.02)             (0.02)            (0.02)             (0.02)
                                                     ---------           --------         ---------          ---------

Pro forma net income per share (1)...............    $    0.83           $   0.72         $    0.64          $    0.56
                                                     ---------           --------         ---------          ---------
                                                     ---------           --------         ---------          ---------

Number of shares used in calculating pro forma net
   income per share..............................    1,531,008          1,801,185         2,071,363          2,382,068
                                                     ---------           --------         ---------          ---------
                                                     ---------           --------         ---------          ---------

Stockholders' equity:
   Historical....................................       15,730             15,730            15,730             15,730
   Estimated net proceeds........................        6,389              7,634             8,878             10,309
Plus: Value issued to Charitable Foundation......          411                466               521                584
Less: After tax cost of Charitable Foundation....         (247)              (280)             (313)              (350)
  Less: Common Stock acquired by ESOP (2)........         (589)              (693)             (797)              (916)
  Less: Common Stock acquired by Stock Award Plan(3)      (294)              (346)             (398)              (458)
                                                     ---------           --------         ---------          ---------

Pro forma stockholders' equity (3)(4)(5).........    $  21,400         $   22,511         $  23,621          $  24,899
                                                     ---------           --------         ---------          ---------
                                                     ---------           --------         ---------          ---------
Stockholders' equity per share (6):
   Historical....................................         9.93               8.44              7.34               6.38
Estimated net proceeds...........................         4.03               4.10              4.14               4.18
Capitalization of the Mutual Company
  Plus: Shares issued to Charitable Foundation...         0.26               0.25              0.24               0.24
  Less: Contributions to Charitable Foundation...        (0.16)             (0.15)            (0.15)             (0.14)
  Plus: Tax benefit of contribution to Charitable
   Foundation Less: Common Stock acquired by
   ESOP (2)......................................        (0.37)             (0.37)            (0.37)             (0.37)
       Common Stock acquired by Stock Award Plan (3)     (0.19)             (0.19)            (0.19)             (0.19)
                                                     ---------           --------         ---------          ---------

Pro forma stockholders' equity per share (3)(4)(5)   $   13.50          $   12.08         $   11.01          $   10.10
                                                     ---------           --------         ---------          ---------
                                                     ---------           --------         ---------          ---------

Number of shares used in calculating pro forma
   stockholders' equity per share................    1,584,009          1,863,540          2,143,071         2,464,532
                                                     ---------           --------         ---------          ---------
                                                     ---------           --------         ---------          ---------

Offering price to pro forma net income per share.        12.05x             13.89x             15.63x            17.86x

Offering price as a percentage of pro forma
 stockholders' equity per share (6)..............        74.07%             82.78%             90.83%            99.01%


----------
(1) Does not give effect to the non-recurring expense that will be recognized in 1998 as a result of the establishment of the Charitable Foundation. The Company will recognize an after-tax expense for the amount of the contribution to the Charitable Foundation which is expected to be $247,000, $280,000, $313,000 and $350,000 at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively. Assuming the contribution to the Charitable Foundation was incurred during the year ended June 30, 1998, pro forma net income per share would be $0.67, $0.56, $0.49 and $0.41 at the minimum, midpoint, maximum and adjusted maximum, respectively. Per share net income data is based on 1,531,008, 1,801,185, 2,071,363 and 2,382,068 shares outstanding, which represents shares issued in the Reorganization, shares contributed to the Charitable Foundation and shares to be allocated or distributed under the ESOP and Stock Award Plan for the period presented.
(2) It is assumed that 8% of the shares sold in the Offering will be purchased by the ESOP. The funds used to acquire such shares are assumed to have been borrowed by the ESOP from the Company. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon ten equal annual installments of principal, with an assumed interest rate at 8.5%. The pro forma net income assumes: (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the year ended June 30, 1998, and was made at the end of the period; (ii) that 5,889, 6,928, 7,968 and 9,163 shares at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively, were committed to be released during the year ended June 30, 1998, at an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net income per share calculations. See "Management of the Bank--Benefit Plans--Employee Stock Ownership Plan and Trust."

(3) Gives effect to the restricted stock plan expected to be adopted by the Company following the Offering. This plan intends to acquire a number of shares of Common Stock equal to 4% of the shares of Common Stock sold in the Offering, or 29,445, 34,641, 39,838 and 45,813 shares of Common Stock at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. Funds used by the restricted stock plan to purchase the shares will be contributed to the plan by the Bank. In calculating the pro forma effect of the restricted stock plan, it is assumed that the shares were acquired by the restricted stock plan at the beginning of the period presented in open market purchases at the Subscription Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of Common Stock to the Stock Award Plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.9% and pro forma net income per share would be $0.81, $0.70, $0.62 and $0.55 at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively, and pro forma stockholders' equity per share would be $13.26, $11.86, $10.82 and $9.92 at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively. There can be no assurance that the actual purchase price of the shares granted under the restricted stock plan will be equal to the Subscription Price. See "Management of the Bank--Benefit Plans--Recognition and Retention Plan."

(4) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plan expected to be adopted by the Company following the Offering. Under the Stock Option Plan, an amount equal to 10% of the Common Stock sold in the Offering, or 73,613, 88,604, 99,594 and 114,533 shares at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock Option Plan. The issuance of Common Stock pursuant to the exercise of options under the Stock Option Plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price of $10.00 per share, the pro forma net income per share would be $0.78, $0.68, $0.60 and $0.53, respectively, and the pro forma stockholders' equity per share would be $13.35, $11.99, $10.98 and $10.10 respectively. See "Management of the Bank--Benefit Plans--Stock Option Plan."
(5) The retained earnings of the Bank will continue to be substantially restricted after the Offering. See "Dividend Policy," "The Reorganization and Offering--Liquidation Rights" and "Regulation--New York Bank Regulation."
(6) Stockholders' equity per share data is based upon 1,584,009, 1,863,540, 2,143,071 and 2,464,532 shares outstanding representing shares issued in the Reorganization, shares purchased by the ESOP and restricted stock plan, and shares contributed to the Charitable Foundation.
(7) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% as a result of regulatory considerations, demand for the shares, or changes in market or general financial and economic conditions following the commencement of the Offering.

      COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITHOUT FOUNDATION

    In the event that the Charitable Foundation was not established as part of the Reorganization, FinPro has estimated that the pro forma aggregate market capitalization of the Company would be approximately $8.6 million at the midpoint, which is approximately $35,000 less than the pro forma aggregate market capitalization of the Company if the Charitable Foundation is included, and would result in an approximately $313,000 decrease in the amount of Common Stock offered for sale in the Reorganization. The pro forma price to book ratio and pro forma price to earnings ratio would be approximately the same under both the current appraisal and the estimate of the value of the Company without the Charitable Foundation. Further, assuming the midpoint of the Estimated Valuation Range, pro forma stockholders' equity per share and pro forma net income per share would be substantially the same at $12.08 and $11.98, respectively, and $0.72 and $0.71, respectively, with or without the Charitable Foundation. The pro forma price to book ratio and the pro forma price to earnings ratio are substantially the same with and without the Charitable Foundation at the midpoint at 82.78% and 83.47%, respectively, and 13.89x and 14.08x, respectively. There is no assurance that in the event the Charitable Foundation was not formed that the appraisal prepared at the time would have concluded that the pro forma market value of the Company would be the same as that estimated herein. Any appraisals prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

    For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, assuming the Reorganization was completed at June 30, 1998. The valuation amounts referred to in the table below relate to the value of the shares sold to the depositors and the public, excluding shares issued to the Mutual Company.



                                                                       Minimum                Midpoint
                                                                   --------------          --------------
                                                                 With         Without     With        Without
                                                              Foundation   Foundation  Foundation   Foundation
                                                              ----------   ---------- ------------ -----------
                                                               (Dollars in Thousands, Except Per Share Amounts)
Estimated offering amount...................................  $   7,050    $   7,332  $   8,295    $   8,626
Pro forma market capitalization.............................      7,361        7,332      8,661        8,626
Total assets................................................    145,924      146,145    147,035      147,284
Total liabilities...........................................    124,523      124,523    124,523      124,523
Pro forma stockholders' equity..............................     21,400       21,621     22,511       22,760
Pro forma net income........................................      1,259        1,271      1,280        1,296
Pro forma stockholders' equity per share....................      13.50        13.39      12.08        11.98
Pro forma net income per share..............................       0.83         0.82       0.72         0.71

Pro forma pricing ratios:
Offering price as a percentage of pro forma stockholders'
 equity per share...........................................      74.07%       74.68%     82.78%       83.47%
Offering price to pro forma net income per share (1)........      12.05        12.20      13.89        14.08
Pro forma market capitalization to assets...................      10.85        11.05      12.68        12.90

Pro forma financial ratios:
Return on assets ...........................................       0.86         0.87       0.87         0.88
Return on equity............................................       5.88         5.88       5.69         5.69
Equity to assets............................................      14.67        14.79      15.31        15.45






                                                                        Maximum              Adjusted Maximum
                                                                     -------------        --------------------
                                                                   With       Without       With        Without
                                                               Foundation   Foundation   Foundation    Foundation
                                                               -----------  -----------  ----------    -----------
                                                                  (Dollars in Thousands, Except Per Share Amounts)
Estimated offering amount...................................  $   9,539    $   9,920    $  10,970     $ 11,408
Pro forma market capitalization.............................      9,960        9,920       11,454       11,408
Total assets................................................    148,145      148,422      149,423      149,732
Total liabilities...........................................    124,523      124,523      124,523      124,523
Pro forma stockholders' equity..............................     23,621       23,898       24,899       25,208
Pro forma net income........................................      1,303        1,319        1,330        1,348
Pro forma stockholders' equity per share....................      11.01        10.94        10.10        10.04
Pro forma net income per share..............................       0.64         0.63         0.56         0.56

Pro forma pricing ratios:
Offering price as a percentage of pro forma stockholders'
 equity per share...........................................      90.83%       91.41%       99.01%       99.60%
Offering price to pro forma net income per share (1)........      15.63        15.87        17.86        17.86
Pro forma market capitalization to assets...................      14.47        14.72        16.50        16.78

Pro forma financial ratios:
Return on assets ...........................................       0.88         0.89         0.89         0.90
Return on equity............................................       5.52         5.52         5.34         5.35
Equity to assets............................................      15.94        16.10        16.66        16.84



----------
(1) If the contribution to the Charitable Foundation had been incurred during the year ended June 30, 1998, pro forma net income per share would have been $0.67, $0.56, $0.49 and $0.41, and the offering price to pro forma net income per share would have been 14.95 x, 17.70 x, 20.45 x, and 24.22 x at the minimum, midpoint, maximum and adjusted maximum, respectively.

                           PARTICIPATION BY MANAGEMENT


    The following table sets forth information regarding intended Common Stock purchases by each of the trustees and executive officers of the Bank and their associates, and by all trustees and executive officers as a group. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. This table excludes shares to be purchased by the ESOP, as well as any Stock Award Plan awards or Stock Option Plan grants that may be made no earlier than six months after the completion of the Offering. See "Management of the Bank--Benefit Plans--Recognition and Retention Plan" and "--Stock Option Plan." The trustees and officers of the Bank have indicated their intention to purchase in the Offering an aggregate of $ 1,092,000 of Common Stock, equal to 15.4%, 13.2%, 11.4%, and 10.0% of the number of shares to be issued in the Offering, at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively.




                                                                  Aggregate         Number           Percent of
                                                                  Purchase           of           Shares Sold at
  Name                                     Position               Price(1)         Shares(1)          Midpoint
-------                                 -------------           ----------        ----------      --------------
Walter H. Ingalls                    Chairman of the Board      $  10,000            1,000               .12%
J. Bruce Whittaker                President, Chief Executive      100,000           10,000              1.21
                                     Officer and Director
Bruce P. Egger                   Vice President and Secretary      20,000            2,000               .24
Edmund L. Smith, Jr.             Vice President and Treasurer      40,000            4,000               .48
Daniel T. Sager                     Vice President--Lending         5,000              500               .06
Richard J. Buck                             Trustee                50,000            5,000               .60
Anthony Camera, Jr.                         Trustee                50,000            5,000               .60
David H. Jenkins, DVM                       Trustee               100,000           10,000              1.21
Raphael Klein                               Trustee               200,000           20,000              2.42
Dennis R. O'Grady                           Trustee               200,000           20,000              2.42
Paul Slutzky                                Trustee               117,000           11,700              1.41
Martin C. Smith                             Trustee               200,000           20,000              2.42

All trustees and executive officers
as a group (12 persons)                                       $ 1,092,000          109,200             13.17%



----------
(1)  Includes purchases by associates.

                         THE REORGANIZATION AND OFFERING

    The Superintendent has approved the Plan of Reorganization and the Offering of the Common Stock subject to the approval of the Bank's depositors and the satisfaction of certain conditions imposed by the Superintendent. However, such approval does not constitute a recommendation or endorsement of the Offering or the Plan by the Superintendent.

Description of and Reasons for the Reorganization


    The Board of Trustees unanimously adopted the Plan of Reorganization and the Superintendent has approved the Plan of Reorganization. Pursuant to the Plan of Reorganization, the Bank will reorganize into a "two-tier" mutual holding company structure. The two-tier structure has two levels of holding companies--a "mid-tier" stock holding company and a "top-tier" mutual holding company. Under the terms of the Plan of Reorganization (i) the Bank will form the Company as a Delaware corporation; (ii) the Bank will form the Mutual Company as a New York mutual holding company; (iii) the Bank will reorganize into a capital stock form of organization and issue its common stock to the Mutual Company; (iv) the Mutual Company will contribute the common stock of the Bank to the Company; and
(v) the Company will issue shares of Common Stock to the public and the Mutual Company. The number of shares of Common Stock sold to depositors and the public pursuant to this Prospectus will be equal to 44.5% of the shares issued in the Offering, and the number of shares issued to the Mutual Company will be equal to 53.5% of the shares issued in the Offering. In addition, the Company will issue 2.0% of the shares to be outstanding to a newly established

Charitable Foundation. The two-tier mutual holding company structure is most easily understood by considering the following schematic:



             -------------------------------------------------
              The Mutual Company              Public
              (a New York mutual           Stockholders
               holding company)           (including the
                                            Charitable
                                            Foundation)
             -------------------------------------------------
                           53.5% of the          46.5% of the
                              Common                Common
                              Stock                  Stock
             -------------------------------------------------
                  The Company (a Delaware corporation)
             -------------------------------------------------
                                       100% of the
                                       Common Stock
             -------------------------------------------------
                                The Bank
                      (a New York stock savings bank)
             -------------------------------------------------


    In adopting the Plan of Reorganization, the Board of Trustees determined that the Reorganization is in the best interest of the Bank. The primary purpose of the Reorganization is to establish a structure that will enable the Bank to compete and expand more effectively in the financial services marketplace, and that will enable the Bank's depositors, employees, management and trustees to obtain an equity ownership interest in the Bank. The new structure will permit the Company to issue capital stock, which is a source of capital not available to a mutual savings bank. Since the Company is not offering all of its Common Stock for sale to depositors and the public in the Offering (but is issuing a majority of its stock to the Mutual Company), the Reorganization will result in less capital raised in comparison to a standard mutual-to-stock conversion. The Reorganization, however, will also offer the Bank the opportunity to raise additional capital since the stock held by the Mutual Company will be available for sale in the future in the event the Mutual Company converts to the capital stock form of organization or the Company undertakes an incremental stock offering. See "Regulation-Holding Company Regulation-Mutual Company Regulation." The Reorganization will also give the Company greater flexibility to structure and finance the expansion of its operations, including the potential acquisition of other financial institutions, and to diversify into other financial services. The holding company form of organization is expected to provide additional flexibility to diversify the Bank's business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with other financial institutions, as well as other companies. Although management has no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Reorganization, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise. Lastly, the Reorganization will enable the Bank to better manage its capital by offering it broader investment opportunities through the holding company structure, and by enabling the Company to distribute capital to stockholders in the form of dividends. Because only a minority of the Common Stock will be offered for sale in the Offering, the Bank's current mutual form of ownership and its ability to remain an independent bank and to provide community-oriented financial services will be preserved through the mutual holding company structure.

    The Board of Trustees believes that these advantages outweigh the potential disadvantages of the mutual holding company structure, which may include: (i) the inability of stockholders other than the Mutual Company to obtain majority ownership of the Company and the Bank, which may result in the perpetuation of the management and board of directors of the Bank and the Company; and (ii) that the mutual holding company structure is a relatively new form of corporate ownership, and new regulatory policies relating to the mutual interest in the Mutual Company that may be adopted from time-to-time may have an adverse impact on Minority Stockholders. A majority of the voting stock of the Company will be owned by the Mutual Company, which is a mutual institution that will be controlled by the existing Board of Trustees of the Bank. While this structure will better permit management to focus on the Company's and the Bank's long-term business strategy for growth and capital redeployment without short-term pressure from stockholders, it will also serve to perpetuate the existing management and trustees of the Bank. The Mutual Company will be able to elect all members of the board of directors of the Company, and will be able to control the outcome of all matters presented to the stockholders of the Company for resolution by vote, except for certain matters that must be approved by more than a majority of stockholders of the Company. No assurance can be given that the Company will not take action adverse to the interests of the Minority Stockholders. For example, the Company could revise the dividend policy or defeat a candidate for the board of directors of the Bank or other proposals put forth by the Minority Stockholders.

    The Reorganization does not preclude the conversion of the Mutual Company from the mutual to stock form of organization which would be effected through a merger of the Mutual Company into the Company or the Bank and the concurrent sale of the shares held by the Mutual Company in a subscription offering. A conversion of the Mutual Company from the mutual to stock form of organization is not anticipated for the foreseeable future.

    Following the completion of the Reorganization, all depositors who had liquidation rights with respect to the Bank as of the effective date of the Reorganization will continue to have such rights solely with respect to the Mutual Company so long as they continue to hold deposit accounts with the Bank. In addition, all persons who become depositors of the Bank subsequent to the Reorganization will have such liquidation rights with respect to the Mutual Company. Borrowers currently do not have ownership or voting rights in the Bank and will not receive ownership or voting rights with respect to the Mutual Company.

    All insured deposit accounts of the Bank will continue to be federally insured by the FDIC and the BIF up to the legal maximum limit in the same manner as deposit accounts existing in the Bank immediately prior to the Reorganization. Upon completion of the Reorganization, the Bank may exercise any and all powers, rights and privileges of, and shall be subject to all limitations applicable to, capital stock savings banks under New York law. As long as the Mutual Company is in existence, the Mutual Company will be required to own at least 51% of the voting stock of the Company, and the Company will own 100% of the voting stock of the Bank. The Bank and the Company may issue any amount of non-voting stock or debt to persons other than the Mutual Company.

The Offering



    The Company is offering shares of Common Stock to persons other than the Mutual Company. An offering of between 705,039 and 953,877 shares of the Common Stock (subject to adjustment to up to 1,096,958) pursuant to this Prospectus will be conducted concurrently with the Reorganization. The shares of Common Stock that will be sold in the Offering will constitute no more than 44.5% of the shares that will be outstanding after the Offering. Following the Reorganization and the Offering, the Company also will be authorized to issue additional Common Stock or preferred stock to persons other than the Mutual Company, without prior approval of the holders of the Common Stock.



    The shares of Common Stock are being offered for sale at a fixed Subscription Price of $10.00 per share in the subscription offering pursuant to subscription rights (the "Subscription Offering") in the following order of priority to: (i) holders of deposit accounts with a balance of $100 or more on June 30, 1997 ("Eligible Account Holders"); (ii) the Bank's tax-qualified employee plans, including the ESOP; (iii) depositors whose accounts in the Bank totaled $100 or more on September 30, 1998 ("Supplemental Eligible Account Holders"); and (iv) employees, officers and trustees of the Bank. Concurrently, and subject to the prior rights of holders of subscription rights, any shares of Common Stock not subscribed for in the Subscription Offering are being offered in the Community Offering at $10.00 per share to certain members of the general public, with a preference first given to natural persons residing in Greene County, New York (the "Community Offering"). Subscription rights will expire if not exercised by 12:00 noon, New York time, on December 22, 1998 unless extended by the Bank and the Company.

Stock Pricing and Number of Shares to be Issued

      The Plan of Reorganization and federal and state regulations require that the aggregate purchase price of the Common Stock sold in the Offering must be based on the appraised pro forma market value of the Common Stock, as determined by an independent valuation (the "Independent Valuation"). The Bank has retained FinPro to make such valuation and FinPro will receive a fee of $25,000 for its services. The Bank and the Company have agreed to indemnify FinPro and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where FinPro's liability results from its negligence or bad faith.

     The Independent Valuation was prepared by FinPro in reliance upon the information contained in this Prospectus, including the Consolidated Financial Statements. FinPro also considered the following factors, among others: the present and projected operating results and financial condition of the Bank and the economic and demographic conditions in the Bank's existing market area; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other publicly traded subsidiaries of mutual holding companies; the aggregate size of the Offering; the impact of the Reorganization on the Bank's stockholders' equity and earnings potential; the proposed dividend policy of the Company; and the trading market for securities of comparable institutions and general conditions in the market for such securities.



     The Independent Valuation states that as of October 7, 1998, the estimated pro forma market value of the Common Stock ranged from a minimum of $15.8 million to a maximum of $21.4 million, with a midpoint of $18.6 million (the "Estimated Valuation Range"). The board determined to offer the shares in the Offering at the Subscription Price of $10.00 per share, the price most commonly used in stock offerings involving mutual-to-stock conversions. Based on the Estimated Valuation Range and the Subscription Price of $10.00 per share, the number of shares of Common Stock that the Company will issue will range from 1,584,009 shares to 2,143,072 shares, with a midpoint of 1,863,540 shares. The board determined to offer 44.5% of such shares, or between 705,039 shares and 953,877 shares with a midpoint of 829,458 shares (the "Offering Range"), to depositors and the public pursuant to this Prospectus. In addition, up to 42,066 shares are being issued to the Charitable Foundation as part of the Reorganization, which will result in Minority Stockholders owning 46.5% of the shares of the Common Stock outstanding at the conclusion of the Reorganization. The 53.5% of the shares of the Company's Common Stock that are not sold in the Offering or contributed to the Charitable Foundation will be issued to the Mutual Company.



     The board reviewed the Independent Valuation and, in particular, considered (i) the Bank's financial condition and results of operations for the year ended June 30, 1998, (ii) financial comparisons of the Bank in relation to other financial institutions primarily including other publicly traded subsidiaries of mutual holding companies, and (iii) stock market conditions generally and in particular for financial institutions, all of which are set forth in the Independent Valuation. The board also reviewed the methodology and the assumptions used by FinPro in preparing the Independent Valuation. The Estimated Valuation Range may be amended with the approval of the Superintendent and the FDIC (if required), if necessitated by subsequent developments in the financial condition of the Bank or market conditions generally.

     Following commencement of the Subscription Offering, the maximum of the Estimated Valuation Range may be increased by up to 15%, to up to $24.6 million, which will result in a corresponding increase in the maximum of the Offering Range to up to 1,096,958 shares to reflect changes in market and financial conditions, without the resolicitation of subscribers (in which event up to 48,376 shares may be issued to the Charitable Foundation). The minimum of the Estimated Valuation Range and the minimum of the Offering Range may not be decreased without a resolicitation of subscribers. The Subscription Price of $10.00 per share will remain fixed. See "--Limitations upon Purchases of Common Stock" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the Offering Range to fill unfilled orders in the Subscription and Community Offerings.

     The Independent Valuation, however, is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares. FinPro did not independently verify the Financial Statements and other information provided by the Bank, nor did FinPro value independently the assets or liabilities of the Bank. The Independent Valuation considers the Bank as a going concern and should not be considered as an indication of the liquidation value of the Bank. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing shares in the Offering will thereafter be able to sell such shares at prices at or above the Subscription Price.



     The Independent Valuation will be updated at the time of the completion of the Offering. If the update to the Independent Valuation at the conclusion of the Offering results in an increase in the maximum of the Estimated Valuation Range to more than $24.6 million and a corresponding increase in the Offering Range to more than 1,096,958 shares, or a decrease in the minimum of the Estimated Valuation Range to less than $15.8 million and a corresponding decrease in the Offering Range to fewer than 705,039 shares, then the Company, after consulting with the Superintendent and the FDIC, may terminate the Plan of Reorganization and return all funds promptly, with interest on payments made by check, certified or teller's check, bank draft or money order, extend or hold a new Subscription Offering, Community Offering, or both, establish a new Offering Range, commence a resolicitation of subscribers or take such other actions as permitted by the Superintendent and the FDIC in order to complete the Reorganization and the Offering. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless further extended by the Superintendent and the FDIC for periods of up to 90 days not to extend beyond 24 months following approval of the Plan of Reorganization by the Superintendent. If the minimum number of shares to be sold in the Offering ( 705,039 shares) is not sold by December 22, 1998, the Bank may terminate the Offering and promptly refund all payments for Common Stock, including interest on such payments, at the Bank's passbook rate of ___%



     An increase in the Independent Valuation and the number of shares to be issued in the Offering would decrease both a subscriber's ownership interest and the Company's pro forma earnings and stockholders equity on a per share basis while increasing pro forma earnings and stockholder's equity on an aggregate basis. A decrease in the Independent Valuation and the number of shares to be issued in the Offering would increase both a subscriber's ownership interest and the Company's pro forma earnings and stockholder's equity on a per share basis while decreasing pro forma net income and stockholder's equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

     Copies of the appraisal report of FinPro and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at each office of the Bank and the other locations specified under "Additional Information."

     No sale of shares of Common Stock may be consummated unless, prior to such consummation, FinPro confirms to the Bank and the Superintendent that, to the best of its knowledge, nothing of a material nature has occurred that, taking into account all relevant factors, would cause FinPro to conclude that the Independent Valuation is incompatible with its estimate of the pro forma market value of the Common Stock of the Company at the conclusion of the Offering. Any change that would result in an aggregate purchase price that is below the minimum or above the maximum of the Estimated Valuation Range would be subject to Superintendent's approval. If such confirmation is not received, the Bank may extend the Offering, reopen or commence a new offering, establish a new Estimated Valuation Range and commence a resolicitation of all purchasers with the approval of the Superintendent or take such other actions as permitted by the Superintendent in order to complete the Offering.

Purchase Priorities and Method of Offering Shares

     The Bank shall have the right, in its sole discretion, to determine whether prospective purchasers are "residents," "associates," or "acting in concert" as defined by the Plan of Reorganization and in interpreting any and all other provisions of the Plan of Reorganization. All such determinations are in the sole discretion of the Bank, and may be based on whatever evidence the Bank chooses to use in making any such determination.

     Subject to the preceding paragraph and the limitations set forth in the "--Limitations Upon Purchases of Common Stock" section, the priorities for the purchase of shares are as follows:

     Priority 1: Eligible Account Holders. Each Eligible Account Holder shall be given the opportunity to purchase up to 10,000 shares, or $100,000, of Common Stock; provided that the Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to up to 5% of the maximum number of shares issued in the Offering, subject to the overall purchase limitation set forth in the section herein titled "Limitations upon Purchases of Common Stock." If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each subscriber's aggregate deposit account balances as of the Eligibility Record Date ("Qualifying Deposits") bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. Subscription rights to purchase Common Stock received by executive officers and trustees of the Bank, including associates of executive officers and trustees, based on their increased deposits in the Bank in the one year preceding the Eligibility Record Date, shall be subordinated to the subscription rights of other Eligible Account Holders. To ensure proper allocation of stock, each Eligible Account Holder must list on their subscription order form all deposit accounts in which they had an ownership interest as of the Eligibility Record Date.


     Priority 2: Tax-Qualified Employee Plans. The Tax-Qualified Employee Plans, including the ESOP and the Bank's Employees' Savings & Profit Sharing Plan and Trust, shall be given the opportunity to purchase in the aggregate up to 10% of the Common Stock issued in the Offering. The ESOP intends to purchase up to 8% of the Minority Ownership Interest. In the event of an oversubscription in the Offering, subscriptions for shares by the Tax-Qualified Employee Plans may be satisfied, in whole or in part, through open market purchases by the Tax-Qualified Employee Plans subsequent to the closing of the Offering.


     Priority 3: Supplemental Eligible Account Holders. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the Tax-Qualified Employee Plans, each Supplemental Eligible Account Holder shall have the opportunity to purchase up to 10,000 shares, or $100,000, of Common Stock; provided that the Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to up to 5% of the maximum number of shares issued in the Offering, subject to the overall purchase limitations set forth in the section herein titled "Limitations Upon Purchases of Common Stock." In the event Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the Tax-Qualified Employee Plans, exceed available shares, the shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make their total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that such subscriber's aggregate deposit account balances as of the Supplemental Eligibility Record Date ("Supplemental Qualifying Deposits") bear to the total amount of Supplemental Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

     Priority 4: Employees, Officers and Trustees. Employees, officers and trustees of the Bank will receive, without cost to them, nontransferable subscription rights to subscribe for up to 10,000 shares or $100,000 of the Common Stock; provided, that the Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such purchase limitation to 5% of the maximum number of shares issued in the Offering, subject to the overall purchase limitations set forth in the section herein titled "Limitations upon Purchases of Stock." If sufficient shares are not available in this priority, shares will be allocated among trustees, officers and employees on a pro rata basis based on the size of each person's order.

Community Offering


     Any shares of Common Stock not subscribed for in the Subscription
Offering will be offered for sale in a Community Offering. This will involve an offering of all unsubscribed shares directly to the general public. The Community Offering, if any, shall be for a period of not more than 45 days unless extended by the Company and the Bank, and will commence concurrently with, during or promptly after the Subscription Offering. The Common Stock will be offered and sold in the Community Offering, in accordance with FDIC and Department regulations, so as to achieve the widest distribution of the Common Stock. No person, by himself or herself, or with an associate or group of persons acting in concert, may subscribe for or purchase more than 10,000 shares of Common Stock offered in the Community Offering. Further, the Company may limit total orders in the Community Offering so as to assure that the number of shares available for the Syndicated Community Offering may be up to a specified percentage of the number of shares of Common Stock. Finally, the Company may reserve shares offered in the Community Offering for sales to institutional investors.


     In the event of an oversubscription for shares in the Community Offering, shares will be allocated (to the extent shares remain available) first to natural persons residing in Greene County, New York (the "Community").

     The terms "residence," "reside," "resided" or "residing" as used herein with respect to any person shall mean any person who occupied a dwelling within the Bank's Community, has an intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. The Bank may use deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Bank.

     The Bank and the Company, in their sole discretion, may reject subscriptions, in whole or in part, received from any person in the Community Offering.

Syndicated Community Offering

      Any shares of Common Stock not sold in the Subscription Offering or in the Community Offering, if any, may be offered for sale to the general public by a selling group of broker-dealers in a Syndicated Community Offering, subject to terms, conditions and procedures as may be determined by the Bank and the Company in a manner that is intended to achieve the widest distribution of the Common Stock, subject to the rights of the Company to accept or reject in whole or in part any order in the Syndicated Community Offering. It is expected that the Syndicated Community Offering, if any, will begin as soon as practicable after termination of the Subscription Offering and the Community Offering, if any. The Syndicated Community Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided herein.

     If for any reason a Syndicated Community Offering of unsubscribed shares of Common Stock cannot be effected and any shares remain unsold after the Subscription Offering and the Community Offering, if any, the boards of directors of the Company and the Bank will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the Department and the FDIC and to compliance with applicable state and federal securities laws.

Restrictions on Sale of Stock by Trustees and Officers

     All shares of the Common Stock purchased by trustees and officers of the Bank in the Offering will be subject to the restriction that such shares may not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares (i) following the death of the original purchaser or (ii) by reason of an exchange of securities in connection with a merger or acquisition approved by the applicable regulatory authorities. Sales of shares of the Common Stock by the Company's directors and officers will also be subject to certain insider trading and other transfer restrictions under the federal securities laws. See "Regulation--Federal Securities Laws."

     Each certificate for restricted shares will bear a legend prominently stamped on its face giving notice of the restrictions on transfer, and instructions will be issued to the Company's transfer agent to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of Common Stock issued pursuant to a stock dividend, stock split or otherwise with respect to restricted shares will be subject to the same restrictions on sale.

Restrictions on Agreements or Understandings Regarding Transfer of Common Stock to be Purchased in the Offering

     Prior to the completion of the Offering, no depositor or borrower may transfer or enter into an agreement or understanding to transfer the legal or beneficial ownership of the shares of Common Stock to be purchased by such person in the Offering. Each depositor and borrower who submits an order form will be required to certify that the purchase of Common Stock by such person is solely for the purchaser's own account and there is no agreement or understanding regarding the sale or transfer of such shares. The Bank intends to pursue any and all legal and equitable remedies in the event it becomes aware of any such agreement or understanding, and will not honor orders reasonably believed by the Bank to involve such an agreement or understanding.

Procedure for Purchasing Shares of Common Stock

     To ensure that each purchaser receives a Prospectus at least 48 hours before the Expiration Date, Prospectuses may not be mailed any later than five days prior to such date or be hand delivered any later than two days prior to such date. Order forms may only be distributed with a Prospectus.



     Expiration Date. The Offering will terminate at 12:00 noon, New York time on December 22, 1998, unless extended by the Bank for up to an additional 45 days or, if approved by the Superintendent, for an additional period after such 45-day extension (as so extended, the "Expiration Date"). The Bank is not required to give purchasers notice of any extension unless the Expiration Date is later than January 29, 1999, in which event purchasers will be given the right to increase, decrease, confirm, or rescind their orders. If the minimum number of shares sold in the Offering (705,039 shares) is not sold by the Expiration Date, the Bank may terminate the Offering and promptly refund all orders for Common Stock. A reduction in the number of shares below the minimum of the Estimated Valuation Range will not require the approval of depositors or an amendment to the Independent Valuation. If the number of shares is reduced below the minimum of the Estimated Valuation Range, purchasers will be given an opportunity to increase, decrease, or rescind their orders.



     Use of Order Forms. In order to purchase the Common Stock, each purchaser must complete an order form except for certain persons purchasing in the Syndicated Community Offering as more fully described below. Any person receiving an order form who desires to purchase Common Stock may do so by delivering (by mail or in person) to the Bank a properly executed and completed Order Form, together with full payment for the shares purchased. The order form must be received prior to 12:00 noon, New York time on December 22, 1998. Once tendered, an Order Form cannot be modified or revoked without the consent of the Bank. Each person ordering shares is required to represent that they are purchasing such shares for their own
account. The interpretation by the Bank of the terms and      conditions of
the Plan and of the acceptability of the order forms will be final. The Bank is not required to accept copies of order forms.



     Payment for Shares. Payment for all shares will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by (i) check or money order, or (ii) authorization of withdrawal from a deposit account maintained with the Bank. Third party checks may not be accepted as payment for a subscriber's order. Appropriate means by which such withdrawals may be authorized are provided in the order forms. Once such a withdrawal amount has been authorized, a hold will be placed on such funds, making them unavailable to the depositor until the Offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from deposit accounts, all funds authorized for withdrawal will continue to earn interest at the contract rate until the Offering is completed or terminated. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit shall be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at the Bank's passbook rate subsequent to the withdrawal. Payments made by check or money order will be placed in a segregated escrow account and will be paid interest at the Bank's passbook rate of ____% (calculated using the simple interest method), from the date payment is received until the Offering is completed or terminated. Such interest will be paid by check, on all funds held, including funds accepted as payment for shares of Common Stock, promptly following completion or termination of the Offering. An executed order form, once received by the Bank, may not be modified, amended or rescinded without the consent of the Bank, unless the Offering is not completed by January 29, 1999, in which event purchasers may be given the opportunity to increase, decrease, confirm or rescind their orders for a specified period of time.



     Depending on market conditions, the Common Stock may be offered for sale to the general public on a best efforts basis in a Syndicated Community Offering by a selling group of broker-dealers to be managed by Friedman, Billings, Ramsey Co., Inc. In its discretion, Friedman, Billings, Ramsey & Co., Inc. will instruct selected broker-dealers as to the number of shares to be allocated to each selected broker-dealer. Only upon allocation of shares to selected broker-dealers may they take orders from their customers. Investors who desire to purchase shares in the Community Offering directly through a selected broker-dealer, which may include Friedman, Billings, Ramsey & Co., Inc., will be advised that the members of the selling group are required either (a) upon receipt of an executed order form or direction to execute an order form on behalf of an investor, to forward the appropriate purchase price to the Bank for deposit in a segregated account on or before twelve noon, prevailing time, of the business day next following such receipt or execution; or (b) upon receipt of confirmation by such member of the selling group of an investor's interest in purchasing shares, and following a mailing of an acknowledgment by such member to such investor on the business day next following receipt of confirmation, to debit the account of such investor on the fifth business day next following receipt of confirmation and to forward the appropriate purchase price to the Bank for deposit in the segregated account on or before twelve noon, prevailing time, of the business day next following such debiting. Payment for any shares purchased pursuant to alternative (a) above must be made by check in full payment of the purchase price. Payment for shares purchased pursuant to alternative (b) above may be made by wire transfer to the Bank.

     A depositor interested in using his or her IRA funds to purchase Common Stock must do so through a self-directed IRA. Since the Bank does not offer such accounts, it will allow a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that such funds will be used to purchase the Common Stock in the Offering. There will be no early withdrawal or IRS penalties for such transfers. The new trustee would hold the Common Stock in a self-directed account in the same manner as the Bank now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in a Bank IRA to purchase Common Stock should contact the Stock Center as soon as possible so that the necessary forms may be forwarded for execution prior to the Expiration Date.

     If the ESOP purchases shares of the Common Stock, such plan will not be required to pay for such shares until consummation of the Offering.

     Delivery of Stock Certificates. Certificates representing Common Stock issued in the Offering will be mailed by the Bank to the persons entitled thereto at the registered address noted on the order form, as soon as practicable following consummation of the Offering. Any certificates returned as undeliverable will be held by the Bank until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the Common Stock are available and delivered to purchasers, purchasers may not be able to sell the shares of stock which they ordered.

Plan of Distribution and Selling Commissions

     To assist in the marketing of the Common Stock, the Bank has retained Friedman, Billings, Ramsey & Co., Inc., a broker-dealer registered with the National Association of Securities Dealers, Inc. ("NASD"). Friedman, Billings, Ramsey & Co., Inc. will assist the Bank in the Offering as follows:
(i) in training and educating the Bank's employees regarding the mechanics and regulatory requirements of the Offering; (ii) in conducting informational meetings for employees, customers and the general public; (iii) in coordinating the selling efforts in the Bank's local communities; and (iv) in soliciting orders for Common Stock. For these services, Friedman, Billings, Ramsey & Co., Inc. will receive a fixed fee of $110,000. If there is a Syndicated Community Offering, the fixed fee will be a negotiated percentage of the value of the Common Stock sold by Friedman, Billings, Ramsey & Co., Inc. and other NASD member firms under selected broker-dealer agreements.

     The Bank also will reimburse Friedman, Billings, Ramsey & Co., Inc. for its reasonable out-of-pocket expenses associated with its marketing effort, up to a maximum of $40,000 (including legal fees and expenses ). The Bank has made an advance payment of $12,500 to Friedman, Billings, Ramsey & Co., Inc. If the Plan of Reorganization is terminated by the Bank, if the Offering is not completed by January 29, 1999, or if Friedman, Billings, Ramsey & Co., Inc. terminates its agreement with the Bank in accordance with the provisions of the agreement, Friedman, Billings, Ramsey & Co., Inc. will only receive reimbursement of its reasonable out-of-pocket expenses. The Bank will indemnify Friedman, Billings, Ramsey & Co., Inc. against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the Common Stock, including liabilities under the Securities Act of 1933.

     Trustees and executive officers of the Bank may participate in the solicitation of offers to purchase Common Stock. Other trained employees of the Bank may participate in the Offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or registered representatives. The Bank will rely on Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so as to permit officers, trustees, and employees to participate in the sale of the Common Stock. No officer, trustee, or employee of the Bank will be compensated for his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

     A Stock Center will be established at a location adjacent to the Bank's main office. Employees will inform prospective purchasers to direct their questions to the Stock Center and will provide such persons with the telephone number of the Center.

Limitations upon Purchases of Common Stock

     The following additional limitations have been imposed upon purchases of shares of Common Stock. Defined terms used in this section and not otherwise defined in this Prospectus shall have the meaning set forth in the Plan of Reorganization.

     A. The aggregate amount of outstanding Common Stock of the Company owned or controlled by persons other than Mutual Company at the close of the Offering shall not exceed 49% of the Company's total outstanding Common Stock.

     B. No person or group of persons acting in concert, together with their associates, may purchase more than 20,000 shares, or $200,000, of Common Stock in the Offering, except that: (i) the Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to up to 5% of the number of shares sold in the Offering; (ii) Tax-Qualified Employee Plans may purchase up to 10% of the shares sold in the Offering; and (iii) for purposes of this paragraph shares to be held by any Tax-Qualified Employee Plan and attributable to a person shall not be aggregated with other shares purchased directly by or otherwise attributable to such person.


     C. The aggregate amount of Common Stock acquired in the Offering by all management persons and their associates, exclusive of any stock acquired by such persons in the secondary market, shall not exceed 25% of the outstanding shares of Common Stock of the Company held by persons other than the Mutual Company at the close of the Offering. In calculating the number of shares held by management persons and their associates under this paragraph or under the provisions of paragraph C below, shares held by any Tax-Qualified Employee Benefit Plan or any Non-Tax-Qualified Employee Benefit Plan of the Bank that are attributable to such persons shall not be counted.


     D. Notwithstanding any other provision of the Plan of Reorganization, no person shall be entitled to purchase any Common Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. The Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

     E. The Board of Directors of the Company has the right in its sole discretion to reject any order submitted by a person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of the Plan of Reorganization.

     F. The Company will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for Common Stock pursuant to the Plan of Reorganization reside. However, the Company and the Bank are not required to offer Common Stock to any person who resides in a foreign country.

Establishment of the Charitable Foundation

     General. In furtherance of the Bank's commitment to the communities that it serves, the Bank intends to establish a Charitable Foundation in connection with the Reorganization. The Plan of Reorganization provides that the Bank and the Company may establish the Charitable Foundation, which will be incorporated under Delaware law as a non-stock corporation and will be funded with cash and shares of Common Stock contributed by the Company. The Bank will contribute to the Charitable Foundation 2% of the shares of Common Stock to be issued in the Reorganization or 31,092, 36,579, 42,066 and 48,376 shares at the minimum, midpoint, maximum and adjusted maximum of the Offering range and $100,000 in cash. The contribution of Common Stock to the Charitable Foundation will be dilutive to the interests of stockholders and will have an adverse impact on the reported earnings of the Company in the year in which the Charitable Foundation is established.

     Purpose of the Charitable Foundation. The purpose of the Charitable Foundation is to provide funding to support charitable causes and community development activities. Historically, the Bank has emphasized community lending and development activities within the communities that it services, and the Charitable Foundation is being formed as a complement to the Bank's existing community activities. Management believes the establishment of a Charitable Foundation is consistent with the Bank's commitment to community service. Funding of the Charitable Foundation with Common Stock of the Company also may be a means of enabling the communities served by the Bank to share in the growth and success of the Company. The Charitable Foundation will also enable the Company and the Bank to develop a unified charitable donation strategy and will centralize the responsibility for administration and allocation of corporate charitable funds. Charitable foundations have been formed by other financial institutions for this purpose, among others. The contribution to the Charitable Foundation will not take the place of the Bank's traditional community lending activities.


     Structure of the Charitable Foundation. The Charitable Foundation will be incorporated under Delaware law as a non-stock corporation. Pursuant to the Charitable Foundation's Bylaws, the Charitable Foundation's initial board of directors will consist of persons who are existing directors and officers of the Company. Subsequent to the Reorganization, other individuals may be appointed to the Board, including individuals not affiliated with the Bank or the Company. The members of the Charitable Foundation, who are comprised of its board members, will elect the directors at the annual meeting of the Charitable Foundation from those nominated by the nominating committee. Only persons serving as directors of the Charitable Foundation qualify as members of the Charitable Foundation, with voting authority. Directors will be divided into three classes with each class appointed for three-year terms. The certificate of incorporation of the Charitable Foundation provides that the corporation is organized exclusively for charitable purposes, including community development, as set forth in Section 501(c)(3) of the Internal Revenue Code of 1986 (the "Code"). The Charitable Foundation's certificate of incorporation further provides that no part of the net earnings of the Charitable Foundation will inure to the benefit of, or be distributable to, its directors, officers or members.

     The authority for the affairs of the Charitable Foundation will be vested in its board of directors which will be responsible for establishing the policies of the Charitable Foundation with respect to grants or donations consistent with the purpose for which the Charitable Foundation was established. Although no formal policy governing Charitable Foundation grants exists at this time, the Charitable Foundation's board of directors will adopt such a policy upon establishment of the Charitable Foundation. As directors of a nonprofit corporation, directors of the Charitable Foundation will at all times be bound by their fiduciary duty to advance the Charitable Foundation's charitable goals, to protect the assets of the Charitable Foundation and to act in a manner consistent with the charitable purpose for which the Charitable Foundation is established. The directors of the Charitable Foundation also will be responsible for directing the activities and managing the assets of the Charitable Foundation. However, as a condition to issuing their non-objection to the Reorganization, the FDIC and the Department have required the Charitable Foundation to commit that all shares of Common Stock held by the Charitable Foundation will be voted in the same ratio as all other shares of the Company's Common Stock (other than shares held by the Mutual Company) on all proposals considered by stockholders of the Company; provided, however, that, consistent with such condition, the FDIC and the Department would waive this voting restriction under certain circumstances (and subject to certain additional conditions) if compliance with the voting restriction would: (i) cause a violation of the law of the State of Delaware; (ii) cause the Charitable Foundation to lose its tax-exempt status, or cause the Internal Revenue Service (the "IRS") to deny the Charitable Foundation's request for a determination that it is an exempt organization or otherwise have a material and adverse tax consequence on the Charitable Foundation; or (iii) cause the Charitable Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the FDIC and the Department to waive such voting restriction, the Company's or the Charitable Foundation's legal counsel would be required to render an opinion satisfactory to the FDIC and the Department that compliance with the voting requirement would have the effect described in clauses (i), (ii) or (iii) above. Under those circumstances, the FDIC and the Department would grant waivers of the voting restriction upon submission of such legal opinion(s) by the Company or the Charitable Foundation that are satisfactory to the FDIC and the Department. In the event that the FDIC and the Department were to waive the voting requirement, the directors would direct the voting of the Common Stock held by the Charitable Foundation.



     The Charitable Foundation's place of business will be located at the Bank's administrative offices and initially the Charitable Foundation is expected to have no employees but will utilize the members of the staff of the Company or the Bank. The board of directors of the Charitable Foundation will appoint such officers as may be necessary to manage the operation of the Charitable Foundation. In this regard, it is expected that the Bank will be required to provide the FDIC with a commitment that, to the extent applicable, the Bank will comply with the affiliate restrictions set forth in Sections 23A and 23B of the Federal Reserve Act with respect to any transactions between the Bank and the Charitable Foundation.

     Under Section 501(c)(3) of the Code, the Charitable Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of Common Stock by the Company is that the amount of Common Stock that may be sold by the Charitable Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Charitable Foundation, except where the board of directors of the Charitable Foundation determines that the failure to sell an amount of Common Stock greater than such amount would result in a longer-term reduction of the value of the Charitable Foundation's assets and as such would jeopardize the Charitable Foundation's capacity to carry out its charitable purposes. Upon completion of the Reorganization and the contribution of shares to the Charitable Foundation, the Company would have 1,584,009, 1,863,540 and 2,143,072 shares issued and outstanding at the minimum, midpoint and maximum of the Estimated Valuation Range. Because the Company will have an increased number of shares outstanding, the voting and ownership interests of stockholders in the Company's Common Stock would be diluted by 2%, as compared to their interests in the Company if the Charitable Foundation was not established. For additional discussion of the dilutive effect, see "Pro Forma Data."



     Impact on Earnings. The contribution of cash and Common Stock to the Charitable Foundation will have an adverse impact on the Company's and the Bank's earnings in the year in which the contribution is made. The Company will recognize the full expense in the amount of the contribution of cash and Common Stock to the Charitable Foundation in the quarter in which it occurs, which is expected to be the quarter ending December 31, 1998. The aggregate amount of the contribution will range from $410,920 to $520,660, based on the minimum and maximum of the Estimated Valuation Range, respectively (or up to $583,760 at the adjusted maximum of the Estimated Valuation Range). The number of shares to be contributed to the Charitable Foundation will range from 31,092 to 42,066, and the amount of cash to be contributed will be fixed at $100,000. The contribution expense will be partially offset by the tax benefit related to the expense. The Company and the Bank have been advised by their independent tax advisors that the contribution to the Charitable Foundation will be tax deductible, subject to an annual limitation based on 10% of the Company's annual taxable income. Assuming an aggregate contribution of $520,660 (based on the maximum of the Estimated Valuation Range), the Company estimates a net tax effected expense of $312,400 (based upon a 40% tax rate). Management cannot predict earnings for the fiscal year ending June 30, 1999, but expects that the establishment and funding of the Charitable Foundation will have an adverse impact on the Company's earnings for the year. In addition to the contribution to the Charitable Foundation, the Bank or the Mutual Company may continue making grants and contributions to the community that would not be permitted for the Charitable Foundation.



     Tax Considerations. The Company and the Bank have been advised by their independent tax advisors that an organization created for the above purposes would qualify as a Section 501(c)(3) exempt organization under the Code, and would be classified as a private Charitable Foundation. The Charitable Foundation will submit a request to the IRS to be recognized as an exempt organization. The Company and the Bank have received an opinion of their independent tax advisors that the Charitable Foundation would qualify as a
Section 501(c)(3) exempt organization under the Code, except that such opinion does not consider the impact of the condition to be agreed to by the Charitable Foundation that Common Stock issued to the Charitable Foundation be voted in the same ratio as all other shares of the Company's Common Stock (other than shares held by the Mutual Company) on all proposals considered by stockholders of the Company. Consistent with this condition, in the event that the Company or the Charitable Foundation receives an opinion of their legal counsel that compliance with the voting restriction would have the effect of causing the Charitable Foundation to lose its tax-exempt status, or otherwise have a material and adverse tax consequence on the Charitable Foundation or subject the Charitable Foundation to an excise tax under
Section 4941 of the Code, the FDIC and the Superintendent shall waive such voting restriction upon submission of a legal opinion by the Company or the Charitable Foundation that is satisfactory to them. The independent tax advisors' opinion further provides that there is substantial authority for the position that the Company's contribution of its own stock to the Charitable Foundation would not constitute an act of self-dealing, and that the Company would be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the Charitable Foundation is required to pay to the Company for such stock, subject to an annual limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. Assuming the sale of Common Stock at the adjusted maximum of the Estimated Valuation Range, the Company estimates that all of the deduction should be deductible over the six-year period. Although the

Company and the Bank have received an opinion of their independent tax advisors that the Company will be entitled to the deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Charitable Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's tax benefit related to the Charitable Foundation would have to be fully expensed, resulting in a further reduction in earnings in the year in which the IRS makes such a determination.

     As a private Charitable Foundation, earnings and gains, if any, from the sale of Common Stock or other assets are generally exempt from federal and state corporate income taxation. However, investment income, such as interest, dividends and capital gains, of a private Charitable Foundation will generally be subject to a federal excise tax of 2.0%. The Charitable Foundation will be required to make an annual filing with the IRS within four and one-half months after the close of the Charitable Foundation's fiscal year to maintain its tax-exempt status. The Charitable Foundation will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of such public notice. The information return for a private Charitable Foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the Charitable Foundation's managers and a concise statement of the purpose of each grant. The Charitable Foundation will also be required to file an annual report with the Charities Bureau of the Office of the Attorney General of the State of New York.

     Comparison of Valuation and Other Factors Assuming the Charitable Foundation is Not Established as Part of the Reorganization. The establishment of the Charitable Foundation was taken into account by FinPro in determining the estimated pro forma market value of the Common Stock of the Company. The aggregate price of the shares of Common Stock being offered in the Offering is based upon the independent appraisal conducted by FinPro of the estimated pro forma market value of the Common Stock of the Company. The pro forma aggregate price of the Common Stock being offered for sale in the Reorganization is currently estimated to be between $7.1 million and $9.5 million, with a midpoint of $8.3 million. The pro forma price to book ratio and the pro forma price to earnings ratio, at and for the year ended June 30, 1998, are 82.78% and 13.89x, respectively, at the midpoint of the Estimated Valuation Range. In the event that the Reorganization did not include the Charitable Foundation, FinPro has estimated that the estimated pro forma market value of the Common Stock being offered for sale in the Offering would be $10.0 million at the midpoint based on a pro forma price to book ratio and a pro forma price to earnings ratio of 83.47% and 14.08x, respectively. The amount of Common Stock being offered for sale in the Offering at the midpoint of the Estimated Valuation Range is 36,579 less than the estimated amount of Common Stock that would be sold in the Offering without the Charitable Foundation based on the estimate provided by FinPro. Accordingly, certain account holders of the Bank who subscribe to purchase Common Stock in the Subscription Offering would receive fewer shares depending on the size of a depositor's stock order and the amount of his or her qualifying deposits in the Bank and the overall level of subscriptions. See "Comparison of Valuation and Pro Forma Information Without Charitable Foundation." This estimate by FinPro was prepared solely for purposes of providing subscribers with information with which to make an informed decision on the Reorganization.



     The decrease in the amount of Common Stock being offered as a result of the contribution of Common Stock to the Charitable Foundation will not have a significant effect on the Company or the Bank's capital position. The Bank's regulatory capital is significantly in excess of its regulatory capital requirements and will further exceed such requirements following the Reorganization. The Bank's leverage and risk-based capital ratios at June 30, 1998 were 11.09% and 20.32%, respectively. Assuming the sale of shares at the midpoint of the Estimated Valuation Range, the Bank's pro forma leverage and risk-based capital ratios at June 30, 1998 would be 12.82% and 23.53%, respectively. On a consolidated basis, the Company's pro forma stockholders' equity would be $22.5 million, or approximately 15.3% of pro forma consolidated assets, assuming the sale of shares at the midpoint of the Offering Range. Pro forma stockholders' equity per share and pro forma net income per share would be $12.08 and $0.72, respectively. If the Charitable Foundation was not being established in the Reorganization, based on the FinPro estimate, the Company's pro forma stockholders' equity would be approximately $22.8 million, or approximately 15.5% of pro forma consolidated assets at the midpoint of the Estimated Valuation Range, and pro forma stockholder's equity per share and pro forma net income per share would be substantially similar with or without the Charitable Foundation. See "Comparison of Valuation and Pro Forma Information without Charitable Foundation."



     Regulatory Conditions Imposed on the Charitable Foundation. Establishment of the Charitable Foundation is subject to certain conditions agreed to by the Charitable Foundation in writing as a condition to receiving the FDIC's non-objection to and Superintendent's approval of the Reorganization, including the following: (i) the Charitable Foundation will be subject to examination by the FDIC and the Department; (ii) the Charitable Foundation must comply with supervisory directives imposed by the FDIC and the Department; (iii) the Charitable Foundation will operate in accordance with written policies adopted by the board of directors, including a conflict of interest policy; and (iv) any shares of Common Stock held by the Charitable Foundation must be voted in the same ratio as all other outstanding shares of Common Stock (other than shares held by the Mutual Company) on all proposals considered by stockholders of the Company; provided, however, that, consistent with the condition, the FDIC and the Department would waive this voting restriction under certain circumstances (and subject to additional conditions) if compliance with the voting restriction would: (a) cause a violation of the law of the State of Delaware; (b) would cause the Charitable Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Charitable Foundation; or (c) would cause the Charitable Foundation to be subject to an excise tax under Section 4941 of the Code. In order to obtain a waiver, the Charitable Foundation's legal counsel would be required to render an opinion satisfactory to the FDIC and the Department. There can be no assurances that a legal opinion addressing these issues could be rendered, or if rendered, that the FDIC and the Department would grant unconditional waivers of the voting restriction. In no event would the voting restriction survive the sale of shares of the Common Stock held by the Charitable Foundation.

     Potential Challenges. The establishment and funding of a Charitable Foundation as part of a conversion of a mutual savings institution to stock form has only recently occurred. As such, the Charitable Foundation, and the Superintendent's approval of the Reorganization and the FDIC's nonobjection to the Reorganization, may be subject to potential challenges notwithstanding that the board of directors of the Company and the board of trustees of the Bank have considered the various factors involved in the establishment of the Charitable Foundation in reaching their determination to establish the Charitable Foundation as part of the Reorganization. If challenges were to be instituted seeking to prevent the Bank from establishing the Charitable Foundation in connection with the Reorganization, no assurances could be made that the resolution of such challenges would not result in a delay in the consummation of the Reorganization or that any objecting persons would not be ultimately successful in obtaining such removal or other relief against the Company or the Bank. Additionally, if the Company and the Bank are forced to eliminate the Charitable Foundation, the Company may be required to resolicit subscribers in the Offering.

Liquidation Rights

    In the unlikely event of a complete liquidation of the Bank in its present mutual form, each depositor would have a claim to receive his or her pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). To the extent there are remaining assets, a depositor may have a claim to receive a pro rata share of the remaining assets in the same proportion as the value of such depositor's deposit accounts to the total value of all deposit accounts in the Bank at the time of liquidation, subject to the right of the State of New York to garnish such assets. After the Reorganization, each depositor, in the event of a complete liquidation, would have a claim as a creditor of the Bank. However, except as described below, this claim would be solely in the amount of the balance in the deposit account plus accrued interest. A depositor would not have an interest in the value or assets of the Bank above that amount.

   The Plan of Reorganization provides for the establishment, upon the completion of the Reorganization, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the surplus and reserves of the Bank as of the date of its latest balance sheet contained in the final Prospectus used in connection with the Reorganization. Each Eligible Account Holder and Supplemental Eligible Account Holder, who continues to maintain a deposit account at the Bank, would, on a complete liquidation of the Bank, have a claim to an interest in the liquidation account after payment of all creditors but prior to any payment to the stockholders of the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, with a balance of $100 or more held in the Bank on June 30, 1997 and September 30, 1998, respectively ("Deposit Account"). Each Eligible Account Holder and Supplemental Eligible Account Holder will have a claim to a pro rata interest in the total liquidation account for each of his or her Deposit Accounts based on the proportion that the balance of each such Deposit Account on June 30, 1997 and September 30, 1998, respectively, bore to the balance of all Deposit Accounts in the Bank on such date.

     If, however, on the last day of any fiscal year of the Bank commencing after the Eligibility Record Date or Supplemental Eligibility Record Date, as the case may be, the deposit balance in any Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than either
(i) the amount of qualifying deposits of such Eligible Account Holder or Supplemental Eligible Account Holder on the

Eligibility Record Date or Supplemental Eligibility Record Date, as the case may be, or (ii) the deposit balance in such Deposit Account at the close of business on the last day of any previous fiscal year of the Bank commencing after the Eligibility Record Date or the Supplemental Eligibility Record Date, then such Eligible Account Holder's or Supplemental Eligible Account Holder's account balance would be reduced in an amount equal to the reduction in such deposit balance, and such account balance will cease to exist if such Deposit Account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the deposit balances of any Eligible Account Holder or Supplemental Eligible Account Holder. Any assets remaining after the above liquidation rights of Eligible Account Holders and Subsequent Eligible Account Holders are satisfied would be distributed to the stockholders of the Bank.

     Neither the Bank nor the Company shall be required to set aside funds for the purpose of establishing the liquidation account, and the creation and maintenance of the account will not operate to restrict the use or application of any of the net worth accounts of the Bank, except that neither the Bank nor the Company shall declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect would cause its net worth to be reduced below the amount required for the liquidation account.

Federal and State Tax Consequences of the Reorganization

     The Bank intends to proceed with the Reorganization on the basis of an opinion from its special counsel, Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C., as to certain tax matters that are material to the Reorganization. The opinion is based, among other things, on certain factual representations made by the Bank, including the representation that the exercise price of the subscription rights to purchase the Common Stock will be approximately equal to the fair market value of the stock at the time of the completion of the Reorganization. With respect to the subscription rights, the Bank has received an opinion of FinPro which, based on certain assumptions, concludes that the subscription rights to be received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members do not have any economic value at the time of distribution or the time the subscription rights are exercised, whether or not a Community Offering takes place, and Luse Lehman Gorman Pomerenk & Schick, P.C.'s opinion is given in reliance thereon. The opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., provides substantially as follows:

    1. The change in form from a mutual savings bank ("Mutual Bank") to a stock savings bank (the "Stock Bank") will qualify as a reorganization under
    Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code"), and no gain or loss will be recognized by the Bank in either its mutual form or stock form by reason of the Reorganization.

    2. No gain or loss will be recognized by the Mutual Bank upon the transfer of the Mutual Bank's assets to the Stock Bank solely in exchange for shares of Stock Bank stock and the assumption by the Stock Bank of the liabilities of the Mutual Bank.

    3. No gain or loss will be recognized by Stock Bank upon the receipt of the assets of the Mutual Bank in exchange for shares of Stock Bank common stock.

    4. Stock Bank's holding period in the assets received from the Mutual Bank will include the period during which such assets were held by the Mutual Bank.

    5. Stock Bank's basis in the assets of the Mutual Bank will be the same as the basis of such assets in the hands of the Mutual Bank immediately prior to the Reorganization.

    6. The Stock Bank will succeed to and take into account the Mutual Bank earnings and profits or deficit in earnings and profits, as of the date of the Reorganization.

    7. The Stock Bank depositors will recognize no gain or loss solely by reason of the Reorganization.

    8. The Mutual Company and Minority Stockholders will recognize no gain or loss upon the transfer of Stock Bank stock and cash, respectively, to the Company in exchange for Common Stock.

    9. The Company will recognize no gain or loss upon its receipt of Stock Bank stock and cash from the Mutual Company and Minority Stockholders, respectively, in exchange for Common Stock.

    10. The basis of the Common Stock to Minority Stockholders will be the Subscription Price and a shareholder's holding period for Common Stock acquired through the exercise of subscription rights will begin on the date the rights are exercised. The opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., unlike a letter ruling issued by the Internal Revenue Service (the "IRS"), is not binding on the IRS and the conclusions expressed therein may be challenged at a future date. The IRS has issued favorable rulings for transactions substantially similar to the proposed Reorganization, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. The Bank does not plan to apply for a letter ruling concerning the Reorganization.


     The Bank has received an opinion from PricewaterhouseCoopers LLP to the effect that, for New York State tax purposes, the New York State franchise tax and the New York State personal income tax consequences of the Reorganization are consistent with those described in the federal tax opinion letter. Both taxes adopt federal definitions of taxable income, and contain no express modification that would treat the subject transaction differently for state purposes. Accordingly, there is complete conformity between the federal income tax results of the Reorganization and the corresponding New York State tax treatment.


                           GREENE COUNTY SAVINGS BANK
                              STATEMENTS OF INCOME

     The following Statements of Income of the Bank for each of the years in the two-year period ended June 30, 1998 have been audited by PricewaterhouseCoopers, LLP, independent certified public accountants, whose report thereon appears elsewhere in this Prospectus. These statements should be read in conjunction with the Financial Statements and Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus.

                                                                                 Years Ended June 30,
                                                                                 --------------------
                                                                                1998             1997
                                                                                ----             ----
Interest income:
   Interest on loans...................................................    $   6,367,282     $   6,175,215
   Interest and dividends on investments:
     U.S. Treasury.....................................................          985,130           962,932
     U.S. Government agencies..........................................          850,073           687,250
     State and political subdivisions..................................          341,222           362,490
     Corporation debt securities.......................................          405,225           456,676
     Mortgage-backed securities........................................          110,488            69,863
     Other securities..................................................           17,724            23,441
   Federal funds sold..................................................          393,310           536,826
   Other interest income...............................................           26,902            22,815
                                                                               ---------         ---------
     Total interest income.............................................        9,503,356         9,297,316
                                                                               ---------         ---------
                                                                               ---------         ---------

Interest expense:
   Interest on deposits................................................        4,967,487         4,779,678
       Net interest income.............................................        4,535,869         4,517,638
                                                                               ---------         ---------
Less: provision for loan losses........................................          120,000           125,000
                                                                               ---------         ---------
Net interest income after provision for loan losses....................        4,415,869         4,392,638

Noninterest income:
   Service charges on deposit accounts.................................          251,188           230,442
   Other operating income..............................................          185,479           289,968
                                                                                 -------           -------
     Total other income................................................          436,667           520,410
                                                                                 -------           -------

Noninterest expense:
   Salaries and employee benefits......................................        1,571,650         1,491,651
   Occupancy expense, net..............................................          208,381           157,190
   Equipment and furniture expense.....................................          185,476           163,845
   Other...............................................................        1,183,752           960,563
                                                                                 -------           -------
     Total other expenses..............................................        3,149,259         2,773,249
                                                                               ---------         ---------
       Income before provision for taxes...............................        1,703,277         2,139,799

Provision for income taxes
   Current.............................................................          565,609           720,287

   Deferred............................................................          (12,248)          (28,625)
                                                                               ---------         ---------
     Total provision for income taxes..................................          553,361           691,662
                                                                               ---------         ---------
       Net income......................................................    $   1,149,916     $   1,448,137
                                                                               ---------         ---------
                                                                               ---------         ---------

See notes to financial statements contained elsewhere herein.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

     The Company has been formed for the purpose of issuing the Common Stock and owning all of the capital stock of the Bank issued in the Reorganization. Consequently, the Company has no operating history. All information in this section should be read in conjunction with the financial statements and notes thereto included in this Prospectus.

    The Bank's principal business has historically consisted of offering savings and other deposits to the general public and using the funds from such deposits to make loans secured by residential real estate, as well as commercial real estate, consumer and commercial business loans. The Bank also invests a significant portion of its assets in investment securities and mortgage-backed securities, both of which are classified as available for sale. The Bank's net income depends primarily upon its net interest income, which is the difference between interest income earned on interest-earning assets, such as loans and investments, and the interest expense paid on deposits. The Bank's net income is also affected to a lesser degree by noninterest income, such as banking service charges and fees. The Bank's net income is also affected by, among other things, provisions for loan losses and noninterest expenses. The Bank's principal operating expenses, aside from interest expense, consist of salaries and employee benefits, occupancy and equipment, data-processing expense, deposit insurance costs and other expenses such as professional fees and insurance premiums. The Bank's net income also is affected significantly by general economic and competitive conditions, particularly changes in market interest rates, government legislation and policies affecting fiscal affairs, housing and financial institutions, monetary policies of the Federal Reserve System, and the actions of bank regulatory authorities. Management intends to initially invest the net proceeds from the Offering in interest-earning assets and believes that the Company and the Bank will derive additional interest income from such sources.

     The Bank's equity position (as well as its regulatory capital) will significantly increase as a result of the net proceeds received in the Offering, and management anticipates that it will take time to prudently deploy such capital. Although earnings are expected to increase as a result of the investment of the net proceeds, until the Bank has leveraged the capital in the Offering by increasing its interest-earning assets (and its interest-bearing liabilities) and thereby reducing its equity as a percentage of assets, its return on average equity is expected to be below historical levels and the industry average. Moreover, the Company's earnings will be adversely affected in the fiscal year in which the funding of the Charitable Foundation occurs.

Operating Strategy

    In guiding the Bank's operations, management has implemented various strategies designed to maintain and improve profitability consistent with safety and soundness. These strategies include: (i) operating a community bank that provides quality service by monitoring the needs of its customers and offering customers personalized service; (ii) emphasizing one-to four-family residential real estate lending; (iii) maintaining high levels of liquidity; and (iv) maintaining asset quality. It is anticipated, subject to market conditions, that the strategies presently in place will be continued following completion of the Reorganization.

     Community Banking. The Bank was established in 1889 and has been operating continuously since that time. Throughout its history, the Bank has been committed to meeting the financial needs of the communities in which it operates and is dedicated to providing quality service to its customers. This has enabled the Bank to maintain a high level of core deposits, which comprised 54.5% of total deposits at June 30, 1998, and generally represent, lower-cost funds than certificate accounts. Management believes that the Bank can be more effective than many of its competitors in serving its customers because of its ability to promptly and effectively provide senior management responses to customer needs and inquiries. The Bank's ability to provide these services is enhanced by the stability of senior management which has an average tenure with the Bank of over 20 years and banking experience averaging 25 years. In addition, the Bank intends to use the mutual holding company structure to maintain its position as an independent community bank, and to establish the Charitable Foundation as a means of furthering the Bank's commitment to the communities in which it conducts business.

     Emphasis on Residential Real Estate Lending. Historically, the Bank has emphasized the origination and retention in portfolio of fixed-rate one-to four-family residential loans within Greene County. As of June 30, 1998, 85.5% of the loan portfolio consisted of one-to four- family residential mortgage loans and home equity loans, 92.5% of the loan portfolio consisted of loans secured by real estate, substantially all of which was located in Greene County. During the year ended June 30, 1998, the Bank originated $15.8 million of one-to four-family mortgage loans, 95.3% of which were originated with fixed rates. At June 30, 1998, 71.1% of the Bank's one- to four-family residential real estate loans were fixed rate.

     Maintaining High Levels of Liquid Investments. To position the Bank to redeploy assets profitability in a rising interest rate environment, management has determined to invest a significant portion of its assets in short-term liquid investments. The Bank maintains a significant portion of its assets in short-term U.S. Government and agency securities and other interest earning assets (including federal funds sold, corporate debt securities and municipal bonds issued by political subdivisions of New York State). At June 30, 1998, U.S. Government and agency securities and municipal bonds due in five years or less totalled $25.9 million, and federal funds sold and cash and due from banks totalled $8.3 million, or, collectively, 24.4% of the Bank's total assets. See "Risk Factors--Potential Impact of Changes in Interest Rates and the Current Interest Rate Environment," "--Management of Market Risk--Interest Rate Risk" and "Business of the Bank--Investment Activities."

    Maintaining Asset Quality. The Bank's high asset quality is a result of its conservative underwriting standards, the diligence of its loan collection personnel and the stability of the local economy. The Bank also invests in investment securities, consisting primarily of U.S. Government securities, federal agency obligations and mortgage- backed securities issued by Freddie Mac and Fannie Mae and, to a lesser extent, private issuers. The Bank also purchases other investment securities, such as municipal bonds and corporate debt securities, which are generally rated A or higher by at least one nationally recognized rating agency or receive a rating of A of higher as a result of a guarantee by insurance companies. At June 30, 1998, the Bank's ratio of nonperforming assets to total assets was 0.72%. At June 30, 1998, the Bank's ratio of allowance of loan losses to non-performing loans was 82.17%.

Management of Interest Rate Risk

    While the Bank's loan portfolio, consisting primarily of mortgage loans secured by residential real property located in its market area, is subject to risks associated with the local economy, the Bank's most significant form of market risk is interest rate risk because the Bank's assets and liabilities are sensitive to changes in interest rates. The Bank's assets consist primarily of residential mortgage loans which have longer maturities than the Bank's liabilities which consist primarily of deposits. The Bank does not engage in any hedging transactions, such as interest rate swaps and caps. The Bank's interest rate risk management program focuses primarily on evaluating and managing the composition of the Bank's assets and liabilities in the context of various interest rate scenarios. Factors beyond management's control, such as market interest rates and competition, also have an impact on interest income and interest expense.

     A principal part of the Bank's business strategy is to manage interest rate risk and to minimize the Bank's exposure to changes in market interest rates. In recent years, the Bank has followed the following strategies to manage interest rate risk: (i) investing in short-term U.S. Government securities and federal agency obligations; (ii) maintaining a high level of liquid interest earning assets such as short-term federal funds sold ; (iii) maintaining a high concentration of less interest-rate sensitive and lower-costing "core deposits"; (iv) originating consumer installment loans that have up to 5 year terms but that have significantly shorter average lives due to early prepayments; and (v) where possible, matching the funding requirements for fixed rate residential mortgages with lower-costing core deposit accounts. By investing in short-term, liquid securities and originating consumer installment loans with shorter-average durations, the Bank believes it is better positioned to react to increases in market interest rates. However, investments in shorter-term securities generally bear lower yields than longer-term investments. Thus, these strategies may result in lower levels of interest income than would be obtained by investing in longer-term fixed-rate loans. See "Business of the Bank--Investment Activities."

     Gap Analysis. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring a bank's interest rate sensitivity "gap." An asset or liability is deemed to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest bearing-liabilities maturing or repricing within that same time period. At June 30, 1998, the Bank's cumulative one-year gap position, the difference between the amount of interest-earning assets maturing or repricing within one year and interest-bearing liabilities maturing or repricing within one year, was a negative 7.78%. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Accordingly, during a period of rising interest rates, an institution with a negative gap position generally would not be in as favorable a position, compared to an institution with a positive gap, to invest in higher yielding assets. The resulting yield on the institution's assets generally would increase at a slower rate than the increase in its cost of interest-bearing liabilities. Conversely, during a period of falling interest rates, an institution with a negative gap would tend to experience a repricing of its assets at a slower rate than its interest-bearing liabilities which, consequently, would generally result in its net interest income growing at a faster rate than an institution with a positive gap position.

  The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at June 30, 1998, which are anticipated by the Bank, based upon certain assumptions, to reprice or mature in each of the future time periods shown (the "GAP Table"). Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at June 30, 1998, on the basis of contractual maturities, anticipated prepayments and scheduled rate adjustments within a three month period and subsequent selected time intervals. The loan amounts in the table reflect principal balances expected to be redeployed and/or repriced as a result of contractual amortization and anticipated prepayments of adjustable-rate and fixed-rate loans, and as a result of contractual rate adjustments on adjustable-rate loans. The annual prepayment rate for real estate-related assets are based on the particulars of coupon maturity of the real estate-related assets. See "Business of the Bank--Lending Activities," "--Investment Activities" and "--Sources of Funds."


                                                              Amounts Maturing or Repricing at June 30, 1998
                                                        Up to 90     3 Months to  6 Months to   1 to 2       2 to 3
                                                          Days       6 Months     1 Year         Years        Years
                                                          ----       --------     ------         -----        -----
                                                                                               (Dollars in Thousands)
Interest-earning assets: (1)
   Loans receivable (2)..............................  $  7,105      $ 8,092      $14,138      $  7,577     $  6,588
   Investment securities.............................     5,009        2,636        5,228         9,508        8,212
   Federal funds sold................................     5,796           --           --            --           --
                                                          -----           --           --            --           --
     Total interest-earning assets...................  $ 17,910      $10,728      $19,366      $ 17,085     $ 14,800

Interest-bearing liabilities:
   Savings deposits..................................  $  1,671      $ 1,671      $ 3,341      $  6,682     $  6,682
   NOW deposits......................................       309          309          619         1,237        1,237
   MMDA accounts.....................................     2,129        2,129        2,907         3,111        3,111
   Certificate accounts..............................    11,764       10,429       20,857         7,033        3,619
   Borrowings........................................        --           --           --            --           --
   Escrow deposits...................................        84           84          169           337          337
                                                             --           --          ---           ---          ---
     Total interest-bearing liabilities..............  $ 15,957      $14,622      $27,893      $ 18,400     $ 14,987


Interest sensitivity gap.............................     1,953       (3,894)      (8,527)       (1,315)        (187)
Cumulative interest sensitivity gap..................     1,953       (1,941)     (10,468)      (11,783)     (11,970)
Cumulative interest sensitivity gap as a
   percentage of total assets........................     1.39%       (1.38%)      (7.46%)       (8.40%)      (8.53%)
Cumulative interest sensitivity gap as a
   percentage of total interest-earning assets.......     1.45%       (1.44%)      (7.78%)       (8.76%)      (8.90%)
Cumulative interest-earning
   assets as a percentage of cumulative
    interest-bearing liabilities.....................   112.24%       93.65%       82.10%        84.67%        86.97%



                                                         3 to 5       Over 5
                                                         Years        Years        Total
                                                         -----        -----        -----

Interest-earning assets: (1)
   Loans receivable (2)..............................   $ 11,170     $ 26,317      $80,988
   Investment securities.............................     11,469        5,716       47,778
   Federal funds sold................................         --           --        5,796
                                                              --           --        -----
     Total interest-earning assets...................   $ 22,639     $ 32,034      $134,562

Interest-bearing liabilities:
   Savings deposits..................................   $ 13,365           --      $33,412
   NOW deposits......................................      2,474           --        6,186
   MMDA accounts.....................................      6,222           --       19,609
   Certificate accounts..............................      1,900           --       55,602
   Borrowings........................................         --           --           --
   Escrow deposits...................................        675           --        1,687
                                                             ---           --        -----
     Total interest-bearing liabilities..............   $ 24,638     $     --      $116,497


Interest sensitivity gap.............................     (1,999)      32,034
Cumulative interest sensitivity gap..................    (13,969)      18,065
Cumulative interest sensitivity gap as a
   percentage of total assets........................     (9.96%)      12.88%
Cumulative interest sensitivity gap as a
   percentage of total interest-earning assets.......    (10.38%)      13.43%
Cumulative interest-earning
   assets as a percentage of cumulative
    interest-bearing liabilities.....................      88.01%     115.51%

---------------------------------

(1) Interest-earning assets are included in the period in which the balances are expected to be redeployed and/or repriced as a result of anticipated prepayments, scheduled rate adjustments and contractual maturities.

(2) Calculated net of deferred loan fees, loan discounts and loans in process.

     Certain shortcomings are inherent in the method of analysis presented in the GAP Table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets such as adjustable-rate loans, have features which restrict changes in interest rates both on a short-term basis and over the life of the asset. Further, in the event of changes in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their adjustable-rate loans may decrease in the event of an interest rate increase.

Analysis of Net Interest Income

     Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income also depends on the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them, respectively.

     Average Balance Sheet. The following tables set forth certain information relating to the Bank at June 30, 1998 and for the years ended June 30, 1998 and 1997. For the periods indicated, the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest- bearing liabilities, is expressed both in dollars and rates. No tax equivalent adjustments were made. All average balances are average monthly balances. Non-accruing loans have been excluded from the yield calculations in this table.


                                                                      At June 30, 1998
                                                                      ----------------
                                                                  Actual
                                                                  Balance        Yield/Rate
                                                                  -------        ----------


Interest-earning assets:
   Loans receivable, net (1)................................  $      80,260             7.93%
   Investment securities....................................         47,078              5.80
   Federal funds............................................          5,796              5.75
   FHLB stock...............................................            700                --
                                                              -------------     -------------
     Total interest-earning assets (1)......................  $     133,834             7.10%
                                                              -------------     -------------
                                                              -------------     -------------


Interest-bearing liabilities:
   Savings deposits.........................................  $      52,560             3.45%
   Demand and NOW deposits..................................         14,162              1.31
   Certificate accounts.....................................         55,602              5.23
   Borrowings...............................................             --                --
                                                              -------------     -------------
     Total interest-bearing liabilities.....................  $     122,324             4.06%
                                                              -------------
                                                              -------------

                                                                 Years Ended June 30,
                                                                 --------------------
                                                    1998                                    1997
                                                    ----                                    ----
                                     Average                    Interest      Average                  Interest
                                    Outstanding    Earned/                   Outstanding    Earned/
                                     Balance        Paid       Yield/Rate     Balance       Paid       Yield/Rate
                                    -----------    -------     ----------    -----------    -------    ----------

Interest-earning assets:
   Loans receivable, net (1) .................    77,873      6,367      8.18%    74,477     6,175     8.29%
   Investment securities (2) .................    44,280      2,743      6.19     41,166     2,585     6.28
   Federal funds .............................     6,713        392      5.85      9,569       537     5.61
   FHLB stock ................................        58       --          --         --        --       --
                                                 -------    -------    ------    -------   -------    ------
    Total interest-earning assets ............   128,924      9,502      7.37%   125,212     9,297     7.43%
                                                 -------    -------    ------    -------   -------    ------
                                                 -------    -------    ------    -------   -------    ------
Interest-bearing liabilities:
   Savings deposits ..........................    51,791      1,812      3.50%    53,860     1,886     3.50%
   Demand and NOW deposits ...................    12,472        186      1.50     11,260       152     1.35
   Certificate accounts ......................    53,389      2,970      5.56     49,589     2,742     5.53
   Borrowings ................................      --         --          --         --        --       --
                                                 -------    -------    ------    -------   -------    ------
     Total interest-bearing liabilities          117,652      4,968      4.22%   114,709     4,780     4.17%
                                                 -------    -------    ------    -------   -------    ------
                                                 -------    -------    ------    -------   -------    ------

Net interest income ..........................                4,534               4,517
Net interest rate spread .....................                                                3.15%    3.26%
Net earning assets ...........................    11,272     10,503
Net yield on average interest-earning assets .                                                3.52%    3.61%
Average interest-earning assets to
   average interest-bearing liabilities109.58%                                              109.16%



(1) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.

(2) Includes mortgage-backed securities and asset-backed securities.

     Rate/Volume Analysis. The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

                                                                 Years Ended June 30,
                                                                 --------------------
                                           1998 vs. 1997                          1997 vs. 1996
                                        Increase/(Decrease)        Total       Increase/(Decrease)        Total
                                              Due to                 Increase/               Due to     Increase/
                                              ------                                         ------
                                       Volume        Rate       (Decrease)   Volume          Rate       (Decrease)
                                       ------        ----       ----------   ------          ----       ----------
                                                                    (In Thousands)
Interest-earning assets:
  Loans receivable, net.............  $  391       $  (199)     $   192      $   140      $     9       $  149
  Investment securities (1).........      28            (9)         (20)         184          125          309
  Equity securities.................      (5)           (1)          (6)          16           (1)          15
                                     -------        -------     -------      -------      -------      -------

    Total interest-earning assets...     415          (209)         206          340          133          473

Interest-bearing liabilities:
  Savings deposits..................     (43)          (31)         (74)         168           --          168
  Demand and NOW deposits...........     196          (162)          34           (3)         141          138
  Certificate accounts..............     201            27          228           38            3           41
                                     -------        -------     -------      -------      -------      -------

    Total interest-bearing liabilities   354          (166)         188          203          144          347
                                     -------        -------     -------      -------      -------      -------

Net interest income.................  $   61       $   (43)     $    18      $   137      $   (11)      $  126
                                     -------        -------     -------      -------      -------      -------
                                     -------        -------     -------      -------      -------      -------

-------------------

(1) Includes mortgage-backed securities and asset-backed securities.

Comparison of Financial Condition at June 30, 1998 and June 30, 1997

     Assets. Total assets increased to $140.3 million at June 30, 1998 from $132.5 million at June 30, 1997, an increase of $7.8 million, or 5.9%. This growth in total assets reflected an increase in loans receivable, net, which increased by 6.2% to $80.3 million at June 30, 1998 from $75.6 million at June 30, 1997, as well as an increase in investment securities of $4.8 million, or 11.1%, to $47.8 million at June 30, 1998 from $43.0 million at June 30, 1997. The increase in total assets also reflected an increase in premises and equipment of $900,000, to $2.6 million at June 30, 1998 from $1.7 million at June 30, 1997 due to the completion and opening of the Bank's new branch office in Greenville, New York in December 1997. The growth in total assets was funded by deposits, which increased by $6.4 million, or 5.5%, to $122.3 million at June 30, 1998 from $115.9 million at June 30, 1997.

     Net loans receivable increased to $80.3 million at June 30, 1998 from $75.6 million at June 30, 1997. In the year ended June 30, 1998, one- to four-family residential mortgage loans increased by $3.7 million, or 6.1%, home equity loans increased $674,000, or 16.6%, consumer loans increased $414,000, or 11.0% and commercial business loans increased $304,000, or 29.5%. The increases in loans in these categories more than offset a decrease of $822,000, or 15.4%, in commercial real estate loans, and reflected the economic strength and loan demand in the Bank's primary lending area as well as consumer demand for the Bank's fixed-rate mortgage loan products in the current low market interest rate environment.

     The Bank's investment securities portfolio increased by $4.8 million, or 11.2%, to $47.8 million at June 30, 1998 from $43.0 million at June 30, 1997. The Bank joined the FHLB in 1998. At June 30, 1998, the Bank held $700,000 of FHLB stock.

     Liabilities. Total deposits increased by $6.4 million, or 5.5%, to $122.3 million at June 30, 1998 from $115.9 million at June 30, 1997. The growth in deposits reflected in part deposit inflows resulting from the expansion of the Bank's branch network with the opening of a new branch office in Greenville in December 1997. The Bank's certificate accounts increased to $55.6 million at June 30, 1998 from $51.2 million at June 30, 1997, while noncertificate accounts increased to $66.7 million at June 30, 1998 from $64.7 million at June 30, 1997. The increase in certificates of deposit was attributable primarily to the Greenville branch opening as well as the migration of some funds from savings and other demand accounts to higher-yielding certificate accounts in the lower interest rate environment. While the Bank has access to borrowings, at June 30, 1998, there were no borrowings outstanding.

     Retained earnings. Total retained earnings increased by $1.3 million, or 9.0%, to $15.7 million at June 30, 1998 from $14.4 million at June 30, 1997. The increase in total retained earnings resulted from after tax net income of $1.1 million in the year ended June 30, 1998 as well as an increase of $174,000 in net unrealized gain on securities available for sale. As market interest rates decreased in the year ended June 30, 1998, the market value of the Bank's securities was positively affected.

Comparison of Operating Results for the Years Ended June 30, 1998 and June 30, 1997

     General. The earnings of the Bank depend primarily on its level of net interest income, which is the difference between interest earned on the Bank's interest-earning assets, consisting primarily of residential and commercial real estate loans, consumer loans and securities available for sale, and the interest paid on interest-bearing liabilities, consisting primarily of deposits. Net interest income is a function of the Bank's interest rate spread, which is the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities, as well as a function of the average balance of interest-earning assets as compared to interest-bearing liabilities. The Bank's earnings also are affected by its fees and service charges and gains on sale of loans and securities, as well as its level of operating and other expenses, including salaries and employee benefits, occupancy and equipment costs, data processing expense, marketing and advertising costs, and federal deposit insurance premiums.

     Net income for the year ended June 30, 1998 was $1.1 million, a decrease of $298,000, or 20.6%, from net income of $1.4 million for the year ended June 30, 1997. The decrease in net income was due primarily to a decrease of $85,000, or 16.3%, in noninterest income and an increase of $376,000, or 13.6%, in noninterest expense. These items were partially offset by a decrease of $138,000 in tax expense for the year ended June 30, 1998.

     Interest Income. Interest income increased by $206,000, or 2.2%, to $9.5 million for the year ended June 30, 1998 from $9.3 million for the year ended June 30, 1997. The increase was primarily due to a $192,000, or 3.1%, increase in interest income paid on loans and a $158,000, or 6.1%, increase in interest and dividends on investments for the year ended June 30, 1998 as compared to the year ended June 30, 1997. The increase in interest from loans was attributable to a $3.4 million, or 4.6%, increase in the average balance of loans receivable, partially offset by a 11 basis point decrease in the average yield on loans receivable to 8.18% for the year ended June 30, 1998 from 8.29% for the year ended June 30, 1997. The continued origination and portfolio growth of the Bank's one- to four-family residential mortgage loans was responsible for the substantial majority of the increase in loans receivable, reflecting growth in the Bank's primary market area as well as demand for the Bank's fixed-rate one- to four-family real estate loan product in the current low market interest rate environment. The increase in interest and dividends from investments was due to a $3.1 million, or 8.0%, increase in the average balance of investment securities to $44.3 million for the year ended June 30, 1998 as compared to $41.2 million for the year ended June 30, 1997. This increase more than offset a 9 basis point decrease in the average yield on investment securities to 6.19% from 6.28%. The increase in the average balance of investment securities reflected the temporary deployment of liquidity pending investment in higher-yielding mortgage loans, as well as management's desire to take advantage of the shorter weighted average lives of U.S. Treasury securities and the relatively high yield available from such securities as compared to longer maturity securities given the relatively flat yield curve that prevailed during the period.

     Interest Expense. Interest expense increased by $188,000, or 3.9%, to $5.0 million for the year ended June 30, 1998 from $4.8 million for the year ended June 30, 1997. The increase was due to a $2.9 million, or 2.6%, increase in the average balance of interest-bearing liabilities as well as a 5 basis point increase in the average rate paid on such liabilities for the year ended June 30, 1998 as compared to the year ended June 30, 1997. In particular, the increase in interest expense resulted from an increase in interest expense on certificate accounts, which rose to $3.0 million for the year ended June 30, 1998 as compared to $2.7 million for the year ended June 30, 1997. This increase was due to an increase of $3.8 million, or 7.7%, in the average balance of such certificate accounts to $53.4 million for the year ended June 30, 1998 from $49.6 million for the year ended June 30, 1997. The increase in the average balance of such certificate accounts reflected the Bank's new branch opening in Greenville, New York in December 1997. The increase in interest expense attributable to certificate accounts was partially offset by a $74,000, or 3.9%, decrease in interest expense on savings deposits, reflecting a $2.1 million, or 3.8%, decrease in the average balance of savings deposits for the year ended June 30, 1998 as compared to the year ended June 30, 1997. The average cost of such deposits remained unchanged at 3.50%.

     Provision for Loan Losses. The Bank establishes provisions for loan losses, which are charged to operations, in order to maintain the allowance for loan losses at a level which is deemed appropriate to absorb future charge-offs and loans deemed uncollectible. In determining the appropriate level of the allowance for loan losses, management considers past and anticipated loss experience, collateral values, current and anticipated economic conditions volume and type of lending activities and the levels of non-performing and other classified loans. The allowance is based on estimates and the ultimate losses may vary from such estimates. Management of the Bank assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses in order to maintain the adequacy of the allowance.

     The Bank's provision for loan losses decreased to $120,000 for the year ended June 30, 1998 from $125,000 for the year ended June 30, 1997. The higher provision for the year ended June 30, 1997 was due, in part, to exposure associated with loans made by the Bank to Bennett Funding Company, an equipment lease finance company, which subsequently declared bankruptcy. At June 30, 1998, the $104,000 remaining balance of Bennett Funding Company lease receivables had been fully reserved.


     Noninterest Income. Noninterest income consists primarily of fee income for bank services and gains on the sale of loans and securities. Noninterest income decreased by $85,000, or 16.3%, for the year ended June 30, 1998 as compared to the year ended June 30, 1997. The decrease was due primarily to a decrease in other operating income to $185,000 for the year ended June 30, 1998 from $290,000 for the year ended June 30, 1997. The decrease in these items was partially offset by an increase of $21,000, or 9.1%, in services charges on deposit accounts reflecting the increased average balances of such deposit accounts for the year ended June 30, 1998 as compared to the year ended June 30, 1997.


     Noninterest Expense. Noninterest expense increased by $376,000, or 13.6%, to $3.1 million for the year ended June 30, 1998 compared to $2.8 million for the year ended June 30, 1997. The increase was due to an $80,000, or 5.4%, increase in salaries and employee benefits, an increase of $51,000, or 32.5%, in net occupancy expense and an increase of $22,000, or 13.2%, in equipment and furniture expense. Each of these increases was attributable in part to the Bank's opening of a new full service office in Greenville, New York in December 1997, which necessitated the hiring of an additional five full time equivalent employees, as well as depreciation of building, furniture and equipment of the new branch office. The increase in net occupancy expense also reflects expenses related to the Bank's continued upgrading of its technology, communications and information systems. In addition, other noninterest expense increased by $223,000, or 23.2%, for the year ended June 30, 1998, reflecting a $25,000, or 30.5%, increase in advertising expenses, a $25,000, or 33.3%, increase in office supply expenses, a $15,000, or 62.5%, increase in mortgage recording fees, and a $36,000, or 12.2%, increase in servicing costs, relating in part to the Bank's larger total loan portfolio.

     Income Taxes. Income tax expense was $553,361 for the year ended June 30, 1998 compared to $691,662 for the year ended June 30, 1997. The effective tax rate increased to 32.5% for the year ended June 30, 1998 from 32.3% for the year ended June 30, 1997 reflecting, in part, a reduction in non-taxable interest on municipal securities in the year ended June 30, 1998.

Liquidity and Capital Resources

     The Bank's primary sources of funds are deposits, proceeds from principal and interest payments on loans, mortgage-related and debt securities, with two lines of credit available as needed. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit outflows, mortgage prepayments, and borrowings are greatly influenced by general interest rates, economic conditions and competition.

     The Bank's primary investing activities are the origination of residential one-to four- family and commercial real estate loans, other consumer and commercial business loans, and the purchase of mortgage-related and debt securities. During the years ended June 30, 1998 and 1997, the Bank's loan originations totaled $25.0 million, and $20.7 million, respectively. Purchases of mortgage-backed securities and debt securities totaled $16.7 million, and $10.9 million for the years ended June 30, 1998 and 1997, respectively. These activities were funded primarily by deposit growth and principal payments on loans, mortgage-backed securities and debt and equity securities. Loan sales did not provide an additional source of liquidity during the years ended June 30, 1998 and 1997 as the Bank generally originates loans for retention in its portfolio.

     The Bank experienced a net increase in total deposits of $6.5 million, and $1.7 million for the years ended June 30, 1998 and 1997, respectively. Deposit flows are affected by the level of interest rates, the interest rates and products offered by local competitors, and other factors.

     The Bank monitors its liquidity position on a daily basis. Excess short-term liquidity is usually invested in overnight federal funds sold. In the event the Bank requires funds beyond its ability to generate them internally, additional sources of funds are available through the use of short-term FHLB advances and two credit facilities made available to the Bank by other financial institutions. There have been no borrowings outstanding during any of the periods presented.

     Loan commitments totaled $2.4 million at June 30, 1998 and were comprised of $309,000 in commitments to originate adjustable rate loans and $2.1 million in commitments to originate fixed rate loans. The Bank anticipates that it will have sufficient funds available to meet current loan commitments. Certificates of deposit which are scheduled to mature in one year or less from June 30, 1998 totaled $43.1 million. Based upon the Bank's experience and its current pricing strategy, management believes that a significant portion of such deposits will remain with the Bank.

     At June 30, 1998, the Bank exceeded all of its regulatory capital requirements. See "Regulatory Capital Compliance" and "Regulation--Regulatory Capital Requirements."

     The Bank's most liquid assets are cash and interest-bearing demand accounts. The levels of these assets are dependent on the Bank's operating, financing, lending and investing activities during any given period. At June 30, 1998, cash and interest-bearing demand account totaled $2.5 million, or 1.8% of total assets. Also at June 30, 1998, U.S. Government and agency securities and municipal bonds due in less than one year totalled $7.7 million, or 5.5% of total assets, and the Bank's portfolio of such securities due in less than five years totalled $25.6 million, or 18.3% of total assets.

Impact of New Accounting Standards

     FASB Statement on Earnings Per Share. In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128. The Statement establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. This Statement simplifies the prior accounting standards for computing earnings per share, as set forth in Accounting Principles Board ("APB") Opinion No. 15. SFAS No. 128 replaces the presentation of primary earnings per share ("EPS") with basic EPS and requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (such as stock options) were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. This Statement will apply to the Bank's earnings per share disclosures which will be made from the date of completion of the Reorganization and Offering.

     FASB Statement on Accounting for Stock-Based Compensation. In October 1995, the FASB issued SFAS No. 123 which addresses accounting for stock-based compensation arrangements such as the Stock Option Plan and Stock Award Plan which are expected to be implemented subsequent to the Reorganization. SFAS No. 123 defines a "fair-value-based method" of accounting whereby compensation cost is measured at the grant date of a stock-based compensation award based on the fair value of the award; such compensation cost is recognized as expense over the service (vesting) period. The FASB has encouraged all entities to adopt the fair-value-based method; however, SFAS No. 123 allows entities to continue the use of the "intrinsic-value-based method" prescribed by APB Opinion No. 25. Under the intrinsic-value-based method, compensation cost is measured based on the award's intrinsic value, or the excess (if any) of the market price of the stock at the grant date over the exercise price, i.e., the amount (if any) that the employee must pay to acquire the stock. However, most stock option grants have no intrinsic value at the grant date and, as such, no compensation cost is recognized under APB Opinion No. 25. Entities electing to continue to apply APB Opinion No. 25 must make certain pro forma disclosures of net income and earnings per share, as if the fair-value-based method had been applied to awards granted in fiscal years beginning after December 15, 1994. The Bank expects to adopt the "intrinsic-value-based method" as prescribed by APB Opinion No. 25. Accordingly, no compensation expense will be recognized for the Stock Option Plan since the exercise price of the options will equal the market price of the underlying stock at the grant date. The grant date fair value of shares awarded under the Recognition Plan will be recognized as expense on a straight-line basis over the vesting period. See "Pro Forma Data."

     FASB Statement on Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. In June 1996, the FASB issued SFAS No. 125 which provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. SFAS No. 125 applies to transactions such as loan shares of loans with servicing retained, securitizations, repurchase agreements, securities lending, loan participations and in-substance defeasances of debt. SFAS No. 125 distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. Under the financial-components approach, after a transfer of financial assets, an entity recognizes all financial and servicing assets it controls and liabilities it has incurred and derecognizes financial assets it no longer controls and liabilities that have been extinguished. If a transfer does not meet the criteria for a sale, the transaction is accounted for as a secured borrowing with a pledge of collateral. SFAS No. 125 applies prospectively to transactions occurring after January 1, 1997, although the effective date of certain provisions was January 1, 1998. SFAS No. 125 has not had, and is not expected to have, a material impact on the Bank's financial statements.

     FASB Statements on Reporting Comprehensive Income. In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for the reporting and display of comprehensive income (and its components) in financial statements. The standard does not, however, specify when to recognize or how to measure items that make up comprehensive income. Comprehensive income represents net income and certain amounts reported directly in equity, such as the net unrealized gain of loss on available-for-sale securities. While SFAS No. 130 does not require a specific reporting format it does require that an enterprise display in the financial statements am amount representing total comprehensive income for the period. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997 and accordingly, will be adopted by the Bank in the fiscal year beginning July 1, 1998. Management does not anticipate that the adoption of this standard will significantly affect the Bank's financial reporting.

     FASB Statement on Segment Disclosures and Related Information. In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which changes the way public companies report information about segments of their business and requires them to report selected segment information in their quarterly reports issued to shareholders. Among other things, SFAS No. 131 requires public companies to report (i) certain financial and descriptive information about its reportable operating segments (as defined), and (ii) certain enterprise-wide financial information about products and services, geographic areas and major customers. The required segment financial disclosures include a measure of profit or loss, certain specific revenue and expense items, and total assets. SFAS No. 131 is effective for reporting by public companies in fiscal years beginning after December 15, 1997 and, accordingly, would be adopted by the Bank upon completion of the Reorganization and Offering. SFAS No. 131 is not expected to have a significant impact on the Bank's financial reporting.

     FASB Statement on Employer Disclosures about Pensions and Other Postretirement Benefits. In February 1998, the FASB issued SFAS No. 132 which standardizes the disclosure requirements for pensions and other postretirement benefits; requires additional information on changes in the benefit obligations and fair values of plan assets; and eliminates certain present disclosure requirements. SFAS No. 132 does not change the recognition or measurement requirements for postretirement benefits. SFAS No. 132 is effective for fiscal years beginning after December 15, 1997 and, accordingly, will be adopted by the Bank in the fiscal year beginning July 1, 1998. Management does not anticipate that this standard will significantly affect the Bank's financial reporting.

     FASB Statement on Derivatives and Hedging Activities. In June 1998, the FASB issued SFAS No. 133 which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition at fair value. If certain conditions are met, a derivative may be specifically designated as a fair value hedge, a cash flow hedge, or a foreign currency hedge. A specific accounting treatment applies to each type of hedge. Entities may reclassify securities from the held-to-maturity category to the available-for-sale category at the time of adopting SFAS No. 133. The Bank has not yet determined whether it will reclassify securities between categories. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999 and, accordingly, will be adopted by the Bank in the fiscal year beginning on July 1, 1999. The Bank has not engaged in derivatives and hedging activities covered by the new standard, and does not expect to begin such activities. Accordingly, SFAS No. 133 is not expected to have a material impact on the Bank's consolidated financial statements.

Capability of the Bank's Data Processing to Accommodate the Year 2000


     Like many financial institutions, the Bank relies upon computers for the daily conduct of its business and for data processing. There is concern that on January 1, 2000 computers will be unable to "read" the new year and as a consequence, there may be widespread computer malfunctions. The Bank uses an outside data processing servicer. Management has developed a formal written plan to resolve any concern about the year 2000 issue and the Bank is in the process of testing its computer applications and hardware to ensure that they will be able to read the year 2000. Testing of mission-critical systems has been completed, and overall testing is expected to be completed by the end of the first calendar quarter in 1999. While the Bank's Year 2000 committee has discussed contingency plans, such plans have not yet been formalized, pending the completion of testing. It is expected that contingency plans will also be completed by the end of the first calendar quarter in 1999.



     The Bank has contacted each of its data processing vendors to ensure that they will be able to provide service in light of the year 2000 issue. Such vendors have represented to management that they are addressing the year 2000 issue and they expect to be able to provide the services for which the Bank has contracted. Management will continue to monitor this issue and report to the Board of Trustees on a quarterly basis until full compliance is obtained from all vendors.



     In considering the year 2000 readiness of the Bank's major borrowers, management first determined that no borrower currently has been extended credit exceeding 10% of the Bank's capital. Management has also informally contacted the Bank's largest borrowers, and has been assured that data sensitivity is not an issue with such borrowers.



     Finally, management has evaluated the date sensitivity of the Bank's non-information technology, such as utilities and its components (including elevators, heating/air conditioning systems, alarms and video equipment). These utilities and components are either not computer driven or are expected to function normally after year 2000.



     Costs related to the year 2000 issue will be expensed as they are incurred, except for the costs, if any, for new hardware and software that is purchased, which will be capitalized. Management has budgeted $110,000 for updating its hardware and software systems to ensure compliance. Other than this budgeted expenditure, management does not expect additional material costs to be incurred in connection with the year 2000 issue.


     The costs of the project are based on management's best estimates, which were derived using numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved, and actual results could differ materially from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties. In addition, there can be no guarantee that the systems of other companies on which the Bank's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Bank's systems, would not have a material adverse effect on the Bank.

                BUSINESS OF GREENE COUNTY BANCORP, INC.

General

     In July 1998, the Board of Trustees of the Bank adopted the Plan of Reorganization. Under the Plan of Reorganization, the Bank organized the Company. The Bank will be a wholly-owned subsidiary of the Company, the majority of whose shares will be held by the Mutual Company. See "Greene County Bancorp, Inc." and "Regulation--Holding Company Regulation."

     The Company is currently not an operating company. Following the Reorganization, in addition to directing, planning and coordinating the business activities of the Bank, the Company will initially invest net proceeds it retains primarily in short and medium-term debt securities and marketable equity securities. The Company also intends to fund the loan to the ESOP to enable the ESOP to purchase 8% of the Minority Ownership Interest. In the future, the Company may acquire or organize other operating subsidiaries, including other financial institutions and financial services companies. See "Use of Proceeds." Presently, there are no agreements or understandings for an expansion of the Company's operations. Initially, the Company will neither own nor lease any property from any third party, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than certain officers of the Bank, who will not be separately provided cash compensation by the Company. The Company may utilize support staff of the Bank from time to time, if needed. Additional employees will be hired as appropriate to the extent the Company expands its business in the future.

                            BUSINESS OF THE BANK

General

     The Bank's principal business consists of attracting retail deposits from the general public in the areas surrounding its branches and investing those deposits, together with funds generated from operations and borrowings, primarily in one-to four- family residential mortgage loans, commercial real estate loans, and home equity loans, consumer loans and commercial business loans. In addition, the Bank invests a significant portion of its assets in investment securities and mortgage-backed securities. The Bank's revenues are derived principally from the interest on its mortgage, consumer and commercial loans and securities, loan origination and servicing fees and service charges and fees collected on its deposit accounts. The Bank's primary sources of funds are deposits, and principal and interest payments on loans and investment and mortgage-backed securities. In recent years the Bank has not had any borrowings.

Market Area

     The Bank has been, and intends to continue to be, a community-oriented bank offering a variety of financial services to meet the needs of the communities it serves. The Bank currently operates four full service banking offices in Greene County, New York. The Bank's primary deposit gathering area is currently concentrated around the areas within Greene County where its full service banking offices are located, namely the towns of Catskill, Greenville, Cairo and Coxsackie. The Bank's primary lending area also has historically been concentrated in Greene County, New York.

     As of the 1990 census, the County population was 44,700 persons. As of the 1990 census, Greene County had the fourth largest percentage of population growth in New York state in the ten year period ended in 1990. Greene County is primarily rural and the major industry consists of tourism associated with the several ski facilities and festivals located in the Catskill mountains.
The County has no concentrations of manufacturing industry. Greene County is contiguous to the Albany-Schenectady-Troy metropolitan statistical area. The close proximity of Greene County to the city of Albany has made it a "bedroom" community for persons working in the Albany capital area. Greene County and the Coxsackie Correctional Facilities are the largest employers in the county. Other large employers include the Hunter Mountain and Ski Windham resort areas, the Catskill, Cairo-Durham, Greenville and Coxsackie-Athens Central School Districts and Stiefel Labs, Inc.

Competition


     The Bank faces significant competition both in making loans and in attracting deposits. The Bank's market area has a high density of financial institutions, many of which are branches of significantly larger institutions that have greater financial resources than the Bank, and all of which are competitors of the Bank to varying degrees. The Bank's competition for loans comes principally from commercial banks, savings banks, savings and loan associations, mortgage banking companies, credit unions, insurance companies and other financial service companies. Its most direct competition for deposits has historically come from commercial banks, savings banks, savings and loan associations and credit unions. The Bank faces additional competition for deposits from non-depository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies. Competition may also increase as a result of the lifting of restrictions on the interstate operations of financial institutions.

Lending Activities

     General. The principal lending activity of the Bank is the origination, for retention in its portfolio, of fixed-rate and adjustable-rate mortgage loans collateralized by one- to four-family residential real estate located within its primary market area. To a lesser extent, the Bank also originates commercial real estate loans, home equity loans, consumer loans and commercial business loans.

     In an effort to manage the interest rate risk associated with its predominantly fixed-rate loan portfolio, the Bank maintains high levels of liquidity, and, where possible, matches the funding of fixed-rate residential mortgages with lower-costing core savings accounts. In addition, in originating residential fixed-rate loans, the Bank has been successful in marketing and originating such loans with 15 year terms. Currently, the substantial majority of residential fixed-rate loans are being originated with 15 years terms. Finally, the Bank has attempted to market to its customers shorter term maturity features, such as fixed-rate residential mortgage loans with "bi-weekly" mortgage payments, where the borrower makes the equivalent of an extra monthly payment per year by paying half the monthly mortgage payment every two weeks. The accelerated principal amortization schedules of these loans have helped ameliorate the interest rate risk that is inherent in a community based bank's residential lending portfolio. The accelerated repayment schedule results in significant savings to the borrower and allows for a more rapid increase in home equity.

     Loan Portfolio Composition. Set forth below is selected information concerning the composition of the Bank's loan portfolio in dollar amounts and in percentages (before deductions for deferred fees and costs, unearned discounts and allowances for losses) as of the dates indicated.

                                      June 30,
                              1998             1997
                              ----             ----
                          Amount     Percent    Amount     Percent
                          ------     -------    ------     -------
                                      (Dollars in Thousands)
Real Estate Loans:
  One- to four-family......................... $  64,705     79.69%  $  61,008      79.66%
  Commercial..................................    4,521      5.57     5,343      6.98
  Construction and land.......................     798      .98      497       .65
   Multi-family..............................     388      .48      388       .51
                           ------     -----     ------      -----

   Total real estate loans...................    70,412     86.72     67,236      87.80
                           ------     -----     ------      -----

Consumer Loans:
  Installment (1).............................    4,172      5.14     3,758      4.90
  Home equity.................................    4,727      5.82     4,053      5.29
  Passbook....................................     544      .67      507       .66
                           ------     -----     ------      -----

   Total consumer loans......................    9,443     11.63     8,318      10.85

Commercial Business Loans......................    1,336      1.65     1,032      1.35
                           ------     -----     ------      -----

   Total consumer and commercial
    business loans..........................    10,779     13.28     9,350      12.20

   Total gross loans.........................    81,191     100.00%    76,586     100.00%
                           ------     -----     ------      -----
                           ------     -----     ------      -----

Less:
  Deferred fees and discounts.................     (203)             (216)
  Allowance for losses........................     (728)             (723)
                           ------             ------

   Total loans receivable, net............... $  80,260          $  75,647
                           ------            -------
                           ------            -------

--------------------------------------------

(1) Includes direct automobile loans (on both new and used automobiles) and personal loans.

     The following table shows the composition of the Bank's loan portfolios by fixed- and adjustable-rate at the dates indicated.

                                      June 30,
                                      --------
                              1998             1997
                              ----             ----
                          Amount     Percent    Amount     Percent
                          ------     -------    ------     -------
                                  (Dollars in Thousands)

Fixed-Rate Loans:
  Real Estate Loans:
   One- to four-family....................... $  46,028     56.69%  $  36,581      47.78%
   Commercial................................    1,436      1.77     1,744      2.28
   Construction and land ....................     760      .94      497       .64
   Multi-family..............................     157      .19      135       .18
                           ------     -----     ------      -----

    Total real estate loans.................    48,381     59.59     38,957      50.88
                           ------     -----     ------      -----

  Consumer Loans:
   Installment (1)...........................    4,172      5.14     3,758      4.91
   Home equity...............................    4,727      5.82     4,053      5.29
   Passbook..................................     544      .67      507       .66
  Commercial Business Loans...................    1,336      1.65     1,032      1.35
                           ------     -----     ------      -----

   Total fixed-rate loans....................    59,160     72.87     48,307      63.09
                           ------     -----     ------      -----

Adjustable-Rate Loans:
  Real estate loans:
   One- to four-family.......................    18,677     23.00     24,429      31.90
   Multi-family..............................     231      .28      251       .31
   Commercial real estate....................    3,085      3.80     3,599      4.70
   Construction and land ....................      38      .05       --       --

    Total adjustable rate loans.............    22,031     27.13     28,279      36.91


    Total loans.............................    81,191     100.00%    76,586     100.00%
                           ------     -----     ------      -----

Less:
  Deferred fees and discounts.................     (203)             (216)
  Allowance for loan losses...................     (728)             (723)
                           ------             -----

   Total loans receivable, net............... $  80,260          $  75,647
                           ------             -----
                           ------             -----

--------------------------------------------
(1) Includes direct automobile loans (on both new and used automobiles) and personal loans.

     One-to Four- Family Residential Loans. The Bank's primary lending activity is the origination, for retention in the Bank's portfolio, of one-to four-family residential mortgage loans secured by property located in the Bank's primary lending area. Generally, one-to four- family residential mortgage loans are made in amounts up to 80% of the lesser of the appraised value or purchase price of the property. However, the Bank will originate one- to four-family residential mortgage loans with loan-to-value ratios of up to 95%, with private mortgage insurance required (except for qualifying first-time home buyers, for whom the Bank will originate loans with 90% loan-to-value ratios without private mortgage insurance). Generally, residential mortgage loans are originated for terms of up to 25 years, though in recent years the Bank has been successful in marketing and originating the substantial majority of such loans with 15 year terms. One-to four- family fixed rate loans are offered with both a monthly and bi-weekly payment feature. The Bank generally requires fire and casualty insurance, the establishment of a mortgage escrow account for the payment of real estate taxes, hazard and flood insurance, as well as title insurance on all properties securing real estate loans made by the Bank.

     The Bank currently offers one- to four-family residential mortgage loans with fixed and adjustable interest rates. Originations of fixed-rate loans versus adjustable-rate loans are monitored on an ongoing basis and are affected significantly by the level of market interest rates, customer preference, the Bank's interest rate gap position, and loan products offered by the Bank's competitors. Particularly, in a relatively low interest rate environment, borrowers may prefer fixed-rate loans to adjustable-rate loans. Single family residential real estate loans often remain outstanding for significantly shorter periods than their contractual terms because borrowers may refinance or prepay loans at their option. The average length of time that the Bank's single family residential mortgage loans remain outstanding varies significantly depending upon trends in market interest rates and other factors.

     The Bank's adjustable-rate mortgage ("ARM") loans currently provide for maximum rate adjustments of 150 basis points per year and 600 basis points over the term of the loan. The Bank offers ARM loans with initial interest rates that are below market, referred to as "teaser rates." However, in underwriting such loans, borrowers are qualified at the full index rate. The Bank's ARM loans adjust every year. After origination, the interest rate on such ARM loans is reset based upon a contractual spread or margin above the average yield on one-year United States Treasury securities, adjusted to a constant maturity (the "U.S. Treasury Constant Maturity Index"), as published weekly by the Federal Reserve Board.

     ARM loans decrease the risk associated with changes in market interest rates by periodically repricing, but involve other risks because as interest rates increase, the underlying payments by the borrower increase, thus increasing the potential for default by the borrower. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustment of the contractual interest rate is also limited by the maximum periodic and lifetime interest rate adjustment permitted by the terms of the ARM loans, and, therefore, is potentially limited in effectiveness during periods of rapidly rising interest rates. At June 30, 1998, 23.0% of the Bank's loan portfolio consisted of one-to four-family residential loans with adjustable interest rates.

     The Bank originates construction/permanent loans to homeowners for the purpose of construction of primary and secondary residences. The Bank issues a commitment and has one closing which encompasses both the construction phase and permanent financing. The construction phase is a maximum term of six months and the interest charged is the rate as stated in the commitment, with loan-to-value ratios of up to 80% (or up to 95% with private mortgage insurance), of the completed project. The Bank generally does not originate loans secured by raw land.

     Construction lending generally involves a greater degree of risk than other one- to four-family mortgage lending. The repayment of the construction loan is, to a great degree, dependent upon the successful and timely completion of the construction of the subject property. Construction delays may further impair the borrower's ability to repay the loan.

   The Bank's residential mortgage loan originations are generally obtained from the Bank's loan representatives operating in its branch offices through their contacts with existing or past loan customers, depositors of the Bank, referrals from attorneys and accountants who refer loan applications from the general public, and local realtors.

     All one-to four- family residential mortgage loans originated by the Bank include "due-on-sale" clauses, which give the Bank the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid.

     At June 30, 1998, $64.7 million, or 79.7% of the Bank's loan portfolio, consisted of one-to four- family residential mortgage loans. Approximately $666,000 of such loans (representing 16 loans) were included in nonperforming loans as of that date. See "Delinquencies and Classified Assets-Loans Past Due--Nonperforming Assets."

     Commercial Real Estate and Multifamily Loans. At June 30, 1998, $4.5 million, or 5.6%, of the total loan portfolio consisted of commercial real estate loans. Commercial real estate loans are secured by office buildings, mixed- use properties and other commercial properties. The Bank originates fixed- and adjustable-rate commercial mortgage loans with maximum terms of up to 20 years. The maximum loan-to-value ratio of commercial real estate loans is generally 75%. At June 30, 1998, the largest commercial mortgage loan had a principal balance of $445,000 and was secured by a medical arts building.

      In underwriting commercial real estate loans, the Bank reviews the expected net operating income generated by the real estate to ensure that it is generally at least 110% of the amount of the monthly debt service; the age and condition of the collateral; the financial resources and income level of the borrower; and the borrower's business experience. The Bank's policy is to require personal guarantees from all commercial real estate borrowers.

     Loans secured by commercial real estate generally are larger than one-to four- family residential loans and involve a greater degree of risk. Commercial mortgage loans often involve large loan balances to single borrowers or groups of related borrowers. Payments on these loans depend to a large degree on the results of operations and management of the properties or underlying businesses, and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Accordingly, the nature of commercial real estate loans makes them more difficult for Bank management to monitor and evaluate.

     The Bank originates a limited number of multi-family loans, which totalled $338,000, or 0.48% of the Bank's total loans at June 30, 1998. Multi-family loans are generally secured by apartment buildings and condominiums located in the Bank's primary market area. The Bank's underwriting practices and the risks associated with multi-family loans do not differ substantially from that of commercial real estate loans.

     Consumer Loans. The Bank's consumer loans consist of direct loans on new and used automobiles, personal loans (either secured or unsecured), home equity loans, and other consumer loans (consisting of passbook loans, unsecured home improvement loans and recreational vehicle loans). At June 30, 1998, consumer loans totaled $9.4 million, or 11.6% of the total loan portfolio. Consumer loans (other than home equity loans) are originated at fixed rates with terms to maturity of one to five years.

     Consumer loans generally have shorter terms and higher interest rates than one-to four- family mortgage loans. In addition, consumer loans expand the products and services offered by the Bank to better meet the financial services needs of its customers. Consumer loans generally involve greater credit risk than residential mortgage loans because of the difference in the underlying collateral. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance because of the greater likelihood of damage to loss of or depreciation in the underlying collateral. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections depend on the borrower's personal financial stability. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

     The Bank's underwriting procedures for consumer loans include an assessment of the applicant's credit history and the ability to meet existing and proposed debt obligations. Although the applicant's creditworthiness is the primary consideration, the underwriting process also includes a comparison of the value of the security, to the proposed loan amount. The Bank underwrites its consumer loans internally, which the Bank believes limits its exposure to credit risks associated with loans underwritten or purchased from brokers and other external sources.

     The Bank offers fixed-rate home equity loans that are secured by the borrower's residence. Home equity loans are generally underwritten with terms not to exceed 15 years and under the same criteria that the Bank uses to underwrite one-to four- family fixed rate loans. Home equity loans may be underwritten with terms not to exceed 15 years and with a loan to value ratio of 80% when combined with the principal balance of the existing mortgage loan. The maximum amount of a home equity loan may not exceed $50,000 unless approved by the Board of Trustees. The Bank appraises the property securing the loan at the time of the loan application (but not thereafter) in order to determine the value of the property securing the home equity loans. At June 30, 1998, the outstanding balance of home equity loans totaled $4.7 million, or 5.8% of the Bank's loan portfolio.

     Commercial Business Loans. The Bank also originates commercial business loans up to 10 years at fixed rates. The Bank attributes growth in this portfolio to its ability to offer borrowers senior management attention as well as timely and local decision-making on commercial loan applications. The decision to grant a commercial business loan depends primarily on the creditworthiness and cash flow of the borrower (and any guarantors) and secondarily on the value of and ability to liquidate the collateral which consists of receivables, inventory and equipment. The Bank generally requires annual financial statements and tax returns from its commercial business borrowers and personal guarantees from the commercial business borrowers. The Bank also generally requires an appraisal of any real estate that secures the loan. At June 30, 1998, the Bank had $1.3 million of commercial business loans which represented 1.7% of the total loan portfolio. On such date, the average balance of the Bank's commercial business loans was approximately $25,000. The largest commercial business lending relationship had a balance of $255,000 and represented a loan to a local fire protection district secured by a fire truck. At June 30, 1998, the Bank's commercial loan portfolio included seven loans secured by fire trucks.

     Commercial business lending generally involves greater risk than residential mortgage lending and involves risks that are different from those associated with residential and commercial real estate lending. Real estate lending is generally considered to be collateral based, with loan amounts based on predetermined loan to collateral values and liquidation of the underlying real estate collateral is viewed as the primary source of repayment in the event of borrower default. Although commercial business loans may be collateralized by equipment or other business assets, the liquidation of collateral in the event of a borrower default is often an insufficient source of repayment because equipment and other business assets may be obsolete or of limited use, among other things. Accordingly, the repayment of a commercial business loan depends primarily on the creditworthiness of the borrower (and any guarantors), while liquidation of collateral is a secondary and often insufficient source of repayment.

     Loan Maturity Schedule. The following table sets forth certain information as of June 30, 1998, regarding the amount of loans maturing or repricing in the Bank's portfolio. Adjustable-rate loans are included in the period in which interest rates are next scheduled to adjust rather than the period in which they contractually mature, and fixed-rate loans are included in the period in which the final contractual repayment is due.

    The following table illustrates the future maturities of such loans at June 30, 1998.


                       1 Year   3 Years  5 Years    10 Years
                 Within   through  through  through    through    Beyond
                 1 Year   3 Years  5 Years   10 years   20 years    20 Years    Total
                 ------   -------  -------   --------   --------    --------    -----
                                (In thousands)
Real Estate Loans:

  One-to four- family      $18,706  $ 278    $  651   $  8,375  $  28,473   $ 8,222  $ 64,705
  Home equity             40   345     1,173     1,921    1,248     --    4,727
  Multi-family            231    --      --     128      29      --     388
  Commercial            3,359    49      82     444      587      --    4,521
  Construction and land loans     --    --      --      --      358     440     798
                --------- ---------  ---------    ---------  ---------  ---------  ---------
   Total real estate loans   $22,336  $ 672    $ 1,906   $  10,868 $  30,695   $ 8,662  $ 75,139
                --------- ---------  ---------    ---------  ---------  ---------  ---------
                --------- ---------  ---------    ---------  ---------  ---------  ---------

  Consumer loans           802  2,022     1,765      83      44      --    4,716

  Commercial business loans     143   210      439     544      --      --     1,336
                --------- ---------  ---------    ---------  ---------  ---------  ---------
Total loan portfolio       $23,281  $2,904   $ 4,110   $  11,495 $  30,739   $ 8,662  $ 81,191
                --------- ---------  ---------    ---------  ---------  ---------  ---------
                --------- ---------  ---------    ---------  ---------  ---------  ---------

     The total amount of the above loans due after June 30, 1999 which have predetermined interest rates is $57,910, while the total amount of loans due after such dates which have adjustable interest rates is $0.

    The following table sets forth the loan origination and repayment activities of the Bank for the periods indicated. The Bank did not purchase or sell any loans during the periods presented.


                                                                   Years Ended June 30,
                                                              ----------------------------
                                                                1998              1997
                                                                ----              ----
                                                                     (In Thousands)
Originations by Type:
   Adjustable rate:
   One- to four-family....................................    $     742         $  1,856
   Commercial real estate.................................           45               --
                                                              ----------        --------

       Total adjustable rate..............................          787            1,856
                                                              ----------        --------

   Fixed rate:
   One- to four-family....................................       15,030            9,535
   Commercial real estate.................................          150              586
   Construction and land .................................        2,930            2,605
   Home equity ...........................................        2,064            1,996
   Installment............................................        3,194            3,785
   Commercial business....................................          350              568
   Passbook...............................................          492              373
                                                              ----------        --------

       Total fixed-rate...................................       24,210           19,448
                                                              ----------        --------

       Total loans originated.............................    $  24,997         $ 21,304
                                                              ----------        --------

Repayments:
   One- to four-family ...................................       12,075            9,268
   Commercial real estate.................................        1,017                5
   Construction and land .................................        2,629            3,101
   Home equity ...........................................        1,390            1,670
   Installment............................................        2,780            3,208
   Commercial business....................................           46              362
   Passbook ..............................................          455              506
                                                              ----------        --------

     Total principal repayments...........................       20,392           18,120
                                                              ----------        --------

   Net increase (decrease)................................    $   4,605         $  3,184
                                                              ----------        --------
                                                              ----------        --------


    Loan Approval Procedures and Authority. The Board of Trustees establishes the lending policies and loan approval limits of the Bank. Loan officers generally have the authority to originate mortgage loans, consumer loans and commercial business loans up to amounts established for each lending officer. All residential loans over $200,000, however, must be approved by the Executive Committee or the full Board of Trustees.

    The Board annually approves independent appraisers used by the Bank. For larger loans, the Bank may require an environmental site assessment to be performed by an independent professional for all non-residential mortgage loans. It is the Bank policy to require hazard insurance on all mortgage loans.

    Loan Origination Fees and Other Income. In addition to interest earned on loans, the Bank receives loan origination fees. Such fees and costs vary with the volume and type of loans and commitments made and purchased, principal repayments, and competitive conditions in the mortgage markets, which in turn respond to the demand and availability of money.

    In addition to loan origination fees, the Bank also receives other income that consists primarily of deposit transaction account service charges and late charges. The Bank also collects fees for originating savings bank life insurance on an agency basis and for referring student loan borrowers to Sallie Mae. Finally, the Bank installs, maintains and services merchant bankcard equipment for local retailers and is paid a percentage of the transactions processed by such equipment.

    Loans-to-One Borrower. Savings banks are subject to the same loans-to-one borrower limits as those applicable to national banks, which under current regulations restrict loans to one borrower to an amount equal to 15% of unimpaired net worth on an unsecured basis, and an additional amount equal to 10% of unimpaired net worth if the loan is secured by readily marketable collateral (generally, financial instruments and bullion, but not real estate). The Bank's policy provides that loans to one borrower (or related borrowers) should not exceed 10% of the Bank's capital and reserves.

    At June 30, 1998, the largest aggregate amount loaned by the Bank to one borrower consisted of $507,000, which consisted of a commercial real estate loan of $444,650 and a commercial business loan of $62,356. The loans comprising the lending relationship were performing in accordance with their terms.

Delinquencies and Classified Assets

    Collection Procedures. A computer generated late notice is sent and a 2% late charge is assessed when a payment is 15 days late. A second notice will be incorporated in the next month's billing notice, approximately 21 days after the first due payment. Accounts thirty days or more past due will be reviewed by the collection manager and receive individual attention as required, including collection letters and telephone calls. Accounts that have a history of consistent late or delinquent payments will be monitored closely by the collection manager to avoid further deterioration. Accounts two or more payments past due are reported to the Board of Trustees for consideration of foreclosure action. With respect to consumer loans, a late notice is sent and a late charge is assessed after 10 days (or, in the case of home equity loans, 15 days) after payment is due. A second notice is sent after 15 days (in the case of home equity loans, 25 days) thereafter. Loans 30 days or more past due are reviewed by the collection manager for individual attention, including collection letters and telephone calls. Accounts three or more payments past due are reported to the Board of Trustees and are subject to legal action and repossession of collateral.

    Loans Past Due and Non-performing Assets. Loans are reviewed on a regular basis. Management determines that a loan is impaired when it is probable that at least a portion of the loan will not be collected due to an irreversible deterioration in the financial condition of the borrower or the value of the underlying collateral. When a loan is determined to be impaired, the measurement of the loan is based on present value of estimated future cash flows, except that all collateral-dependent loans are measured for impairment on the fair value of the collateral. Management places loans on nonaccrual status once the loans have become over 90 days delinquent. Nonaccrual is defined as a loan in which collectibility is questionable and therefore interest on the loan will no longer be recognized on an accrual basis. Instead, such interest is recognized on a cash basis until such time as the borrower has brought the loan to nondelinquent status. At June 30, 1998, the Bank had non-performing loans of $884,000, and a ratio of non-performing loans to total loans of 1.10%.

    Real estate acquired as a result of foreclosure or by deed in lieu of foreclosure is classified as REO until such time as it is sold. When real estate is acquired through foreclosure or by deed in lieu of foreclosure, it is recorded at its fair value, less estimated costs of disposal. If the value of the property is less than the loan, less any related specific loan loss provisions, the difference is charged against the allowance for loan losses. Any subsequent write-down of REO is charged against earnings. At June 30, 1998, the Bank's REO totalled $124,000, and its ratio of non-preforming assets to total assets was 0.72%.

    The following table sets forth delinquencies in the Bank's loan portfolio at June 30, 1998. When a loan is delinquent 90 days or more, the Bank fully reverses all accrued interest thereon and ceases to accrue interest thereafter. For all the dates indicated, the Bank did not have any material restructured loans within the meaning of SFAS 114.


                                              60-89 Days              90 Days and Over        Total Delinquent Loans
                                              ----------              -----------------       -----------------------
                                                         Percent                  Percent                      Percent
                                                         of Loan                  of Loan                      of Loan
                                       Number  Amount   Category   Number  Amount Category   Number   Amount   Category
                                                                 (Dollars in Thousands)
                                       ------  ------   --------  ------- ------- --------  -------  -------   --------
Real Estate:
   One- to four-family..............     8     $  387    75.88%      16    $ 666   75.34%     24      $ 1,053   75.54%
   Multi-family.....................     1        123    24.12       --       --      --       1          123    8.82
   Commercial.......................     --        --       --        2       91   10.29       2           91    6.53
   Construction and land loans......     --        --       --       --       --      --      --           --      --

Consumer............................     --        --       --        4       20    2.27       4           20    1.43
Commercial business.................     --        --       --        3      107   12.10       3          107    7.68
                                       ------  ------   --------  ------- ------- --------  -------  -------   --------

     Total..........................     9     $  510      100%      25    $ 884     100%     34      $ 1,394     100%
                                       ------  ------   --------  ------- ------- --------  -------  -------   --------
                                       ------  ------   --------  ------- ------- --------  -------  -------   --------


    Nonaccrual Loans and Nonperforming Assets. The following table sets forth information regarding nonaccrual loans and other non-performing assets. The Bank had no accruing loans delinquent more than 90 days at June 30, 1998 or 1997.


                                                                 June 30,
                                                              --------------
                                                          1998             1997
                                                         ------           ------
                                                          (Dollars in Thousands)
Nonaccruing loans:
   One- to four-family.............................  $         666     $         293
   Commercial real estate..........................             91               296
   Consumer........................................             20                 5
   Commercial business.............................            107               139
                                                     --------------    -------------

     Total.........................................            884               733
                                                     --------------    -------------

Foreclosed assets:
   One- to four-family.............................             --                32
   Multi-family....................................             --                38
   Nonfarm, nonresidential properties..............            124                --
                                                     --------------    -------------

     Total.........................................  $         124     $          70
                                                     --------------    -------------
                                                     --------------    -------------
Total non-performing assets........................          1,008               803
Total as a percentage of total assets..............            .72%              .61%


    During the year ended June 30, 1998, gross interest income of $40,000 would have been recorded on nonaccruing loans under their original terms, if the loans had been current throughout the period. No interest income was recorded on nonaccruing loans or on accruing loans more than 90 days delinquent during the year ended June 30, 1998.

    Classification of Assets. Consistent with regulatory guidelines, the Bank provides for the classification of loans and other assets considered to be of lesser quality. Such ratings coincide with the "Substandard", "Doubtful" and "Loss" classifications used by federal regulators in their examination of financial institutions. Generally, an asset is considered Substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. Substandard assets include those characterized by the distinct possibility that the insured financial institution will sustain some loss if the deficiencies are not corrected. Assets classified as Doubtful have all the weaknesses inherent in assets classified Substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable. Assets classified as Loss are those considered uncollectible and of such little value that their continuance as assets without the establishment of a specific loss reserve and/or charge-off is not warranted. Assets which do not currently expose the insured financial institution to sufficient risk to warrant classification in one of the aforementioned categories but otherwise possess weaknesses are designated "Special Mention."

    When the Bank classifies problem assets as either Substandard or Doubtful, it establishes general valuation allowances or "loss reserves" in an amount deemed prudent by management. General allowances represent loss allowances that have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When the Bank classifies problem assets as "Loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of assets so classified, or to charge-off such amount. The Bank's determination as to the classification of its assets and the amount of its valuation allowance is subject to review by its regulatory agencies, which can order the establishment of additional general or specific loss allowances. The Bank reviews its portfolio monthly to determine whether any assets require classification in accordance with applicable regulations.

    On the basis of management's review of its assets, at June 30, 1998, the Bank had classified a total of $113,000 of loans as follows:



                                        At June 30, 1998
                                        -----------------
                                         (In Thousands)
Special mention.......................  $      --
Substandard...........................        113
Doubtful assets.......................         --
Loss assets...........................         --
                                               --

   Total..............................  $     113

General loss allowance................  $     511

Specific loss allowance...............  $     104

Charge-offs...........................  $     126




    Allowance for Loan Losses. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risk inherent in the loan portfolio, the composition of the loan portfolio, specific impaired loans and current economic conditions. Such evaluation, which includes a review of all loans on which full collectibility may not be reasonably assured, considers among other matters, the estimated net realizable value or the fair value of the underlying collateral, economic conditions, historical loan loss experience and other factors that warrant recognition in providing for an adequate loan loss allowance. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and valuation of REO. Such agencies may require the Bank to recognize additions to the allowance based on their judgment about information available to them at the time of their examination. The allowance for loan losses is increased by a provision for loan losses (which results in a charge to noninterest expense) and is reduced by net charge-offs. The Bank's provision for loan losses is described in "Management's Discussion and Analysis of Financial Condition and Results of Operations." At June 30, 1998, the total allowance was $728,000, which amounted to 0.91% of total loans and 82.17% of nonperforming loans. Management will continue to monitor and modify the level of the allowance for loan losses in order to maintain it at a level which management considers adequate to provide for potential loan losses. For the years ended June 30, 1998 and 1997, the Bank had charge-offs of $126,000 and $11,000, respectively, against this allowance.

    Analysis of the Allowance For Loan Losses. The following table sets forth the analysis of the allowance for loan losses for the periods indicated.



                                                          Years Ended June 30,
                                                          ---------------------
                                                          1998             1997
                                                       ----------      ----------
                                                              (In thousands)
Balance at beginning of period.....................  $         723     $         597
                                                     -------------     -------------
Charge-offs:
   One- to four-family.............................             18                --
   Commercial real estate..........................             70                --
   Consumer........................................             28                11
   Commercial business.............................             10                --
                                                     -------------     -------------
                                                               126                11
                                                     -------------     -------------

Recoveries:
   One- to four-family.............................             --                12
   Consumer........................................             11                --
                                                     -------------     -------------

                                                                11                12
                                                     -------------     -------------

Net charge-offs....................................            115                (1)
Additions charged to operations....................            120               125
                                                     -------------     -------------
Balance at end of period...........................  $         728     $         723
                                                     -------------     -------------

Ratio of net charge-offs during the period to
   average loans outstanding during the period.....            .15%             .001%
                                                     -------------     -------------

Ratio of net charge-offs during the period to
   average non-performing assets...................          12.74%              .15%
                                                     -------------     -------------
                                                     -------------     -------------




    Allocation of Allowance for Loan Losses. The following table sets forth the allocation of the allowance for loan losses by loan category for the periods indicated. The allowance is allocated to each loan category based on historical loss experience and economic conditions. The unallocated portions of the allowance represent general reserves for unused lines of credit and inherent risk associated with increased volume in lending transactions.


                                                                           June 30,
                                                                          ----------
                                                          1998                               1997
                                                          ----                               ----
                                                                    Percent                            Percent
                                                                    of Loans                           of Loans
                                                          Loan      in Each                Loan        in Each
                                             Amount of  Amounts     Category   Amount of  Amounts      Category
                                            Loan Loss      by       to Total   Loan Loss    by         to Total
                                            Allowance   Category     Loans     Allowance  Category      Loans
                                            ---------  ----------  ----------  ---------  --------     --------
                                                                  (Dollars in Thousands)
One- to four-family.....................    $     318  $  64,705       79.7%    $    293  $  60,981       79.6%
Multi-family............................            1        388         .5            1        195         .3
Commercial real estate..................           78      4,521        5.6           88      5,343        7.0
Construction and land ..................            2        798        1.0            1        497         .6
Consumer................................           59      4,064        5.0           52      3,619        4.7
Commercial business.....................           62      1,336        1.6           45      1,032        1.3
Home equity loans.......................           14      4,727        5.8           12      4,053        5.3
Passbook loans..........................            5        544         .7            5        507         .7
Specific................................          104        108         .1          205        359         .5
Unallocated.............................           85                                 21
                                            ----------                          ---------
   Total................................    $     728  $  81,191     100.00%    $    723  $  76,586     100.00%
                                            ---------- ---------    --------    --------- ---------    ---------
                                            ---------- ---------    --------    --------- ---------    ---------


Securities Investment Activities

    Given the Bank's substantial portfolio of fixed-rate residential mortgage loans, the Bank maintains high balances of liquid investments for the purpose of reducing interest rate risk. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management of Interest Rate Risk". The securities investment policy is established by the Board of Trustees. This policy dictates that investment decisions will be made based on the safety of the investment, liquidity requirements, potential returns, cash flow targets, and desired risk parameters. In pursuing these objectives, management considers the ability of an investment to provide earnings consistent with factors of quality, maturity, marketability and risk diversification.

    The Bank's current policies generally limit securities investments to U.S. Government and agency securities, federal funds sold, municipal bonds, corporate debt obligations and mutual funds. The two mutual funds in which the Bank invests have portfolios comprised primarily of adjustable-rate mortgage-backed securities and were purchased by the Bank to provide interest earning liquid funds and an adjustable interest rate. In addition, the Bank's policy permits investments in mortgage-backed securities, including securities issued and guaranteed by Fannie Mae, Freddie Mac, GNMA and collateralized mortgage obligations ("CMOs"). The Bank's current securities investment strategy utilizes a risk management approach of diversified investing between three categories: short-, intermediate- and long-term. The emphasis of this approach is to increase overall investment securities yields while managing interest rate risk. The Bank will only invest in securities rated A or higher by at least one nationally recognized rating agency (or securities attaining such rating as a result of guarantees by insurance companies), with the exception of occasional investments in smaller non-rated local bonds. The Bank does not engage in any hedging transactions, such as interest rate swaps or caps.

    At June 30, 1998, the Bank had $47.8 million in investment securities, or 34.1% of total assets. SFAS No. 115 requires the Bank to designate its securities as held to maturity, available for sale or trading, depending on the Bank's ability and intent regarding its investments. As of June 30, 1998, the entire investment securities portfolio was classified as available for sale. At June 30, 1998, the Bank's mortgage-backed securities portfolio totaled $5.2 million, or 3.7% of total assets and the Bank's asset-backed securities portfolio totalled $6.3 million, or 4.5% of total assets.

    Book Value of Investment Securities. The following table sets forth certain information regarding the investment securities and other interest earning assets as of the dates indicated.


                                                                   June 30,
                                                                  ----------
                                                          1998                      1997
                                                          ----                      ----
                                                   Book         % of          Book         % of
                                                   Value        Total         Value        Total
                                                 ---------     --------    ---------     --------
                                                                 (Dollars in Thousands)
Investment securities available for sale:
   U.S. government securities...............     $  12,969       27.4%     $  18,532        43.2%
   Federal agency obligations...............         8,569       18.1          7,145        16.7
   Corporate debt securities................         3,736        7.8          3,079         7.3
   Municipal bonds..........................         7,390       15.6          6,312        14.7
   Equity securities........................            81         .2            100          .2
   Mortgage-backed securities...............         5,196       11.0          5,221        12.2
   Asset-backed securities..................         6,305       13.2            784         1.8
   Mutual funds.............................         2,353        5.0          1,644         3.8
   Other....................................            75         .2             75          .1

       Subtotal.............................        46,674       98.5%        42,892      100.00%

FHLB stock..................................           700        1.5           --           --
                                                 ---------     --------    ---------     --------
   Total investment securities and FHLB stock    $  47,374     100.00%    $  42,892       100.00%
                                                 ---------     --------    ---------     --------
                                                 ---------     --------    ---------     --------


    Investment Portfolio Maturities. The following table sets forth the scheduled maturities, book value, market value and weighted average yields for the Bank's investment portfolio at June 30, 1998.


                                                                           At June 30, 1998
                                                                    ---------------------------
                                            Less Than   1 to 5     5 to 10        Over        Total
                                              1 Year     Year       Years       10 Years   Securities
                                              Book       Book       Book          Book        Book       Market
                                              Value      Value      Value         Value       Value      Value
                                            ---------  ---------  ---------     --------   ---------- ----------
                                                                   (Dollars in Thousands)
U.S. government securities................  $   5,731  $   6,643  $     595     $     --   $  12,969  $  13,190
Federal agency obligations................      1,001      7,568         --           --       8,569      8,620
Mortgage-backed securities................        270      3,452        343        1,131       5,196      5,189
Asset-backed securities...................         --      1,203      2,083        3,019       6,305      6,324
Corporate debt securities.................        100      2,400      1,236           --       3,736      3,799
Municipal bonds...........................        955      3,679      2,756           --       7,390      7,479
Equity securities.........................         81         --         --           --          81         81
Mutual funds..............................      2,353         --         --           --       2,353      2,321
FHLB stock................................        700         --         --           --         700        700
Other.....................................         75         --         --           --          75         75
                                            ---------  ---------  ---------     --------   ---------- ----------
Total securities..........................  $  11,266  $  24,945  $   7,013     $  4,150   $  47,374  $  47,778
                                            ---------  ---------  ---------     --------   ---------- ----------
                                            ---------  ---------  ---------     --------   ---------- ----------
Weighted average yield....................       6.36%      6.23%      5.65%        6.25%      6.12%        --
                                            ---------  ---------  ---------     --------   ---------- ----------
                                            ---------  ---------  ---------     --------   ---------- ----------


    Mortgage-Backed Securities. The Bank purchases mortgage-backed securities in order to: (i) generate positive interest rate spreads with minimal administrative expense; (ii) lower the Bank's credit risk as a result of the guarantees provided by Freddie Mac, Fannie Mae, and GNMA; and (iii) increase liquidity. At June 30, 1998, mortgage-backed securities (including CMOs) totaled $5.2 million or 3.7% of total assets, all of which were classified as available for sale. At June 30, 1998, all of the mortgage-backed securities were fixed rate. The mortgage-backed securities portfolio had coupon rates ranging from 5.25% to 7.15%, a weighted average yield of 6.13% and a weighted average life (including pre-payment assumptions) of 1.85 years at June 30, 1998. The estimated market value of the Bank's mortgage-backed securities at June 30, 1998 was $5.2 million which was $25,000 greater than the book value.

    Mortgage-backed securities are created by the pooling of mortgages and the issuance of a security with an interest rate that is less than the interest rate on the underlying mortgages. Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although the Bank focuses its investments on mortgage-backed securities backed by single-family mortgages. The issuers of such securities (generally

U.S. Government agencies and government sponsored enterprises, including Fannie Mae, Freddie Mac and GNMA) pool and resell the participation interests in the form of securities to investors, such as the Bank, and guarantee the payment of principal and interest to these investors. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. In addition, mortgage-backed securities are usually more liquid than individual mortgage loans and may be used to collateralize certain liabilities and obligations of the Bank. Investments in mortgage-backed securities involve a risk that actual prepayments will be greater than estimated over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby altering the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates. Management reviews prepayment estimates periodically to ensure that prepayment assumptions are reasonable considering the underlying collateral for the securities at issue and current interest rates and to determine the yield and estimated maturity of the Bank's mortgage-backed securities portfolio. Of the Bank's $5.2 million mortgage-backed securities portfolio at June 30, 1998, $3.7 million with a weighted average yield of 6.20% had contractual maturities within five years , $343,000 with a weighted average yield of 5.25% had contractual maturities of five to ten years and the remaining $1.1 million with a weighted average yield of 6.20% had contractual maturities more than 10 years. However, the actual maturity of a security may be less than its stated maturity due to prepayments of the underlying mortgages. Prepayments that are faster than anticipated may shorten the life of the security and may result in a loss of any premiums paid and thereby reduce the net yield on such securities. Although prepayments of underlying mortgages depend on many factors, the difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates generally is the most significant determinant of the rate of prepayments. During periods of declining mortgage interest rates, refinancing generally increases and accelerates the prepayment of the underlying mortgages and the related security. Under such circumstances, the Bank may be subject to reinvestment risk because, to the extent that the Bank's securities prepay faster than anticipated, the Bank may not be able to reinvest the proceeds of such repayments and prepayments at a comparable rate of return. Conversely, in a rising interest rate environment prepayments may decline, thereby extending the estimated life of the security and depriving the Bank of the ability to reinvest cash flows at the increased rates of interest.

    At June 30, 1998, the Bank's portfolio of asset-backed securities totalled $6.3 million, or 4.5% of total assets, all of which were classified as available for sale. At June 30, 1998, all of the asset-backed securities were fixed rate. The portfolio had coupon rates ranging form 5.25% to 7.00%, a weighted average yield of 6.37% and a weighted average life (including pre-payment assumptions) of 1.75 years at June 30, 1998. The estimated market value of the Bank's asset-backed securities portfolio at June 30, 1998 was $6.3 million, which was $19,000 greater than the book value at such date.

    Asset-backed securities are a type of debt security collateralized by various loans and assets including: automobile loans, equipment leases, credit card receivables, home equity and improvement loans, manufactured housing, student loans and other consumer loans. In the case of the Bank, its asset-backed securities are collateralized by automobile loans and second-mortgage loans. Issuance of asset-backed securities begins with creation of a special purpose bankruptcy-remote trust to hold collateral on behalf of investors and to administer the distribution of cash flows. The business of a bankruptcy-remote asset-backed securities trust is restricted to the purchase of loans and issuance of debt collateralized by those loans. Because consumer loans are amortizing, alternate principal cash flow structures can be created and tranched in a very similar manner as CMOs. There are several typical structures available to investors in the asset-backed securities market. They are excess spread, senior/subordinated, reserve funds and surety bond guaranteed. Excess spread is the first line of protection for most asset-backed securities and is the difference between interest cash flow from the underlying loans and the combined investor coupon, servicing fee, charge-offs and trust costs. Senior/subordinated structures are internal credit support designating one portion of the transaction as junior to the remaining portion. Obligations to the senior class are honored prior to junior class obligations in the event of a cash flow shortfall from the collateral. A reserve fund is, in effect, part of the subordinated piece retained, in a declining balance, by the trust so that a portion of the junior class may be rated investment grade. Surety bond or guarantee structures are guarantees by third party AAA-rated monoline insurance companies. Insurers generally guarantee (or wrap) the principal and interest payments of 100% of a transaction, not just the subordinated class. Asset-backed securitizations provide the Bank with a broad selection of fixed-income alternatives, most with higher credit ratings and less downgrade risk than corporate bonds and more stable cash flows than mortgage related securities. Prepayments and structure risk of asset-backed securities are less of a concern than CMO securities due to the shorter maturities of the underlying collateral promoting greater stability of payments.

    Of the Bank's $6.3 million portfolio of asset-backed securities at June 30, 1998, $1.2 million with a weighted average yield of 5.70% had contractual maturities within 5 years, $2.1 million with a weighted average yield of 6.20% had contractual maturities of 5 to 10 years, and the remaining $3.7 million with a weighted average yield of 6.72% had contractual maturities of more than 10 years.

Sources of Funds

    General. Deposits, repayments and prepayments of loans and securities, proceeds from sales of securities, and proceeds from maturing securities and cash flows from operations are the primary sources of the Bank's funds for use in lending, investing and for other general purposes.

    Deposits. The Bank offers a variety of deposit accounts with a range of interest rates and terms. The Bank's deposit accounts consist of savings, NOW accounts, non-interest bearing checking accounts and money market accounts, and certificates of deposit. The Bank offers certificates of deposit with balances in excess of $100,000 but does not pay preferential rates on such certificates. The Bank also offers IRAs.

    At June 30, 1998, deposits totaled $122.3 million. At June 30, 1998, the Bank had a total of $55.6 million in certificates of deposit, of which $43.1 million had maturities of one year or less. Although the Bank has a significant portion of its deposits in shorter term certificates of deposit, management monitors activity on these accounts and, based on historical experience and the Bank's current pricing strategy, believes it will retain a large portion of such accounts upon maturity.

    The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. Deposits are obtained predominantly from the areas in which the Bank's branch offices are located. The Bank relies primarily on competitive pricing of its deposit products and customer service and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions significantly affect the Bank's ability to attract and retain deposits. The Bank uses traditional means of advertising its deposit products, including radio, television, and print media and it generally does not solicit deposits from outside its market area. While certificates of deposit in excess of $100,000 are accepted by the Bank, they are not subject to preferential rates. The Bank does not actively solicit such deposits as they are more difficult to retain than core deposits. Historically, the Bank has not used brokers to obtain deposits.

    The following table sets forth the deposit activities of the Bank for the periods indicated.


                                                               Years Ended
                                                                 June 30,
                                                          1998             1997
                                                          ----             ----
                                                              (In thousands)
Opening balance....................................  $     115,855     $     114,187
Deposits...........................................        228,799           200,355
Withdrawals........................................        227,002           203,188
Interest credited..................................          4,672             4,501
Ending balance.....................................        122,324           115,855
Net increase (decrease)............................          6,469             1,668
Percent increase (decrease)........................           5.58%             1.47%


    The following table indicates the amount of the Bank's certificates of deposit by time remaining until maturity as of June 30, 1998.

                                                                    Over
                                                    3 Months       4 to 12          Over
                                                     or Less        Months        12 Months         Total
                                                    ---------      --------       ---------         ------
                                                                       (In Thousands)
Certificates of deposit less than $100,000.....       10,828         27,014         11,088          48,930
Certificates of deposit of $100,000 or more....          936          4,272          1,464           6,672
                                                    ---------      --------       ---------         ------
Total certificates of deposit..................       11,764         31,286         12,552          55,602
                                                    ---------      --------       ---------         ------
                                                    ---------      --------       ---------         ------


    The following tables set forth information, by various rate categories, regarding the balance of deposits by types of deposit for the periods indicated.


                                                                      June 30,
                                                            1998                          1997
                                                            ----                          ----
                                                   Amount           Percent        Amount           Percent
                                                 -----------      ----------    ----------          --------
                                                                           (Dollars in Thousands)
Transactions and Savings Deposits:
   Demand Accounts.............................  $     7,514           6.14%    $    6,345            5.48%
   Savings Accounts............................       33,412          27.31         32,480           28.04
   NOW Accounts................................        6,187           5.06          5,341            4.61
   Money Market Accounts.......................       19,609          16.03         20,439           17.64
                                                 -----------      ----------    ----------          --------

Total Non-Certificates.........................       66,722          54.54         64,605           55.77
                                                 -----------      ----------    ----------          --------

Certificates:
   0.00-3.99%..................................          612            .50            490             .42
   4.00-5.99%..................................       46,733          38.20         41,974           36.23
   6.00-7.99%..................................        8,257           6.76          8,786            7.58
   8.00% and over..............................           --             --             --              --
                                                 -----------      ----------    ----------          --------

Total Certificates.............................       55,602          45.46         51,250           44.23
                                                 -----------      ----------    ----------          --------

Total Deposits.................................  $   122,324         100.00%    $  115,855          100.00%
                                                 -----------      ----------    ----------          --------
                                                 -----------      ----------    ----------          --------


    The following table sets forth the amount and remaining maturities of the Bank's certificates of deposit accounts at June 30, 1998.


                                                     0.00-         4.00-       6.00 or                   Percent
                                                     3.99%         5.99%       greater       Total      of Total
                                                     -----         -----       -------       -----      --------
                                                                          (Dollars in Thousands)
Certificate accounts maturing in quarter ending:
    30-Sep-98..................................    $   612      $11,152      $    --      $11,764       $21.16%
    31-Dec-98..................................         --       11,518          463       11,981        21.55
    31-Mar-99..................................         --        9,055        1,944       10,999        19.78
    30-Jun-99..................................         --        7,101        1,204        8,305        14.94
    30-Sep-99..................................         --        2,074          395        2,469         4.44
    31-Dec-99..................................         --        2,169          229        2,398         4.31
    31-Mar-00..................................         --        1,137          408        1,545         2.78
    30-Jun-00..................................         --          781          367        1,148         2.06
    30-Sep-00..................................         --          716          152          868         1.56
    31-Dec-00..................................         --          685          397        1,082         1.95
    31-Mar-01..................................         --          104          498          602         1.08
    30-Jun-01..................................         --          224          316          540          .97
    Thereafter.................................         --           17        1,884        1,901         3.42
    Total......................................    $   612      $46,733      $ 8,257      $55,602          100%
                                                   --------     --------     --------     --------       --------
                                                   --------     --------     --------     --------       --------

    Percent of total...........................       1.00%        84.1%        14.9%
                                                   --------     --------     --------
                                                   --------     --------     --------


    Borrowed Funds. In the event that the Bank requires funds beyond its ability to generate them in internally, additional sources of funds are available through the use of short-term FHLB advances and two credit facilities made available to the Bank by other financial institutions. At June 30, 1998, the Bank had no borrowed funds. Properties

    The Bank currently conducts its business through four full service banking offices. The following table sets forth the Bank's offices as of June 30, 1998. The Bank's current facilities are considered by management to be adequate for the needs of the Bank in the foreseeable future.


     Location                            Leased             Original             Date of         Net Book Value
                                           or                 Year                Lease          of Property or
                                          Owned             Leased or          Expiration           Leasehold
                                                            Acquired                             Improvements at
                                                                                                  June 30, 1998
                                                                                                 ---------------
                                                                   (In thousands)
Main Office: (1)
Main & Church Streets                     Owned               1963                 --                   209
Catskill, New York  12414

Full Service Branches:
Route 385                                 Owned               1974                 --                    87
West Coxsackie, NY 12051

Main Street                               Owned               1988                 --                   261
Cairo, NY 12413

Route 32                                  Owned               1997                 --                   973
Greenville, NY 12083

Operations Dept.:
429 Main Street                          Leased               1990            May 31, 2000               --
Catskill, NY 12414


----------
(1)  Includes adjacent parking lot.

Legal Proceedings

    The Bank is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business which, in the aggregate, involve amounts which are believed by management to be immaterial to the financial condition or operations of the Bank.

Personnel

    As of June 30, 1998, the Bank had 53 full-time employees and three part-time employees. The employees are not represented by a collective bargaining unit and the Bank considers its relationship with its employees to be good. See "Management of the Bank - Benefit Plans" for a description of certain compensation and benefit programs offered to the Bank's employees.

                           FEDERAL AND STATE TAXATION

Federal Taxation

    General. The Mutual Company, the Company and the Bank will be subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to the Bank.

    Method of Accounting. For federal income tax purposes, the Bank currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its consolidated federal income tax returns. The Small Business Protection Act of 1996 (the "1996 Act") eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

    Bad Debt Reserves. Prior to the 1996 Act, the Bank was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at the Bank's taxable income. As a result of the 1996 Act, the Bank must use the specific charge off method in computing its bad debt deduction beginning with its 1996 Federal tax return. In addition, the federal legislation requires the recapture (over a six year period) of the excess of tax bad debt reserves at December 31, 1995 over those established as of December 31, 1987. The amount of such reserve subject to recapture as of June 30, 1998, was approximately $379,000.

    Taxable Distributions and Recapture. Prior to the 1996 Act, bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income should the Bank fail to meet certain thrift asset and definitional tests. New federal legislation eliminated these thrift related recapture rules. However, under current law, pre-1988 reserves remain subject to recapture should the Bank make certain non-dividend distributions.

    At June 30, 1998, the Bank's total federal pre-1988 reserve was approximately $379,000. This reserve reflects the cumulative effects of federal tax deductions by the Bank for which no Federal income tax provision has been made.

    Minimum Tax. The Code imposes an alternative minimum tax ("AMT") at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The AMT is payable to the extent such AMTI is in excess of an exemption amount. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. The Bank has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

    Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. This provision applies to losses incurred in taxable years beginning after August 5, 1997. At June 30, 1998, the Bank had no net operating loss carryforwards for federal income tax purposes.

    Corporate Dividends-Received Deduction. The Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. Following completion of the Reorganization and Offering, it is expected that the Mutual Company will own less than 80% of the outstanding Common Stock of the Company. As such, the Mutual Company will not be permitted to file a consolidated federal income tax return with the Company and the Bank. The corporate dividends-received deduction is 80% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated return, and corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received or accrued on their behalf.

State Taxation


    New York State Taxation - General. The Company and the Bank will report income on a combined calendar year basis to New York State. The New York State ^ franchise tax on banking corporations is imposed in an amount equal to the greater of (a) 9% of "entire net income" allocable to New York State (b) 3% of "alternative entire net income" allocable to New York State (c) 0.01% of the
average value of assets allocable to New York State or (d)  $250.        Entire
net income is based on federal taxable income, subject to certain modifications. Alternative entire net income is equal to entire net income without certain modifications. The Mutual Company will file a separate New York State franchise tax return.



    Bad Debt Reserves. The Bank is allowed to utilize the reserve method of accounting for New York State franchise tax purposes and is required to maintain two reserve accounts-the Reserve for Losses on Nonqualifying Loans (the "NY NQL Reserve") and the Reserve for Losses on Qualifying Real Property Loans (the "NY QRPL Reserve"). The addition to the NY NQL Reserve must be computed under the "experience method". The addition to the NY QRPL Reserve may be computed under either the experience method or the "percentage of taxable income method" (the "PTI method"). The deduction under the PTI method is equal to 32% of entire net income (before the deduction for the bad debt reserve addition), which must first be allocated to the NY NQL Reserve. The balance, if any, is the allowable addition to the NY QRPL reserve, subject to a limitation based upon 6% of Qualifying Real Property Loans ("QRPL"). As of December 31, 1997, the Bank's NY QRPL Reserve was subject to this limitation.



    The Bank will not be subject to the six-year recapture of the excess federal bad debt reserve at December 31, 1995.



    Recapture of New York State Bad Debt Reserves. If the Bank ceases to qualify as a "thrift institution" (as defined in the New York State tax law), or fails to hold at least 60% of its assets in "Qualifying Assets", it will no longer be entitled to use the reserve method and must recapture into entire net income a portion of its NY QRPL Reserve. The amount subject to recapture is generally equal to the excess of the NY QRPL Reserve over the federal QRPL Reserve as of December 31, 1995. The amount of the Bank's NY QRPL Reserve subject to recapture is approximately $1.8 million. Since it is the Banks' intention to continue to qualify as a thrift institution and to meet the 60% Qualifying Asset test, a deferred tax liability has not been established for the $162,000 New York State tax that would result from such failure.



    Net Operating Loss Deductions. For New York State franchise tax purposes, the Bank is not entitled to carry back or froward net operating losses ("NOLs") incurred in taxable years ending before January 1, 2001. NOLs incurred in taxable years beginning on or after January 1, 2001 can be carried forward to the succeeding 20 taxable years. No carryback of NOLs will be permitted.



    Corporate Dividends-Received Deduction. Similar to the federal rules, the Company and the Bank will file a combined New York State franchise tax report and intercompany dividends will be eliminated. However, the Mutual Company will not own the requisite percentage (generally 80% or more) of the common stock of the Company necessary to file on a combined basis with the Company. As long as the Mutual Company owns more than 50% of the common stock of the Company, it will be eligible for a 60% dividends-received deduction. The Mutual Company will not be entitled to any dividends-received deduction if it owns 50% or less of the common stock of the Company.



    Delaware State Taxes. As a Delaware holding company not earning income in Delaware, the Company will be exempt from Delaware corporate income tax, but will be required to file an annual report with, and pay an annual franchise tax to, the State of Delaware.

                                   REGULATION

General

    The Bank is a New York-chartered mutual savings bank and its deposit accounts are insured up to applicable limits by the FDIC through the BIF. The Bank is subject to extensive regulation by the Department, as its chartering agency; and by the FDIC, as its deposit insurer. The Bank is required to file reports with, and is periodically examined by, the FDIC and the Superintendent concerning its activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other banking institutions. The Bank is a member of the FHLB of New York and is subject to certain regulations by the Federal Home Loan Bank System. Both the Company and the Mutual Company, as bank holding companies, will be subject to regulation by the Federal Reserve Board and will be required to file reports with the Federal Reserve Board. Any change in such regulations, whether by the Department, the FDIC, or the Federal Reserve Board could have a material adverse impact on the Bank, the Company, or the Mutual Company.

    Certain of the regulatory requirements applicable to the Bank, the Company and the Mutual Company are referred to below or elsewhere herein.

New York Bank Regulation

    The exercise by an FDIC-insured savings bank of the lending and investment powers under the New York State Banking Law is limited by FDIC regulations and other federal law and regulations. In particular, the applicable provisions of New York State Banking Law and regulations governing the investment authority and activities of an FDIC insured state-chartered savings bank have been substantially limited by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and the FDIC regulations issued pursuant thereto.

    The Bank derives its lending, investment and other authority primarily from the applicable provisions of New York State Banking Law and the regulations of the Department, as limited by FDIC regulations. Under these laws and regulations, savings banks, including the Bank, may invest in real estate mortgages, consumer and commercial loans, certain types of debt securities, including certain corporate debt securities and obligations of federal, state and local governments and agencies, certain types of corporate equity securities and certain other assets. Under the statutory authority for investing in equity securities, a savings bank may invest up to 7.5% of its assets in corporate stock, with an overall limit of 5% of its assets invested in common stock. Investment in the stock of a single corporation is limited to the lesser of 2% of the outstanding stock of such corporation or 1% of the savings bank's assets, except as set forth below. Such equity securities must meet certain earnings ratios and other tests of financial performance. A savings bank's lending powers are not subject to percentage of assets limitations, although there are limits applicable to single borrowers. A savings bank may also, pursuant to the "leeway" power, make investments not otherwise permitted under the New York State Banking Law. This power permits investments in otherwise impermissible investments of up to 1% of assets in any single investment, subject to certain restrictions and to an aggregate limit for all such investments of up to 5% of assets. Additionally, in lieu of investing in such securities in accordance with and reliance upon the specific investment authority set forth in the New York State Banking Law, savings banks are authorized to elect to invest under a "prudent person" standard in a wider range of investment securities as compared to the types of investments permissible under such specific investment authority. However, in the event a savings bank elects to utilize the "prudent person" standard, it will be unable to avail itself of the other provisions of the New York State Banking Law and regulations which set forth specific investment authority. The Bank has not elected to conduct its investment activities under the "prudent person" standard. A savings bank may also exercise trust powers upon approval of the Department.


    New York State chartered savings banks may also invest in subsidiaries under their service corporation investment authority. A savings bank may use this power to invest in corporations that engage in various activities authorized for savings banks, plus any additional activities which may be authorized by the ^ Banking Board. Investment by a savings bank in the stock, capital notes and debentures of its service corporations is limited to 3% of the bank's assets, and such investments, together with the bank's loans to its service corporations, may not exceed 10% of the savings bank's assets. Furthermore, New York banking regulations impose requirements on loans which a bank may make to its executive officers and directors and to certain corporations or partnerships in which such persons have equity interests. These requirements include, but are not limited to, requirements that (i) certain loans must be approved in advance by a majority of the entire board of trustees and the interested party must abstain from participating directly or indirectly in the voting on such loan, (ii) the loan must be on terms that are not more favorable than those offered to unaffiliated third parties, and
(iii) the loan must not involve more than a normal risk of repayment or present other unfavorable features.

    Under the New York State Banking Law, the Superintendent may issue an order to a New York State chartered banking institution to appear and explain an apparent violation of law, to discontinue unauthorized or unsafe practices and to keep prescribed books and accounts. Upon a finding by the Department that any director, trustee or officer of any banking organization has violated any law, or has continued unauthorized or unsafe practices in conducting the business of the banking organization after having been notified by the Superintendent to discontinue such practices, such director, trustee or officer may be removed from office after notice and an opportunity to be heard. The Bank does not know of any past or current practice, condition or violation that might lead to any proceeding by the Superintendent or the Department against the Bank or any of its trustees or officers.

Insurance of Accounts and Regulation by the FDIC

    The Bank is a member of the BIF, which is administered by the FDIC. Deposits are insured up to applicable limits by the FDIC and such insurance is backed by the full faith and credit of the U.S. Government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the FDIC. The FDIC also has the authority to initiate enforcement actions against savings banks, after giving the Superintendent an opportunity to take such action, and may terminate the deposit insurance if it determines that the institution has engaged or is engaging in unsafe or unsound practices, or is in an unsafe or unsound condition.

    In late 1995, the FDIC approved a final rule regarding deposit insurance premiums which, effective with respect to the semi-annual premium assessment beginning January 1, 1996, reduced deposit insurance premiums for BIF member institutions to zero basis points (subject to an annual minimum of $2,000) for institutions in the lowest risk category.

    As a result of legislation passed in 1996, relating to the recapitalization of the Savings Association Insurance Fund ("SAIF"), from 1997 through 1999, FDIC-insured institutions will pay an insurance premium of approximately 1.3 basis points of their BIF-assessable deposits. Based upon assessable deposits at June 30, 1998, the Bank would expect to pay $3,600 in insurance premiums per quarter during 1998.

Regulatory Capital Requirements

    The FDIC has adopted risk-based capital guidelines to which the Bank is subject. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations. The Bank is required to maintain certain levels of regulatory capital in relation to regulatory risk-weighted assets. The ratio of such regulatory capital to regulatory risk-weighted assets is referred to as the Bank's "risk-based capital ratio." Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories perceived as representing greater risk.

    These guidelines divide a savings bank's capital into two tiers. The first tier ("Tier I") includes common equity, retained earnings, certain non-cumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangible assets (except mortgage servicing rights and purchased credit card relationships subject to certain limitations). Supplementary ("Tier II") capital includes, among other items, cumulative perpetual and long-term limited-life preferred stock, mandatory convertible securities, certain hybrid capital instruments, term subordinated debt and the allowance for loan and lease losses, subject to certain limitations, less required deductions. Savings banks are required to maintain a total risk-based capital ratio of 8%, of which at least 4% must be Tier I capital.

    In addition, the FDIC has established regulations prescribing a minimum Tier I leverage ratio (Tier I capital to adjusted total assets as specified in the regulations). These regulations provide for a minimum Tier I leverage ratio of 3% for banks that meet certain specified criteria, including that they have the highest examination rating and are not experiencing or anticipating significant growth. All other banks are required to maintain a Tier I leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The FDIC may, however, set higher leverage and risk-based capital requirements on individual institutions when particular circumstances warrant. Savings banks experiencing or anticipating significant growth are expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

Standards for Safety and Soundness

    The federal banking agencies have adopted a final regulation and Interagency Guidelines Prescribing Standards for Safety and Soundness ("Guidelines") to implement the safety and soundness standards required under federal law. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The standards set forth in the Guidelines address internal controls and information systems; internal audit system; credit underwriting; loan documentation; interest rate risk exposure; asset growth; and compensation, fees and benefits. The agencies also adopted additions to the Guidelines which require institutions to examine asset quality and earnings standards. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by federal law. The final regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

Limitations on Dividends and Other Capital Distributions


    The FDIC has the authority to use its enforcement powers to prohibit a savings bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice. Federal law also prohibits the payment of dividends by a bank that will result in the bank failing to meet its applicable capital requirements on a pro forma basis. New York law restricts the Bank from declaring a dividend which would reduce its capital below (i) the amount required to be maintained by state and federal law and regulations, or
(ii) the amount of the Bank's liquidation account established in connection with the Reorganization. The liquidation account is expected initially to total $15.7 million. New York law also prescribes that dividends declared by a stock savings bank in any calendar year shall not exceed the total of its net profits for that year combined with its retained net profits of the proceeding two years, plus any required transfer to surplus or for the retirement of any preferred stock, unless approved by the Superintendent.


Prompt Corrective Action

    The federal banking agencies have promulgated regulations to implement the system of prompt corrective action required by federal law. Under the regulations, a bank shall be deemed to be (i) "well capitalized" if it has total risk-based capital of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to any written capital order or directive; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized"; (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Federal law and regulations also specify circumstances under which a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution to comply with supervisory actions as if it were in the next lower category (except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized).

    Based on the foregoing, the Bank is currently classified as a "well capitalized" savings institution.


Activities and Investments of Insured State-Chartered Banks Acting as Principal


    Federal law generally limits the activities and equity investments of FDIC-insured, state-chartered banks to those that are permissible for national banks, notwithstanding state laws. Under regulations dealing with equity investments, an insured state bank generally may not, directly or indirectly, acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things, (i) acquiring or retaining a majority interest in a subsidiary; (ii) investing as a limited partner in a partnership the sole purpose of which is the direct or indirect investment in the acquisition, rehabilitation, or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank's total assets; (iii) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees', and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions; and (iv) acquiring or retaining the voting shares of a depository institution if certain requirements are met.

    Federal law and FDIC regulations permit certain exceptions to the foregoing limitation. For example, certain state-chartered banks, such as the Bank, may continue to invest in common or preferred stock listed on a National Securities Exchange or the National Market System of NASDAQ, and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. As of June 30, 1998, the Bank had no securities pursuant to this exception.

Transactions with Affiliates

    Under current federal law, transactions between depository institutions and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings bank is any company or entity that controls, is controlled by, or is under common control with the savings bank, other than a subsidiary. In a holding company context, at a minimum, the parent holding company of a savings bank and any companies which are controlled by such parent holding company are affiliates of the savings bank. Generally, Section 23A limits the extent to which the savings bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such savings bank's capital stock and surplus, and contains an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. The term "covered transaction" includes the making of loans or other extensions of credit to an affiliate; the purchase of assets from an affiliate, the purchase of, or an investment in, the securities of an affiliate; the acceptance of securities of an affiliate as collateral for a loan or extension of credit to any person; or issuance of a guarantee, acceptance, or letter of credit on behalf of an affiliate. Section 23A also establishes specific collateral requirements for loans or extensions of credit to, or guarantees, acceptances on letters of credit issued on behalf of an affiliate.
Section 23B requires that covered transactions and a broad list of other specified transactions be on terms substantially the same, or no less favorable, to the savings bank or its subsidiary as similar transactions with nonaffiliates.

    Further, Section 22(h) of the Federal Reserve Act restricts a savings bank with respect to loans to directors, executive officers, and principal stockholders. Under Section 22(h), loans to directors, executive officers and stockholders who control, directly or indirectly, 10% or more of voting securities of a savings bank, and certain related interests of any of the foregoing, may not exceed, together with all other outstanding loans to such persons and affiliated entities, the savings bank's total capital and surplus.
Section 22(h) also prohibits loans above amounts prescribed by the appropriate federal banking agency to directors, executive officers, and stockholders who control 10% or more of voting securities of a stock savings bank, and their respective related interests, unless such loan is approved in advance by a majority of the board of directors of the savings bank. Any "interested" director may not participate in the voting. The loan amount (which includes all other outstanding loans to such person) as to which such prior board of director approval is required, is the greater of $25,000 or 5% of capital and surplus or any loans over $500,000. Further, pursuant to Section 22(h), loans to directors, executive officers and principal stockholders must generally be made on terms substantially the same as offered in comparable transactions to other persons.
Section 22(g) of the Federal Reserve Act places additional limitations on loans to executive officers.

Holding Company Regulation

    Federal Bank Holding Company Regulation. Upon consummation of the Reorganization, the Company, as the sole shareholder of the Bank, and the Mutual Company, as indirect controlling shareholder of the Bank, will become bank holding companies. Bank holding companies are subject to comprehensive regulation and regular examinations by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and the regulations of the Federal Reserve Board. The Federal Reserve Board also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices.

After consummation of the Reorganization and Offering, the Company will be subject to capital adequacy guidelines for bank holding companies (on a consolidated basis) which are substantially similar to those of the FDIC for the Bank. On a pro forma consolidated basis after the Reorganization and Offering, the Company's pro forma stockholders' equity will exceed these requirements.

    Under Federal Reserve Board policy, a bank holding company must serve as a source of strength for its subsidiary bank. Under this policy the Federal Reserve Board may require, and has required in the past, a holding company to contribute additional capital to an undercapitalized subsidiary bank.

    Under the BHCA, a bank holding company must obtain Federal Reserve Board approval before: (i) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares); (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or
(iii) merging or consolidating with another bank holding company.

    The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by Federal Reserve Board regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the Federal Reserve Board includes, among other things, operating a savings association, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full-payout, non-operating basis; selling money orders, travelers' checks and United States Savings Bonds; real estate and personal property appraising; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers.

    Interstate Banking and Branching. Federal law allows the Federal Reserve Board to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than such holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The Federal Reserve Board may not approve the acquisition of the bank that has not been in existence for the minimum time period (not exceeding five years) specified by the statutory law of the host state. The Federal Reserve Board is prohibited from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. Individual states continue to have authority to limit the percentage of total insured deposits in the state which may be held or controlled by a bank or bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% state-wide concentration limit referred to above.

    Additionally, beginning on June 1, 1997, the federal banking agencies were authorized to approve interstate merger transactions without regard to whether such transaction is prohibited by the law of any state, unless the home state of one of the banks "opted out" by adopting a law which applies equally to all out-of-state banks and expressly prohibits merger transactions involving out-of-state banks. Interstate acquisitions of branches are permitted only if the law of the state in which the branch is located permits such acquisitions. In response to Riegle-Neal, the State of New York enacted laws allowing interstate mergers and branching on a reciprocal basis.

    Federal law authorizes the FDIC to approve interstate branching de novo by national and state banks, respectively, only in states which specifically allow for such branching. The appropriate federal banking agencies are required to prescribe regulations which prohibit any out-of-state bank from using the interstate branching authority primarily for the purpose of deposit production. The FDIC and Federal Reserve Board have adopted such regulations. These regulations include guidelines to ensure that interstate branches operated by an out-of-state bank in a host state are reasonably helping to meet the credit needs of the communities which they serve. Should the FDIC determination that a bank interstate branch is not reasonably helping to meet the credit needs of the communities serviced by an interstate branch, the FDIC is authorized to close the interstate branch or not permit the bank to open a new branch in the state in which the bank previously opened an interstate branch.

    Dividends. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company should pay cash dividends only to the extent that the holding company's net income for the past year is sufficient to cover both the cash dividends and a rate of earning retention that is consistent with the holding company's capital needs, asset quality and overall financial condition. The Federal Reserve Board also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the Federal Reserve Board, the Federal Reserve Board may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "undercapitalized."

    Bank holding companies are required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of their consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve Board order, or any condition imposed by, or written agreement with, the Federal Reserve Board. This notification requirement does not apply to any company that meets the well-capitalized standard for commercial banks, has a safety and soundness examination rating of at least a "2" and is not subject to any unresolved supervisory issues.


    New York State Bank Holding Company Regulation. In addition to the federal bank holding company regulations, a bank holding company organized or doing business in New York State also may be subject to regulation under the New York State Banking Law. The term "bank holding company," for the purposes of the New York State Banking Law, is defined generally to include any person, company or trust that directly or indirectly either controls the election of a majority of the directors or owns, controls or holds with power to vote more than 10% of the voting stock of a bank holding company or, if the Company is a banking institution, another banking institution, or 10% or more of the voting stock of each of two or more banking institutions. In general, a bank holding company controlling, directly or indirectly, only one banking institution will not be deemed to be a bank holding company for the purposes of the New York State Banking Law. Under New York State Banking Law, the prior approval of the Banking Board is required before: (1) any action is taken that causes any company to become a bank holding company; (2) any action is taken that causes any banking institution to become or be merged or consolidated with a subsidiary of a bank holding company; (3) any bank holding company acquires direct or indirect ownership or control of more than 5% of the voting stock of a banking institution; (4) any bank holding company or subsidiary thereof acquires all or substantially all of the assets of a banking institution; or (5) any action is taken that causes any bank holding company to merge or consolidate with another bank holding company. Additionally, certain restrictions apply to New York State bank holding companies regarding the acquisition of banking institutions which have been chartered five years or less and are located in smaller communities. Officers, directors and employees of New York State bank holding companies are subject to limitations regarding their affiliation with securities underwriting or brokerage firms and other bank holding companies and limitations regarding loans obtained from its subsidiaries. Although the Company will not be a bank holding company for purposes of New York State law upon the Effective Date of the Reorganization, any future acquisition of ownership, control, or the power to vote 10% or more of the voting stock of another bank or bank holding company would cause it to become such.


    Mutual Holding Company Regulation. Under New York law, the Mutual Company may exercise all powers and privileges of a New York chartered mutual savings bank, except for the power of accepting deposits. As a bank holding company, the Mutual Company is also authorized to exercise all powers and engage in all activities permitted to a bank holding company under the BHCA.

    Dividend Waivers by the Mutual Holding Company. It has been the policy of many mutual holding companies to waive the receipt of dividends declared by any savings institution subsidiary. In connection with its approval of the Reorganization, however, it is expected that the Federal Reserve Board will impose certain conditions on the waiver by the Mutual Company of dividends paid on the Common Stock. In particular, the Mutual Company is expected to be required to obtain prior Federal Reserve Board approval before it may waive any dividends. As of the date hereof, management does not believe that the Federal Reserve Board has given its approval to any waiver of dividends by any mutual holding company that has requested its approval.

    The terms of the Federal Reserve Board approval of the Reorganization are also expected to require that the amount of any waived dividends will not be available for payment to Minority Stockholders and be excluded from capital for purposes of calculating dividends payable to Minority Stockholders. Moreover, the cumulative amount of waived dividends must be maintained in a restricted capital account which would be added to any liquidation account of the Bank, and would not be available for distribution to Minority Stockholders. The restricted capital account and liquidation account amounts would not be reflected in the Bank's financial statements or the notes thereto, but would be considered as a notational or memorandum account of the Bank, and would be maintained in accordance with the rules, regulations and policy of the Office of Thrift Supervision except that such rules would be administered by the Federal Reserve Board, and any other rules and regulations adopted by the Federal Reserve Board. The Plan of Reorganization also provides that if the Mutual Company converts to stock form in the future, any waived dividends would reduce the percentage of the converted company's shares of Common Stock issued to Minority Stockholders in connection with any such transaction. See "Conversion of the Mutual Company to Stock Form."

    Management does not believe that the Mutual Company will initially waive dividends declared by the Company. If the Mutual Company decides that it is in its best interest to waive a particular dividend to be paid by the Company, and the Federal Reserve Board approves such waiver, then the Company would pay such dividend only to Minority Stockholders, and the amount of the dividend waived by the Mutual Company would be treated in the manner described above. The Mutual Company's decision as to whether or not to waive a particular dividend, if such waiver is approved by the Federal Reserve Board, will depend on a number of factors, including the Mutual Company's capital needs, the investment alternatives available to the Mutual Company as compared to those available to the Company, and regulatory approvals. There can be no assurance (i) that after the Reorganization the Mutual Company will waive dividends paid by the Company,
(ii) that the Federal Reserve Board will approve any dividend waivers by the Mutual Company or (iii) of the terms that may be imposed by the Federal Reserve Board on any dividend waiver.

    Conversion of the Mutual Company to Stock Form. New York law, regulations of the Department and the Plan of Reorganization permit the Mutual Company to convert from the mutual to the capital stock form of organization (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction will occur, and the board of trustees has no current intention or plan to undertake a Conversion Transaction. In a Conversion Transaction, the Mutual Company would merge with and into the Bank or the Company, with the Bank or the Company as the resulting entity, and certain depositors of the Bank would receive the right to subscribe for additional shares of the resulting entity. In a Conversion Transaction, each share of Common Stock outstanding immediately prior to the completion of the Conversion Transaction held by persons other than the Mutual Company would be automatically converted into and become the right to receive a number of shares of Common Stock of the resulting entity determined pursuant to an exchange ratio that ensures that after the Conversion Transaction, subject to the Dividend Waiver Adjustment described below and any adjustment to reflect the receipt of cash in lieu of fractional shares, the percentage of the to-be outstanding shares of the resulting entity issued to Minority Stockholders in exchange for their Common Stock would be equal to the percentage of the outstanding shares of Common Stock held by Minority Stockholders immediately prior to the Conversion Transaction. The total number of shares held by Minority Stockholders after the Conversion Transaction would also be affected by any purchases by such persons in the offering that would be conducted as part of the Conversion Transaction.

    The Dividend Waiver Adjustment would adjust the percentage of the to-be outstanding shares of the resulting entity issued in exchange for minority shares to reflect (i) the aggregate amount of dividends waived by the Mutual Company and (ii) assets other than Common Stock held by the Mutual Company. Pursuant to the Dividend Waiver Adjustment, the percentage of the to-be outstanding shares of the resulting entity issued to Minority Stockholders in exchange for their minority shares (the "Adjusted Minority Ownership Percentage") is equal to the percentage of the outstanding shares of Common Stock held by Minority Stockholders multiplied by the Dividend Waiver Fraction. The Dividend Waiver Fraction is equal to the product of (a) a fraction, of which the numerator is equal to the Company's stockholders' equity at the time of the Conversion Transaction less the aggregate amount of dividends waived by the Mutual Company and the denominator is equal to the Company's stockholders' equity at the time of the Conversion Transaction, and (b) a fraction, of which the numerator is equal to the appraised pro forma market value of the resulting entity minus the value of the Mutual Company's assets other than Common Stock and the denominator is equal to the pro forma market value of the resulting entity.

Federal Securities Law


    The Common Stock of the Company to be issued in the Offering will be registered with the SEC under the Exchange Act prior to completion of the Reorganization and the Offering. The Company will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the SEC under the Exchange Act.

    The Company Common Stock held by persons who are affiliates (generally officers, directors and principal stockholders) of the Company may not be resold without registration or unless sold in accordance with certain resale restrictions. If the Company meets specified current public information requirements, each affiliate of the Company is able to sell in the public market, without registration, a limited number of shares in any three-month period.

Federal Reserve System

    The Federal Reserve Board requires all depository institutions to maintain noninterest-bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts). At June 30, 1998, the Bank was in compliance with these reserve requirements.

Community Reinvestment Act

    Under the Community Reinvestment Act, as amended (the "CRA"), as implemented by FDIC regulations, a savings bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the FDIC, in connection with its examination of a savings institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. The CRA requires the FDIC to provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system. The Bank's latest CRA rating was "outstanding."

    New York State Regulation. The Bank is also subject to provisions of the New York State Banking Law which impose continuing and affirmative obligations upon banking institutions organized in New York State to serve the credit needs of its local community ("NYCRA") which are substantially similar to those imposed by the CRA. Pursuant to the NYCRA, a bank must file an annual NYCRA report and copies of all federal CRA reports with the Banking Department. The NYCRA requires the Banking Department to make an annual written assessment of a bank's compliance with the NYCRA, utilizing a four-tiered rating system, and make such assessment available to the public. The NYCRA also requires the Superintendent to consider a bank's NYCRA rating when reviewing a bank's application to engage in certain transactions, including mergers, asset purchases and the establishment of branch offices or automated teller machines, and provides that such assessment may serve as a basis for the denial of any such application.

    The Bank's NYCRA rating as of its latest examination was "outstanding."

Federal Home Loan Bank System

    The Bank is a member of the FHLB of New York, which is one of 12 regional FHLBs, that administers the home financing credit function of savings institutions. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the board of directors of the FHLB. These policies and procedures are subject to the regulation and oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all long-term advances are required to provide funds for residential home financing.

    As a member, the Bank is required to purchase and maintain stock in the FHLB of New York. At June 30, 1998, the Bank had $700,000 of FHLB stock. The dividend yield from FHLB stock was 7.45% at June 30, 1998. No assurance can be given that such dividends will continue in the future at such levels.

    Under federal law, the FHLBs are required to provide funds for the resolution of troubled savings institutions and to contribute to low and moderately priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of FHLB dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of FHLB stock in the future. A reduction in value of the Bank's FHLB stock may result in a corresponding reduction in the Bank's capital.

                    MANAGEMENT OF GREENE COUNTY BANCORP, INC.

Directors of the Company

    The Board of Directors of the Company consists of nine members, each of whom is currently serving as a trustee of the Bank. Directors of the Company will serve three-year staggered terms so that approximately one-third of the directors will be elected at each annual meeting of stockholders. The class of directors whose term of office expires at the first annual meeting of stockholders following completion of the Reorganization consists of directors Whittaker, O'Grady and Smith. The class of directors whose term expires at the second annual meeting of stockholders following completion of the Reorganization consists of directors Buck, Klein and Camera. The class of directors whose term of office expires at the third annual meeting of stockholders following the completion of the Reorganization consists of directors Ingalls, Slutzky and Jenkins. The biographical information regarding these individuals is set forth under "Management of the Bank-Biographical Information."

Executive Officers of the Company

    The following individuals are executive officers of the Company and hold the offices set forth below opposite their names. The biographical information for each executive officer is set forth under "Management of the Bank--Biographical Information."


Name                                Age*                               Position
----                                ----                               --------
J. Bruce Whittaker                  55                                 President and Chief Executive Officer
Bruce P. Egger                      49                                 Vice President and Secretary
Edmund L. Smith, Jr.                55                                 Vice President and Treasurer
Daniel T. Sager                     44                                 Vice President


----------
*   As of June 30, 1998

    The executive officers of the Company are elected annually and hold office until their respective successors have been elected or until death, resignation, retirement or removal by the board.

    Since the formation of the Company, none of the executive officers has received remuneration from the Company. It is not anticipated that the executive officers of the Company will initially receive any remuneration in his or her capacity as an executive officer. For information concerning compensation of executive officers of the Bank, see "Management of the Bank."

Indemnification and Limitation of Liability

    The Certificate of Incorporation of the Company provides that a director or officer of the Company shall be indemnified by the Company to the fullest extent authorized by the Delaware General Corporation Law ("DGCL") against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his or her activities as a director or officer or as a director or officer of another company, if the director or officer held such position at the request of the Company. Delaware law requires that such director, officer, employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, either had reasonable cause to believe such conduct was lawful or did not have reasonable cause to believe his or her conduct was unlawful.

    In addition, the Certificate of Incorporation and Delaware law also provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company has the power to indemnify such person against such expense, liability or loss under the DGCL. The Company intends to obtain such insurance.

    The Certificate of Incorporation also provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the

Delaware General Corporation Law (which relates to unlawful dividends or stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

                             MANAGEMENT OF THE BANK

Directors of the Bank

    Upon completion of the Reorganization, the initial directors of the Bank will consist of those persons who currently serve on the Board of Trustees of the Bank. The directors of the Bank will have three year terms which will be staggered to provide for the election of approximately one-third of the board members each year. Directors of the Bank will be elected by the Company as sole stockholder of the Bank. The proposed directors of the Bank are as follows:


     Director              Age *                Occupation                       Director Since        Term Expires
     --------              -----                ----------                       --------------        ------------

Walter H. Ingalls           67         Retired Lumber Company President               1966                  2001

J. Bruce Whittaker          55         President and Chief Executive Officer,         1987                  1999
                                       Greene County Savings Bank

Richard J. Buck             73         Retired Partner, Insurance Agency              1970                  2000

Raphael Klein               71         Retired Movie Theater Owner                    1986                  2000

Paul Slutzky                50         General Manager-Construction Company           1992                  2001

Anthony Camera, Jr.         72         Retired President and Chief Executive          1986                  2000
                                       Officer, Mutual Insurance Company

David H. Jenkins, DVM       44         Veterinarian/Owner-Catskill Animal Hospital    1996                  2001

Dennis R. O'Grady           58         Pharmacist/Co-Owner-Mikhitarian Pharmacy       1981                  1999

Martin C. Smith             53         Employee-Main Bros. Oil Co., Inc.              1993                  1999



----------
*   As of June 30, 1998

Executive Officers of the Bank

    The following table sets forth certain information (as of June 30, 1998) regarding the executive officers of the Bank, all of whom currently serve in their indicated position as executive officers of the Bank.


Name                                Age     Position
----                                ---     --------

J. Bruce Whittaker                  55      President and Chief Executive Officer

Bruce P. Egger                      49      Vice President and Secretary

Edmund L. Smith, Jr.                55      Vice President and Treasurer

Daniel T. Sager                     44      Vice President-Lending


    The executive officers of the Bank will be elected annually and will hold office until the next annual meeting of the board of directors of the Bank held immediately after the annual meeting of stockholders of the Bank, and until their successors are elected and qualified, or until death, resignation, retirement or removal by the board of directors.

Biographical Information

         Trustees/Directors of the Bank

         J. Bruce Whittaker is President and Chief Executive Officer of the Bank, and has served in that position since 1987. Mr. Whittaker has been affiliated with the Bank in various capacities since 1972. Mr. Whittaker was appointed to the Board of Trustees in 1987.

         Walter H. Ingalls is the Chairman of the Board. Mr. Ingalls is retired. Prior to his retirement, Mr. Ingalls was the President of the GNH Lumber Co., a lumber company located in Norton Hill, New York.

         Richard J. Buck is retired. Prior to his retirement he was a partner with Grossman Agency, a general insurance agency in Catskill, New York

         Raphael Klein is retired. Prior to his retirement he was the co-owner of Klein Theaters, a movie theater chain in Hudson, New York.

         Paul Slutzky is the General Manager of I. & O. A. Slutzky Constr. Co., a construction company located in Hunter, New York.

         Anthony Camera, Jr. is retired. Prior to his retirement, he was President of Commercial Mutual Insurance Co., an insurance company in Catskill, New York.

         David H. Jenkins, DVM is a veterinarian and the owner of Catskill Animal Hospital, Catskill, New York.

         Dennis R. O'Grady is a pharmacist and the co-owner of Mikhitarian Pharmacy located in Catskill, New York.

         Martin C. Smith is currently employed by Main Bros. Oil Co., Inc., and is the former owner of R.E. Smith Fuel Company, which was purchased by Main Bros. Oil Co., Inc., located in Albany, New York.

         Executive Officers of the Bank Who Are Not Directors

         Bruce P. Egger has served as Vice President and Secretary of the Bank since 1987 and has been affiliated with the Bank in various capacities since 1977. Prior to that time, Mr. Egger worked in the retail trade.

         Edmund L. Smith, Jr., has served as Vice President and Treasurer of the Bank since 1988 and has been affiliated with the Bank in various capacities since 1975. Prior to that time, Mr. Smith was the bursar of Columbia-Greene Community College.

         Daniel T. Sager has served as Vice President-Lending of the Bank since 1995 and has been affiliated with the Bank in various capacities since 1987. Prior to that time, Mr. Sager was employed as branch manager for a commercial bank.

Meetings and Committees of the Bank's Board

    The Board of Trustees of the Bank meets monthly and may have additional special meetings as may be called by the Chairman or as otherwise provided by law. During the year ended June 30, 1998, the board held 13 meetings. No trustee attended fewer than 75% in the aggregate of the total number of meetings of the board or board committees on which such trustee served during 1997. The Board of Trustees of the Bank has the following standing committees: Audit Committee, Personnel Committee, Appraisal and Loan Committee, Re-Inspection Committee and Executive Committee.

Board of Directors and Committees of the Company after the Reorganization

    Following the Reorganization, the board of directors of the Company is expected to meet monthly, or more often as may be necessary. The board of directors initially is expected to have a standing executive committee and an audit committee. The board of directors may, by resolution, designate one or more additional committees.

    The executive committee initially will consist of the following six directors of the Company: Messrs. Buck, Ingalls, Klein, Slutzky, Whittaker and Smith. The executive committee is expected to meet as necessary when the board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the board of directors. The executive committee may also serve as the nominating committee for the purpose of identifying, evaluating and recommending potential candidates for election to the board.

    The audit committee initially will consist of the following four directors of the Company: Messrs. Ingalls, Camera, Jenkins and O'Grady. The audit committee is expected to meet at least quarterly to examine and approve the audit report prepared by the independent auditors of the Bank, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls of the Company, and to review and approve audit policies.

Compensation of Trustees and Directors

    Directors of the Bank will receive an annual retainer of $6,000 and a fee of $500 per meeting for attendance at Board and Committee meetings. Directors of the Bank and the Company who are also employees of the Bank and the Company are not eligible to receive Board fees. Initially, no separate compensation will be paid to directors for service on the Board of Directors or Board committees of the Company.

Executive Compensation

    Summary Compensation Table. The following table sets forth for the year ended June 30, 1998, certain information as to the total remuneration paid by the Bank to the Chief Executive Officer of the Bank. No other executive officer of the Bank during the year ended June 30, 1998 received total annual compensation in excess of $100,000.


                                                                                    Long-Term Compensation
                                                                         --------------------------------------------
                                            Annual Compensation (1)             Awards               Payouts
                                        -------------------------------- ------------------   -----------------------
                                                                Other
                                                               Annual    Restricted  Options/            All Other
                                                           Compensation    Stock      SARS     LTIP     Compensation
 Name and Principal Position            Salary     Bonus        (2)       Awards(3)  (#)(4)   Payouts        (5)
 ---------------------------            ------     -----   ------------- ---------   ------   -------   -------------
J. Bruce Whittaker                     $120,000   $2,300        --         --         --         --       $3,600
President and Chief Executive
  Officer


----------
(1) In accordance with the rules on executive officer and director compensation disclosure adopted by the SEC, Summary Compensation information is excluded for the years ended June 30, 1997 and 1996, as the Bank was not a public company during such periods.
(2) The Bank also provides each qualifying employee, including Mr. Whittaker, life insurance equal to twice the employee's salary. The aggregate value of this benefit to Mr. Whittaker did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officer.
(3) Does not include awards pursuant to the Stock Award Plan, as such awards were not earned, vested or granted in 1998. For a discussion of the terms of the Stock Award Plan which are intended to be adopted by the Company, see "--Benefit Plans--Recognition and Retention Plan."
(4) No stock options or SARs were earned or granted in 1998. For a discussion of the Stock Option Plan which is intended to be adopted by the Company, see "--Benefit Plans--Stock Option Plan."
(5) Consists of the Bank's contribution to the Bank's 401(k) Plan on behalf of Mr. Whittaker.

Report of Independent Compensation Consultant



    Pursuant to regulations of the Department applicable to the Reorganization, the Bank must obtain the opinion of an independent compensation consultant as to whether or not the total compensation for the executive officers and trustees/directors of the Bank, viewed as a whole and on an individual basis, is reasonable and proper in comparison to the compensation provided to executive officers and directors of similar publicly-traded financial institutions. The Bank has obtained an opinion from William M. Mercer, Incorporated, Rochester, New York, which indicates that, based upon published professional survey data of similarly situated publicly-traded financial institutions operating in the relevant markets as of October 1, 1998 with respect to the total cash compensation (base salary and annual incentive) for executive officers and total compensation for trustees of the Bank, such compensation, viewed as a whole and on an individual basis, is reasonable and proper in comparison to the compensation provided to similarly situated publicly-traded financial institutions, and that, with respect to the amount of shares of Common Stock expected to be reserved under the ESOP, the Stock Award Plan and Stock Option Plan as a whole, such amounts reserved for granting are reasonable in comparison to similar publicly-traded financial institutions.



    Compensation of Officers and Directors through Benefit Plans. The Bank's current tax-qualified employee pension benefit plans consist of a defined benefit pension plan and a defined contribution plan with a salary deferral feature under 401(k) of the Internal Revenue Code. As a result of the Reorganization, the Company and the Bank will be able to compensate employees with stock-based compensation pursuant to the ESOP, the Recognition and Retention Plan and the Stock Option Plan described below.

    Employment Agreement. The Bank intends to enter into an employment agreement with its President and Chief Executive Officer, J. Bruce Whittaker. The agreement will have a term of 36 months. On each anniversary date, the agreement may be extended for an additional twelve months, so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. Under the agreement, the current Base Salary for Mr. Whittaker (as defined in the agreement) is $125,000. The Base Salary may be increased but not decreased. In addition to the Base Salary, the agreement provides for, among other things, participation in retirement plans and other employee and fringe benefits applicable to executive personnel. In addition to the above, the Bank will provide Mr. Whittaker and his dependents with continuing health care coverage upon Mr. Whittaker's retirement or other termination of employment after attainment of age 55 with 25 years of service, in substantially the same amount as provided to Mr. Whittaker and his dependents prior to the termination of his employment. Such coverage, which shall survive the termination or expiration of the agreement, shall cease upon Mr. Whittaker's attainment of age 65. The agreement provides for termination by the Bank for cause at any time. In the event the Bank terminates the executive's employment for reasons other than disability, retirement, or for cause, or in the event of the executive's resignation from the Bank (such resignation to occur within the period or periods set forth in the employment agreement) upon (i) failure to re-elect the executive to his current offices, (ii) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment by more than 30 miles, (iii) liquidation or dissolution of the Bank or the Company, (iv) a breach of the agreement by the Bank, or (v) following a change in control of the Bank or the Company, the executive, or in the event of death, his beneficiary, would be entitled to severance pay in an amount equal to three times the highest Base Salary and the highest bonus paid during any of the last three years. Mr. Whittaker would receive an aggregate of $375,000 pursuant to his employment agreement upon a change in control of the Bank or the Company, based upon his current level of compensation. The Bank would also continue the executive's life, dental and disability coverage for 36 months from the date of termination, and would continue his health coverage until Mr. Whittaker attains age 65 (as discussed above). In the event the payments to the executive would include an "excess parachute payment" as defined by Code Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

    Under the agreement, the executive's employment may be terminated upon his retirement in accordance with any retirement policy established on behalf of the executive and with his consent. Upon the executive's retirement, he will be entitled to all benefits available to him under any retirement or other benefit plan maintained by the Bank. In the event of the executive's disability for a period of six months, the Bank may terminate the agreement provided that the Bank will be obligated to pay him his Base Salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Bank. In the event of the executive's death, the Bank will pay his Base Salary to his named beneficiaries for one year following his death, and will also continue medical, dental, and other benefits to his family for one year. The employment agreement provides that, following his termination of employment, the executive will not compete with the Bank for a period of one year.

    Defined Contribution Plan. Effective September 1, 1995, the Bank adopted the Financial Institutions Thrift Plan (the "Prior Plan"). In connection with the Reorganization, effective October 1, 1998, the Bank withdrew from the Prior Plan and adopted The Bank of Greene County Employees' Savings & Profit Sharing Plan and Trust (the "Plan") in order to permit the investment of Plan assets in Common Stock. Employees are eligible to join the Plan on the first of the month following completion of one year of continuous employment (during which 1,000 hours are completed). The first year eligibility period runs from the date of hire to the anniversary of such date. If an employee does not satisfy the eligibility requirements during such period then the next eligibility period shall be the calendar year. Employees are eligible to contribute, on a pre-tax basis, up to 15% of their eligible salary, in increments of 1%. The Bank shall make a matching contribution equal to 50% of a member's contributions on up to 6% of a member's compensation. In addition, the Bank may make an additional discretionary contribution allocated among members' accounts on the basis of compensation. All employee contributions and earnings thereon under the Plan are at all times fully 100% vested. A member vests in employer matching and discretionary contributions at the rate of 20% per year beginning in the second year of employment and continuing until the member is 100% vested after six years of employment. Employees are entitled to borrow, within tax law limits, from amounts allocated to their accounts.

    Plan benefits will be paid to each member in a lump sum or in equal payments over a fixed period upon termination, disability or death. In addition, the Plan permits employees to withdraw salary reduction contributions prior to age 59-1/2 or termination in the event the employee suffers a financial hardship. In certain circumstances, the Plan permits employees to withdraw the Bank's matching contributions to their accounts. The Plan permits employees to direct the investment of their own accounts into various investment options.

    At December 31, 1997, the market value of the Prior Plan trust fund equaled approximately $899,856. The total contribution (i.e, both the employee and Bank contributions) to the Prior Plan for the Prior Plan year ended December 31, 1997, was approximately $109,654.

    Defined Benefit Pension Plan. The Bank maintains the Financial Institutions Retirement Fund, which is a qualified, tax-exempt defined benefit plan ("Retirement Plan"). All employees age 21 or older who have worked at the Bank for a period of one year in which they have 1,000 or more hours of service are eligible for membership in the Plan. Once eligible, an employee must have been credited with 1,000 or more hours of service with the Bank during the year in order to accrue benefits under the Retirement Plan. The Bank annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act ("ERISA").

    The regular form of all retirement benefits (i.e., normal, early or disability) is a life annuity with a guaranteed term of 10 years. For a married participant, the normal form of benefit is a joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. An optional form of benefit may be selected instead of the normal form of benefits. These optional forms include various annuity forms as well as a lump sum payment after age 55. Benefits payable upon death may be made in a lump sum, installments over 10 years, or a lifetime annuity.

    The normal retirement benefit payable at or after age 65, is an amount equal to 1.5% multiplied by years of benefit service (not to exceed 30) times average compensation based on the average of the five years providing the highest average. A reduced benefit is payable upon retirement at age 55 at or after completion of five years of service. A member is fully vested in his account upon completion of 5 or more years of employment or upon attaining normal retirement age.

    The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 1998, expressed in the form of a single life annuity for the average salary and benefit service classifications specified below.


      Highest Five-Year             Years of Service and Benefit Payable at Retirement(1)
           Average                  -----------------------------------------------------
        Compensation                 15            20            25            30
      -------------------          ------       -------       -------        ------
           $50,000                  11,250       15,000        18,750        22,500
           $75,000                  16,875       22,500        28,125        33,750
          $100,000                  22,500       30,000        37,500        45,000
          $125,000                  28,125       37,500        46,875        56,250
          $150,000                  33,750       45,000        56,250        67,500


----------
(1) No additional credit is received for years of service in excess of 30, however, increases in compensation after 30 years will generally cause an increase in benefits.

    As of September 30, 1997, Mr. J. Bruce Whittaker had 25 years of credited service (i.e., benefit service), under the Retirement Plan.

    Employee Stock Ownership Plan and Trust. The Bank intends to implement an employee stock ownership plan ("ESOP") in connection with the Reorganization. Employees with at least one year of employment with the Bank and who have attained age 21 are eligible to participate. As part of the Reorganization, the ESOP intends to borrow funds from the Company and use those funds to purchase a number of shares equal to up to 8% of Minority Ownership Interest. Collateral for the loan will be the Common Stock purchased by the ESOP. The loan will be repaid principally from the Bank's discretionary contributions to the ESOP over a period of up to ten years. It is anticipated that the interest rate for the loan will be a floating rate equal to the Prime Rate published in the Wall Street Journal at the time of the Offering. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid.


    Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated among ESOP participants on the basis of compensation in the year of allocation. For this purpose, compensation is defined as wages reported on federal income tax form W-2 but not in excess of Code Section 401(a)(17) limit. Participants in the ESOP will receive credit for service prior to the effective date of the ESOP. A participant is 100% vested in his benefits after five years or upon normal retirement (as defined in the ESOP), early retirement, disability or death of the participant. A participant who terminates employment for reasons other than death, retirement, or disability prior to five years of credited service will forfeit his benefits under the ESOP. Benefits will be payable in the form of Common Stock and/or cash upon death, retirement, early retirement, disability or separation from service. Alternatively, a participant may request that the benefits be paid entirely in the form of Common Stock or entirely in cash. The Bank's contributions to the ESOP are discretionary, subject to the loan terms and tax law limits, and, therefore, benefits payable under the ESOP cannot be estimated. Pursuant to Statement of Position 93-6, (Employers' Accounting for Employee Stock Ownership Plans), the Bank is required to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account.


    In connection with the establishment of the ESOP, the Bank will establish a committee of nonemployee directors to administer the ESOP. The Bank will either appoint its non-employee directors or an independent financial institution to serve as trustee of the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, nondirected shares, and shares held in the suspense account, will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.


    Stock Option Plan. At a meeting of the Company's stockholders to be held no earlier than six months after the completion of the Reorganization, the board of directors intends to submit for shareholder approval a Stock Option Plan for directors and officers of the Bank and of the Company. If approved by the stockholders, Common Stock in an aggregate amount equal to 10% of the Minority Ownership Interest would be reserved for issuance by the Company upon the exercise of the stock options granted under the Stock Option Plan. Ten percent of the Minority Ownership Interest would amount to 70,504 shares, 82,946 shares, 95,388 shares and 109,696 shares at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, respectively. If the plan is approved within one year of the completion of the Reorganization, no options would be granted under the Stock Option Plan until the date on which shareholder approval is received.


    The exercise price of the options granted under the Stock Option Plan will be equal to the fair market value of the shares on the date of grant of the stock options. If the Stock Option Plan is adopted within one year following the Offering, options will become exercisable at a rate of 20% at the end of each twelve (12) months of service with the Bank after the date of grant, subject to early vesting in the event of death or disability. Options granted under the Stock Option Plan would be adjusted for capital changes such as stock splits and stock dividends. Notwithstanding the foregoing, awards will be 100% vested upon termination of employment due to death or disability, and if the Stock Option Plan is adopted more than 12 months after the Offering, awards would be 100% vested upon normal retirement or a change in control of the Bank or the Company. Under FDIC and Department rules, if the Stock Option Plan is adopted within the first 12 months after completion of the Offering, no individual officer can receive more than 25% of the awards under the plan, no outside director can receive more than 5% of the awards under the plan, and all outside directors as a group can receive no more than 30% of the awards under the plan in the aggregate. No determination has been made as to the specific terms of the plan or as to awards thereunder.

    The Stock Option Plan would be administered by a committee of non-employee members of the Company's board of directors. Options granted under the Stock Option Plan to employees could be "incentive" stock options designed to result in beneficial tax treatment to the employee but no tax deduction to the Company. Non-qualified stock options could also be granted under the Stock Option Plan, and will be granted to the non-employee directors who receive grants of stock options. In the event an option recipient terminated his employment or service as an employee or director, the options would terminate during certain specified periods. The Stock Option Plan will terminate ten years following its adoption, unless earlier terminated by the Company.


     Stock Award Plan. At a meeting of the Company's stockholders to be held no earlier than six months after the completion of the Reorganization, the board of directors also intends to submit the Stock Award Plan for shareholder approval. The Stock Award Plan will provide the Bank's directors and officers an ownership interest in the Company in a manner designed to encourage them to continue their service with the Bank. The Bank will contribute funds to the restricted stock plan from time to time to enable it to acquire an aggregate amount of Common Stock equal to up to 3% of the shares of the Minority Ownership Interest if the restricted stock plan is adopted within one year of completion of the Offering, or up to 4% of the Minority Ownership Interest if the restricted stock plan is adopted more than a year after completion of the Offering. Four percent of the Minority Ownership Interest would amount to 28,202 shares, 33,178 shares, 38,155 shares or 43,878 shares at the minimum, midpoint, maximum or adjusted maximum of the Offering Range, respectively. In the event that additional authorized but unissued shares would be acquired by the Stock Award Plan after the Offering, the interests of existing stockholders would be diluted. The executive officers and directors will be awarded Common Stock under the Stock Award Plan without having to pay cash for the shares. No awards under the Stock Award Plan will be made until the date the Stock Award Plan is approved by the Company's stockholders.



    Awards under the Stock Award Plan would be nontransferable and nonassignable, and during the lifetime of the recipient could only be earned by the director or officer. If the Stock Award Plan is adopted within one year following completion of the Offering, the shares which are subject to an award would vest and be earned by the recipient at a rate of 20% of the shares awarded at the end of each full twelve (12) months of service with the Bank after the date of grant of the award. Awards would be adjusted for capital changes such as stock dividends and stock splits. Notwithstanding the foregoing, awards would be 100% vested upon termination of employment or service due to death or disability, and if the Stock Award Plan is adopted more than 12 months after completion of the Reorganization, awards would be 100% vested upon normal retirement or a change in control of the Bank or the Company. If employment or service were to terminate for other reasons, the award recipient would forfeit any nonvested award. If employment or service is terminated for cause (as would be defined in the Stock Award Plan), shares not already delivered under the Stock Award Plan would be forfeited. Under FDIC and Department rules, if the Stock Award Plan is adopted within the first 12 months after completion of the Reorganization and Offering, shares of Common Stock granted under the restricted stock plan may not exceed 3% of the Minority Ownership Interest, no individual officer can receive more than 25% of the awards under the plan, no outside director can receive more than 5% of the awards under the plan, and all outside directors as a group can receive no more than 30% of the awards under the plan in the aggregate. No determination has been made as to the specific terms of the plan or as to awards thereunder. The Stock Award Plan would be administered by a committee of non-employee members of the Company's board of directors. The Stock Award Plan will terminate fifteen years following its adoption, unless earlier terminated by the Company.

    When shares become vested under the Stock Award Plan, the participant will recognize income equal to the fair market value of the Common Stock earned, determined as of the date of vesting, unless the recipient makes an election under Section 83(b) of the Code to be taxed earlier. The amount of income recognized by the participant would be a deductible expense for tax purposes for the Company. If the Stock Award Plan is adopted within one year following completion of the Reorganization and Offering, dividends and other earnings will accrue and be payable to the award recipient when the shares vest. If the Stock Award Plan is adopted within one year following completion of the Reorganization and Offering, shares not yet vested under the Stock Award Plan will be voted by the trustee of the Stock Award Plan, taking into account the best interests of the recipients of the Stock Award Plan grants. If the Stock Award Plan is adopted more than one year following completion of the Reorganization and Offering, dividends declared on unvested shares will be distributed to the participant when paid, and the participant will be entitled to vote the unvested shares.

Indebtedness of Management

    Under New York Banking law, the Bank, as a mutual institution, cannot make a loan to a trustee or a person who is an "executive officer" for regulatory purposes, except for loans made to executive officers that are secured by a first mortgage on a primary residence or by a deposit account at the Bank. Any such loans that are outstanding have been made in the ordinary course of business on the same terms and conditions as the Bank would make to any other customer and do not involve more than a normal risk of collectibility or present other unfavorable features. Following the Reorganization, the Bank will not be subject to this restriction in connection with loans to directors and executive officers.


    The Bank also is subject to Sections 22(h), 23A and 23B of the Federal Reserve Act which limit the amount of credit and other transactions between a bank and its executive officers and its affiliates, prescribes terms and conditions for bank affiliate transactions deemed to be consistent with safe and sound banking practices, and restricts the types of collateral security permitted in connection with a bank's extension of credit to an affiliate.



                   RESTRICTIONS ON ACQUISITION OF THE COMPANY

    The Mutual Holding Company Structure. Under New York law, the Plan of Reorganization, and the Company's governing corporate instruments, at least 51% of the Company's voting shares must be owned by the Mutual Company. The Mutual Company will be controlled by its board of trustees, who will consist of persons who also are members of the board of directors of the Company and the Bank. The Mutual Company will be able to elect all members of the board of directors of the Company, and as a general matter, will be able to control the outcome of all matters presented to the stockholders of the Company for resolution by vote, except for matters that require a vote greater than a majority. The Mutual Company, acting through its board of trustees, will be able to control the business and operations of the Company and the Bank, and will be able to prevent any challenge to the ownership or control of the Company by Minority Stockholders. Accordingly, a change in control of the Company and the Bank cannot occur unless the Mutual Company first converts to the stock form of organization. Although New York law, applicable regulations and the Plan of Reorganization permit the Mutual Company to convert from the mutual to the capital stock form of organization, it is not anticipated that a conversion of the Mutual Company will occur in the foreseeable future.

    In addition to the anti-takeover aspects of the Mutual Company structure, the following is a general summary of certain provisions of the Company's Certificate of Incorporation and bylaws and certain other regulatory provisions which will restrict the ability of stockholders to influence management policies, and which may be deemed to have an "anti-takeover" effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in the Company's Certificate of Incorporation and bylaws and the Bank's proposed stock charter and bylaws, reference should be made in each case to the document in question, each of which is part of the Bank's application to the Superintendent and the Company's Registration Statement filed with the SEC. See "Additional Information." The following discussion does not reflect the powers and provisions of the Bank's charter.

Provisions of the Company's Certificate of Incorporation and Bylaws

    Restrictions on Call of Special Meetings. The Certificate of Incorporation provides that a special meeting of stockholders may be called by the Chairman of the Board of the Company or pursuant to a resolution adopted by a majority of the board of directors. Stockholders are not authorized to call a special meeting of stockholders.

    Absence of Cumulative Voting. The Certificate of Incorporation provides that there shall be no cumulative voting rights in the election of directors.

    Limitation on Voting Rights. The Certificate of Incorporation provides that
(i) no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of the Company, inclusive of shares of such class held by the Mutual Company (provided that such limitation shall not apply to the Mutual Company or any tax-qualified employee stock benefit plans maintained by the Company); and that (ii) shares beneficially owned in violation of the stock ownership restriction described above shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to a vote of stockholders. For these purposes, a person (including management) who has obtained the right to vote shares of the Common Stock pursuant to revocable proxies shall not be deemed to be the "beneficial owner" of those shares if that person is not otherwise deemed to be a beneficial owner of those shares.

    Amendments to Certificate of Incorporation and Bylaws. Amendments to the Certificate of Incorporation must be approved by the Company's board of directors and also by a majority of the outstanding shares of the Company's voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required for certain provisions (i.e., provisions relating to the call of special stockholder meetings, cumulative voting, limitation on voting rights and director liability).

    The bylaws may be amended by the affirmative vote of the total number of directors of the Company or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

Federal Reserve Board Regulations

    The Change in Bank Control Act and the BHCA, together with the Federal Reserve Board regulations under those acts, require that the consent of the Federal Reserve Board be obtained prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires more than 25% of any class of voting stock of the bank holding company. Control is rebuttably presumed to exist if the person acquires more than 10% of any class of voting stock of a bank holding company if either (i) the holding company has registered securities under
Section 12 of the Exchange Act or (ii) no other person will own a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure to rebut the rebuttable control presumption. Since the Company's Common Stock will be registered under Section 12 of the Exchange Act, any acquisition of 10% or more of the Company's Common Stock will give rise to a rebuttable presumption that the acquiror of such stock controls the Company, requiring the acquiror, prior to acquiring such stock, to rebut the presumption of control to the satisfaction of the Federal Reserve Board or obtain Federal Reserve Board approval for the acquisition of control. Restrictions applicable to the operations of bank holding companies may deter companies from seeking to obtain control of the Company. See "Regulation."

New York Banking Law


    In addition to federal law, the New York State Banking Law generally requires prior approval of the New York State Banking Board before any action is taken that causes any entity or person to acquire direct or indirect control of a banking institution which is organized in New York State. Control is presumed to exist if any company or person directly or indirectly owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution or of any company or person that owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution.

                   DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

General

    The Company is authorized to issue 4,000,000 shares of Common Stock having a par value of $.10 per share. The Company currently expects to issue between 1,584,009 and 2,143,072 shares, with an adjusted maximum of 2,464,532 shares, of Common Stock and no shares of Preferred Stock in the Reorganization. Each share of the Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of the Common Stock. Upon payment of the purchase price for the Common Stock, in accordance with the Plan of Reorganization, all such stock will be duly authorized, fully paid, validly issued, and non-assessable.

    The Common Stock of The Company will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.

Common Stock

    Voting Rights. Under Delaware law, the holders of the Common Stock will possess exclusive voting power in the Company. Each stockholder will be entitled to one vote for each share held on all matters voted upon by stockholders, except as discussed in "Restrictions on Acquisition of the Company--Provisions of the Company's Certificate of Incorporation and Bylaws--Limitation on Voting Rights." There will be no right to cumulate votes in the election of directors. If the Company issues Preferred Stock, subsequent to the Reorganization, holders of the Preferred Stock may also possess voting rights.


    Dividends. Upon consummation of the Reorganization, the Company's only asset will be investments made with the net proceeds of the Offering, the ESOP loan and the Bank's common stock. The payment of dividends by the Company is subject to limitations which are imposed by law and applicable regulation. The Company's source for the payment of cash dividends may in the future depend on the receipt of dividends from the Bank. See "Dividend Policy." The holders of Common Stock will be entitled to receive and share equally in such dividends as may be declared by the board of directors of the Company out of funds legally available therefore. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.


    Liquidation or Dissolution. In the unlikely event of the liquidation or dissolution of the Company, the holders of the Common Stock will be entitled to receive -- after payment or provision for payment of all debts and liabilities of the Company (including all deposits in the Bank and accrued interest thereon) and after distribution of the liquidation account established upon completion of the Offering for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue their deposit accounts at the Bank - all assets of the Company available for distribution, in cash or in kind. See "The Reorganization and Offering--Liquidation Rights." If Preferred Stock is issued subsequent to the Offering, the holders thereof may have a priority over the holders of Common Stock in the event of liquidation or dissolution.

    No Preemptive Rights. Holders of the Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock will not be subject to call for redemption, and, upon receipt by the Company of the full purchase price therefor, each share of the Common Stock will be fully paid and nonassessable.

                          TRANSFER AGENT AND REGISTRAR

    will act as the transfer agent and registrar for the Common Stock.

                              LEGAL AND TAX MATTERS

    The legality of the Common Stock and the federal income tax consequences of the Reorganization will be passed upon for the Bank and the Company by the firm of Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C., special counsel to the Company and the Bank. The New York income tax consequences of the Reorganization will be passed upon for the Company and the Bank by Pricewaterhouse Coopers, LLP. The federal income tax consequences of certain matters relating to the establishment of the Charitable Foundation will be passed upon for the Company and the Bank by Pricewaterhouse Coopers. Certain legal matters will be passed upon for Friedman Billings, Ramsey & Co, Inc. by Patton Boggs, LLC, Washington, D.C.

                                     EXPERTS

    The financial statements of Greene County Savings Bank as of June 30, 1998 and for each of the years in the two-year period ended June 30, 1998 have been included herein and in the registration statement in reliance upon the report of PricewaterhouseCoopers, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as "Experts" in accounting and auditing.

    FinPro has consented to the publication herein of the summary of its report to the Bank and the Company setting forth its belief as to the estimated pro forma market value of the Common Stock upon Reorganization and its valuation with respect to Subscription Rights.

                             ADDITIONAL INFORMATION

          The Company has filed with the SEC a registration statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, NW, Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of this web site is http://www.sec.gov. The statements contained herein as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete but do contain all material information regarding such documents; each such statement is qualified by reference to such contract or document.


    The Bank has filed an Application with the Department with respect to the Reorganization. Pursuant to the rules and regulations of the Department, this Prospectus omits certain information contained in that Application. The Application may be examined at the office of the Department, 2 Rector Street, New York, New York, and at the Bank's main office at 425 Main Street, Catskill, New York, 12414-1300.


    In connection with the Offering, the Company will register the Common Stock with the SEC under Section 12(g) of the Exchange Act; and, upon such registration, the Company and the holders of its Common Stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, the Company has undertaken that it will not terminate such registration for a period of at least three years following the Reorganization.



    A copy of the Certificate of Incorporation and bylaws of the Company, as well as the Plan of Reorganization, are available without charge from the Bank by contacting the Secretary, 425 Main Street, Catskill, New York, 12414- 1300;
(518) 943-3700. Copies of the Independent Valuation are available for inspection at each of the Bank's offices.

                           GREENE COUNTY SAVINGS BANK

                              FINANCIAL STATEMENTS
                     (and Report of Independent Accountants)

                   For the Years Ended June 30, 1998 and 1997

Report of Independent Accountants




To the Board of Trustees
Greene County Savings Bank

In our opinion, the accompanying statement of financial condition and the related statements of income and changes in net worth and cash flows present fairly, in all material respects, the financial position of Greene County Savings Bank at June 30, 1998, and the results of their operations and their cash flows for each of the two years in the period ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ PricewaterhouseCoopers LLP

Albany, New York
August 7, 1998

Greene County Savings Bank

Statement of Financial Condition
June 30, 1998



                   ASSETS

Cash and due from banks                                              $       2,476,032
Federal funds sold                                                           5,796,051
                                                                     -----------------
     Total cash and cash equivalents                                         8,272,083

Investment securities, at fair value                                        47,778,335

Loans                                                                       81,191,211
     Less: allowance for possible loan losses                                 (728,478)
     Unearned origination fees and costs, net                                 (202,771)
                                                                     -----------------
       Net loans receivable                                                 80,259,962

Premises and equipment                                                       2,584,281
Accrued interest receivable                                                  1,091,120
Prepaid expenses and other assets                                              143,600
Other real estate                                                              123,548
                                                                     -----------------

             Total assets                                            $     140,252,929
                                                                     -----------------
                                                                     -----------------

                   LIABILITIES AND NET WORTH

Deposits:
     Savings certificates, $100,000 and over                         $       6,672,000
     Other savings certificates                                             48,930,036
     Regular and day-to-day                                                 32,950,825
     Money market accounts                                                  19,609,467
     Checking accounts                                                       7,514,136
     NOW accounts                                                            6,186,521
     Christmas Club                                                            460,774
                                                                     -----------------
                                                                           122,323,759

Accrued interest and other liabilities                                         509,314
Accrued income taxes                                                             2,101
Tax escrow funds                                                             1,687,530
                                                                     -----------------
             Total liabilities                                             124,522,704

Net worth:
     Surplus                                                                 2,706,456
     Undivided profits                                                      12,781,369
     Unrealized gain on securities available for sale,
       net of applicable deferred income taxes                                 242,400
                                                                     -----------------

             Total net worth                                                15,730,225
                                                                     -----------------

             Total liabilities and net worth                         $     140,252,929
                                                                     -----------------
                                                                     -----------------

The accompanying notes are an integral part of the financial statements.

Greene County Savings Bank

Statements of Income
For the Years Ended June 30, 1998 and 1997


                                                                             1998                  1997
Interest income:
     Interest on loans                                              $      6,367,282      $     6,175,215
     Interest and dividends on investments:
       US Treasury                                                           985,130              962,932
       US Government agencies                                                856,073              687,256
       State and political subdivisions                                      341,222              362,490
       Corporation debt securities                                           405,225              456,678
       Mortgage-backed securities                                            110,488               69,863
       Other securities                                                       17,724               23,441
     Federal funds sold                                                      393,310              536,826
     Other interest income                                                    26,902               22,615
                                                                    ------------------    -----------------
                                                                           9,503,356            9,297,316
                                                                    ------------------    -----------------

Interest expense:
     Interest on deposits                                                  4,967,487            4,779,678
                                                                    ------------------    -----------------

             Net interest income                                           4,535,869            4,517,638
                                                                    ------------------    -----------------

Less: provision for loan losses                                              120,000              125,000
                                                                    ------------------    -----------------

Net interest income after provision for loan losses                        4,415,869            4,392,638

Non-interest income:
     Service charges on deposit accounts                                     251,188              230,442
     Other operating income                                                  185,479              289,968
                                                                    ------------------    -----------------
       Total other income                                                    436,667              520,410
                                                                    ------------------    -----------------

Non-interest expenses:
     Salaries and employee benefits                                        1,571,650            1,491,651
     Occupancy expense, net                                                  208,381              157,190
     Equipment and furniture expense                                         185,476              163,845
     Other                                                                 1,183,752              960,563
                                                                    ------------------    -----------------
       Total other expenses                                                3,149,259            2,773,249
                                                                    ------------------    -----------------

             Income before provision for taxes                             1,703,277            2,139,799

Provision for income taxes
     Current                                                                 565,609              720,287
     Deferred                                                                (12,248)             (28,625)
                                                                    ------------------    -----------------
       Total provision for income taxes                                      553,361              691,662
                                                                    ------------------    -----------------

             Net income                                             $      1,149,916      $     1,448,137
                                                                    ------------------    -----------------
                                                                    ------------------    -----------------



The accompanying notes are an integral part of the financial statements.

Greene County Savings Bank

Statements of Changes in Net Worth
For the Years Ended June 30, 1998 and 1997




                                                                            Unrealized
                                                                            Gain (loss)
                                                                           on Securities
                                                                             Available-
                                                                            For-sale, net       Total
                                               Undivided                     of Deferred         Net
                                                Profits        Surplus       Income Taxes       Worth
                                             -------------  -------------  --------------   --------------
Balances at June 30, 1996                    $ 10,183,316   $  2,706,456   $    (7,200)    $  12,882,572

Net income for year ended
     June 30, 1997                              1,448,137                                      1,448,137

Change in unrealized gain on
     securities available for sale, net of
     applicable deferred income taxes                                           75,200            75,200
                                             -------------  -------------  --------------    --------------

Balance at June 30, 1997                       11,631,453      2,706,456        68,000        14,405,909
                                             -------------  -------------  --------------    --------------

Net income for year ended
     June 30, 1998                              1,149,916                                      1,149,916

Change in unrealized gain on
     securities available for sale, net of
     applicable deferred income taxes                                          174,400           174,400
                                             -------------  -------------  --------------    --------------

Balance at June 30, 1998                     $ 12,781,369    $  2,706,456   $  242,400     $  15,730,225
                                             -------------  -------------  --------------    --------------
                                             -------------  -------------  --------------    --------------






The accompanying notes are an integral part of the financial statements.

Greene County Savings Bank


Statements of Cash Flows
For the Years Ended June 30, 1998 and 1997


                                                                            1998               1997

Net income                                                          $     1,149,916    $      1,448,137

Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation                                                            147,128             110,400
    Net accretion of security premiums and discounts                       (161,533)           (167,837)
    Provision for loan losses                                               120,000             125,000
    Loss on sale of other real estate                                         2,793              12,009
    Provision (credit) for deferred income taxes                            (12,248)            (28,625)
    Net change in unearned loan fees and costs                              (12,848)            (57,951)
    Net (increase) decrease in accrued interest receivable                  (48,580)            257,062
    Net (increase) decrease in prepaids and other assets                     11,571             443,512
    Net (decrease) increase in other liabilities                           (235,666)             47,460
                                                                    -----------------  ------------------
          Net cash provided by operating activities                         960,533           2,189,167
                                                                    -----------------  ------------------

Cash flows from investing activities:
    Proceeds from maturities of available-for-sale securities             7,686,731           7,500,000
    Purchases of securities available-for-sale                          (12,651,981)        (10,888,898)
    Principal payments on securities available-for-sale                   2,423,055             744,667
    Principal payments on mortgage-backed securities
       available-for-sale                                                 1,923,198           1,338,993
    Purchases of mortgage-backed securities available-for-sale           (4,024,423)            -
    Proceeds from maturities of mortgage-backed securities
       available-for-sale                                                   325,809             -
    Proceeds from sale of other real estate                                 179,699              68,378
    Net increase in loans receivable                                     (4,971,125)         (2,730,620)
    Purchases of premises and equipment                                  (1,060,217)           (409,778)
                                                                    -----------------  ------------------
          Net cash used by investing activities                         (10,169,254)         (4,377,258)
                                                                    -----------------  ------------------

Cash flows from financing activities
    Net increase in deposits                                              6,468,829           1,668,328
    Net increase (decrease) in escrow payments                              123,905             (25,143)
                                                                    -----------------  ------------------
          Net cash provided by financing activities                       6,592,734           1,643,185
                                                                    -----------------  ------------------

Net decrease in cash and cash equivalents                                (2,615,987)           (544,906)

Cash and cash equivalents at beginning of period                         10,888,070          11,432,976
                                                                    -----------------  ------------------

Cash and cash equivalents at end of period                          $     8,272,083    $     10,888,070
                                                                    -----------------  ------------------
                                                                    -----------------  ------------------

Cash paid during the period for:
    Interest                                                        $     4,967,903    $      4,779,770
                                                                    -----------------  ------------------

    Income taxes                                                    $       833,551    $        738,257
                                                                    -----------------  ------------------

Non-cash investing activity:
    Foreclosed loans transferred to other real estate               $       252,007    $         70,457
                                                                    -----------------  ------------------
    Net change in unrealized gain on available-for-sale
       securities                                                   $       174,400    $         75,200
                                                                    -----------------  ------------------


The accompanying notes are an integral part of the financial statements.

Notes to Financial Statements

1.  Summary of Significant Accounting Policies

    Nature of operations:

         Greene County Savings Bank (the "Bank" or "Company"), a New York State-charted mutual savings bank, has four full service offices located in its market area consisting of Greene County, New York. The Bank is primarily engaged in the business of attracting deposits from the general public in the Bank's market area, and investing such deposits, together with other sources of funds, in loans and investment securities.

    Use of estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Cash and cash equivalents:

         Cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits (with original maturity of three months or less) and federal funds sold. Generally, federal funds are sold for one-day periods. The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets' fair values.

    Investment securities:

         The Company has classified its investments in debt and equity securities as available-for-sale. Available-for-sale securities are reported at fair value, with net unrealized gains and losses reflected as a separate component of net worth, net of applicable income taxes. None of the Company's investment securities have been classified as trading or held-to-maturity securities.

         Realized gains or losses on investment security transactions are based on the specific identification method and are reported under other income. Fair values of investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. Premiums and discounts are amortized and accreted, respectively, using methods that approximate the effective yield method over the remaining contractual maturity, adjusted for anticipated prepayments.

    Loans:

         Fair values for variable rate loans that reprice frequently, with no significant credit risk, are based on carrying values. Fair values for fixed rate loans are estimated using discounted cash flows and interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates fair value.

         Interest on loans is accrued and credited to income based upon the principal amount outstanding. Unearned discount on installment loans is recognized as income over the term of the loan, principally using a method that approximates the effective yield method. Nonrefundable loan fees and related direct costs are deferred and amortized over the life of the loan as an adjustment to loan yield using the effective interest method.

Notes to Financial Statements

1.  Summary of Significant Accounting Policies

    Allowance for possible loan losses:

         The allowance for loan losses is maintained at a level considered adequate to provide for potential loan losses. The allowance is increased by a provision for loan losses, charged to expense, and reduced by net charge-offs. The level of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. The Bank considers residential mortgages, home equity loans and installment loans to customers small, homogeneous loans which are evaluated for impairment collectively based on historical loss experience. Commercial mortgage and business loans are considered impaired if it is probable that the Bank will not be able to collect scheduled payments of principal and interest when due, according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of estimated future cash flows, except that all collateral dependent loans are measured for impairment based on the fair value of the collateral. No loans were deemed impaired during the fiscal years ended June 30, 1998 and 1997.

    Income recognition on impaired and non-accrual loans:

         The Bank places a loan, including impaired loans, on nonaccrual status when it is specifically determined to be impaired or when principal and interest is delinquent for 90 days or more. Any unpaid interest previously accrued on these loans is reversed from income. When a loan is specifically determined to be impaired, collection of interest and principal are generally applied as a reduction to principal outstanding. Interest income on all other nonaccrual loans is recognized on a cash basis.

    Premises and equipment:

         Premises and equipment is stated at cost. Depreciation is computed using principally the straight-line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to expense when incurred. Gains and losses from sales or other dispositions of depreciable property are included in current operations.

    Other real estate:

         Properties acquired through foreclosure, or by deed in lieu of foreclosure, are carried at the lower of cost (fair value at the date of foreclosure) or fair value less estimated disposal costs.

    Deposits:

         Fair values disclosed for demand and savings deposits are equal to the carrying amounts at the reporting date. The carrying amounts for variable rate money market and certificates of deposit approximate fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using discounted cash flows and interest rates currently being offered on similar certificates. The carrying value of accrued interest approximates fair value.

    Restrictions on retained earnings:

         Retained earnings of the Bank are subject to certain restrictions under New York State Banking regulations. As required under these regulations, if the net worth of the Bank is less than ten percent of the amount due depositors at the close of any accounting period, five percent of net earnings, before dividends paid to depositors and losses on sale of assets, for such period is credited to appropriated retained earnings.

Greene County Savings Bank

1.  Summary of Significant Accounting Policies, Continued

    Restrictions on retained earnings, continued:

         Unappropriated retained earnings represent accumulated undistributed net earnings of the Bank which have not been allocated to appropriated equity and are not restricted as to use under New York State banking regulations.

    Income taxes:

         Provisions for income taxes are based on taxes currently payable or refundable and deferred income taxes on temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are reported in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled.



2.  Investment Securities

    Securities available-for-sale at June 30, 1998 consist of the following:


                                                                             Gross          Gross            Estimated
                                                          Amortized       Unrealized      Unrealized           Fair
                                                             Cost            Gains          Losses             Value
                                                        --------------   -------------   ------------     ---------------
        U.S. Treasury                                   $   12,969,356   $     221,625   $      1,216     $   13,189,765
        U.S. Government agencies                             8,569,188          59,086          7,793          8,620,481
        State and political subdivisions                     7,389,943         101,296         11,652          7,479,587
        Mortgage-backed securities                           5,196,204           8,442         15,586          5,189,060
        Asset-backed securities                              6,304,752          20,227          1,296          6,323,683
        Corporate debt securities                            3,735,833          64,429          1,466          3,798,796
        Equity securities and other                             81,454                                            81,454
        Foreign obligations                                     75,000                                            75,000
        Federal Home Loan Bank stock                           700,000                                           700,000
        Mutual funds                                         2,352,605                         32,096          2,320,509
                                                        --------------   -------------   ------------     ---------------
                                                        $   47,374,335   $     475,105   $     71,105   $     47,778,335
                                                        --------------   -------------   ------------     ---------------
                                                        --------------   -------------   ------------     ---------------



       The amortized cost and estimated fair value of debt securities at June 30, 1998, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                                           Estimated
                                                                                        Amortized             Fair
                                                                                           Cost               Value
                                                                                     -----------------  -----------------
        Amounts maturing in:
           One year or less                                                          $      7,787,368   $      7,828,078
           After one year through five years                                               20,290,540         20,563,884
           After five years through ten years                                               4,586,412          4,696,667
           Mortgage-backed securities                                                       5,196,204          5,189,060
           Asset-backed securities                                                          6,304,752          6,323,683
                                                                                     -----------------  -----------------

                                                                                     $     44,165,276   $     44,601,372
                                                                                     -----------------  -----------------
                                                                                     -----------------  -----------------


Greene County Savings Bank

         The Bank participates in a securities lending program with the custodian of substantially all Bank securities. Under the terms of the agreement, the custodian acts as an agent for the Bank and loans available securities to borrowers. At June 30, 1998, $4,985,000 of securities were on loan under this program.



3.  Loans

         Major classifications of loans at June 30, 1998 are summarized as follows


          Real estate mortgages:
             Residential                                           $    64,705,332
             Commercial                                                  5,706,421
          Home equity loans                                              4,727,206
          Commercial loans                                               1,336,229
          Installment loans to individuals                               4,171,688
          Passbook loans to individuals                                    544,335
                                                                   ----------------

                                                                   $    81,191,211
                                                                   ----------------
                                                                   ----------------


         At June 30, 1998, loans to officers and trustees were not significant.

         Changes in the allowance for possible loan losses for the periods ended June 30 were as follows:


                                                                            1998             1997
          Balance, beginning of year                                $       723,019    $      596,924
          Provision charged to expense                                      120,000           125,000
          Loans charged off                                                (126,224)          (11,002)
          Recoveries                                                         11,683            12,097
                                                                    -----------------  ----------------

                                                                    $       728,478    $      723,019
                                                                    -----------------  ----------------
                                                                    -----------------  ----------------



       At June 30, 1998, the Bank's impaired loans for which specific valuation allowances were recorded were not significant.


4.  Premises and Equipment

         A summary of premises and equipment at June 30, 1998 is as follows:


          Land                                                            409,702
          Buildings and improvements                                    2,156,500
          Furniture and equipment                                       1,859,570
                                                                   ----------------
                                                                        4,425,772
          Less:  accumulated depreciation                              (1,841,491)
                                                                   ----------------
                                                                    $   2,584,281
                                                                   ----------------
                                                                   ----------------


Greene County Savings Bank

5.  Income Taxes

         The provision for income taxes consists of the following:


                                                                          1998                  1997
          Current:
             Federal income tax                                     $         471,448      $       573,013
             State income tax                                                  94,161              147,274
                                                                    ------------------     ----------------
               Total current                                                  565,609              720,287
          Deferred income tax                                                (12,248)             (28,625)
                                                                    ------------------     ----------------
               Total income tax expense                             $         553,361      $       691,662
                                                                    ------------------     ----------------
                                                                    ------------------     ----------------


    The Bank's effective tax rate differs from the federal statutory rate as follows:


                                                                      1998         1997
          Tax based on federal statutory rate                          34%          34%
          State income taxes, net of federal benefit                  3.7          4.5
          Tax exempt income                                          (5.7)        (5.9)
          Other, net                                                   .5          (.3)
                                                                  -----------   ----------
               Total income tax expense                              32.5%        32.3%
                                                                  -----------   ----------
                                                                  -----------   ----------


    The components of the deferred tax assets and liabilities at June 30 were as follows:


                                                                       1998          1997
          Deferred tax assets:
             Allowance for loan losses                             $ 184,414      $ 145,257
             Nonaccruing interest                                     34,739         17,583
             Loan origination fee adjustments                                        24,281
                                                                   -----------    -----------
               Total deferred tax assets                           $ 219,153      $ 187,121
                                                                   -----------    -----------
                                                                   -----------    -----------
          Deferred tax liabilities:
             Depreciation                                            160,069        133,104
             Investments                                             219,403         97,590
                                                                   -----------    -----------

               Total deferred tax liabilities                      $ 379,472      $ 230,694
                                                                   -----------    -----------
                                                                   -----------    -----------


Greene County Savings Bank

6.  Commitments and Contingent Liabilities

    Financial Instruments with off-balance sheet risk and concentrations of credit:

         The Bank enters into financial agreements in the normal course of business that have off-balance sheet risk. These agreements include commitments to extend credit and involve, to varying degrees, elements of credit risk in excess of the amount recognized on the statement of financial condition.

         The Bank uses the same credit policies in making commitments as it does for on-balance sheet instruments.

         Contract amounts of financial instruments that represent credit risk at June 30, 1998 are as follows:


            Commercial lines of credit                              $      235,000
            Commitments to extend credit                                 2,154,300
                                                                    ---------------

                                                                    $    2,389,300
                                                                    ---------------
                                                                    ---------------


         Commitments to extend credit and commercial lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis.

         The amount of collateral, if any, required by the Bank upon the extension of credit is based on management's credit evaluation of the customer. Commitments to extend credit are primarily secured by a first lien on real estate. Collateral on extensions of commercial lines of credit varies but may include accounts receivable, inventory, property, plant and equipment, and income producing commercial property.


7.  Employee Benefit Plans

         Substantially all Bank employees who have completed one year of service and attained the age of 21 are covered by a noncontributory, multi-employer, defined benefit pension plan. Under the plan, retirement benefits are primarily a function of both years of service and level of compensation. The Bank recognized pension expense in the amount of $102,000 and $151,000 in 1998 and 1997, respectively.

         The Bank also participated in a multi-employer, defined contribution plan covering substantially all employees who have completed one year of service. The plan includes Section 401(k) and Thrift provisions as defined under the Internal Revenue Code. The provisions permit employees to contribute up to 15% of their total compensation on a pre-tax basis. The Bank matches 50% of the first 6% of employee contributions. Company contributions associated with the plan amounted to $56,000 and $36,000 in 1998 and 1997, respectively.

Greene County Savings Bank

8.  Lines-of-Credit

         At June 30, 1998, the Bank had available two lines-of-credit from other financial institutions for $2,000,000 and $1,000,000. These credit lines are collateralized by investment securities and carry interest based on the federal funds rate or other published rates. At June 30, 1998, there was no outstanding balances on these credit lines.


9.  Concentrations of Credit Risk

         The Bank grants residential, consumer and commercial loans to customers primarily located in Greene County, New York. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the employment and other economic factors of the County.


10. Fair Value of Financial Instruments

         The Company determines fair values based on quoted market values, where available, or on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement of Financial Accounting Standard No. 107, "Disclosures About Fair Value of Financial Instruments," excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company. The methods to determine fair value for each financial instrument are listed in Note
         1. The carrying amounts and estimated fair values of financial instruments as of June 30, 1998 are as follows:


                                                                             June 30, 1998
                                                                   ----------------------------------
                                                                      Carrying            Fair
          (in thousands)                                               Amount             Value
                                                                   ---------------   ---------------
          Cash and short-term investments                          $         8,272   $         8,272
          Investment securities                                    $        47,374   $        47,778

          Net loans                                                $        80,260   $        81,453

          Deposits                                                 $       122,324   $       122,427


Greene County Savings Bank

11. Regulatory Matters

         The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of June 30, 1998, that the Bank meets all capital adequacy requirements to which it is subject.


                                                                                                 To be Well Capitalized
                                                                        For Capital                   Under Prompt
                                             Actual                  Adequacy Purposes             Action Provisions
                                    --------------------------    -------------------------   ---------------------------
                                       Amount         Ratio         Amount        Ratio          Amount         Ratio
         As of June 30, 1998:
           Total capital
            (to risk weighted       $  16,216,000      21%       $  6,098,000        8%       $  7,622,000        10%
                assets)

           Tier I Capital
            (to risk weighted       $  15,488,000      20%       $  3,049,000        4%       $  4,574,000        6%
                assets)

           Tier I capital
             (to average assets)    $  15,488,000      11%       $  5,588,000        4%       $  6,985,000        5%


12. Subsequent Event

         On July 1, 1998, the Board of Trustees of the Bank adopted a Plan of Conversion to convert from a state-chartered mutual savings bank to a state-chartered stock savings bank with the concurrent formation of a holding company. The holding company will be organized for the purpose of acquiring and holding all of the outstanding capital stock of the Bank to be issued in the conversion. The Conversion is expected to be accomplished through the adoption of a new state stock charter and bylaws for the Bank and the sale of the holding company's stock in an underwritten public offering.

Greene County Savings Bank

12. Subsequent Event, Continued

         At the time of the Conversion, the Bank will establish a liquidation account in an amount equal to its capital as of the date of the latest statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their accounts at the Bank after the Conversion. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for account then held.

         Subsequent to the Conversion, the Bank may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause stockholders' equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration and payment would otherwise violate regulatory requirements.

         The registration statement on Form SB-2 is expected to be filed by the proposed holding company of the Bank with the Securities and Exchange Commission in the fall of 1998, at which point it will become effective in accordance with Section 8(a) of the Securities Act of 1933.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         No person has been authorized to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Bank. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the shares of Common Stock offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.


                           Greene County Bancorp, Inc.
                          (Proposed Holding Company for
                           Greene County Savings Bank)


                             Up to 1,096,958 Shares


                                  Common Stock
                           ($.10 par value per share)


                          ----------------------------

                                   PROSPECTUS

                          ----------------------------

                      FRIEDMAN, BILLINGS RAMSEY & CO., INC.


                               November____, 1998


                  THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS

                   AND ARE NOT FEDERALLY INSURED OR GUARANTEED


Until_________ 1998 or 25 days after the commencement of the Offering, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PART II:      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.      Indemnification of Directors and Officers.

Indemnification of Directors and Officers of the Corporation

         Article 9 of the Certificate of Incorporation of Greene County Bancorp, Inc. (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they may incur in their capacities as such.

Article 9:

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B.   The right to indemnification conferred in Section A of this
Article 9 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter and "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 9 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Article 9 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 9 or otherwise, shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 9 with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.


Item 25.      Other Expenses of Issuance and Distribution


                                                                                   Amount
                                                                                -----------
         *    Legal Fees and Expenses...........................................$  110,000
         *    Printing, Postage and Mailing.....................................   110,000
         *    Appraisal and Business Plan Fees and Expenses.....................    25,000
         *    Accounting Fees and Expenses......................................    90,000
         *    Blue Sky Filing Fees and Expenses
               (including counsel fees).........................................    20,000
         *    Conversion Data Processing........................................     7,500
         **   Underwriter's Fees and Expenses...................................   150,000
         *    Filing Fees (NASD, New York State and SEC)........................    23,500
         *    Other Expenses....................................................    24,000
                                                                                -----------
         *     Total ...........................................................$  560,000
                                                                                -----------
                                                                                -----------


----------
*    Estimated

** Greene County Bancorp, Inc. has retained Friedman, Billings, Ramsey & Co., Inc. ("FBR") to assist in the sale of common stock on a best efforts basis in the Offering. FBR will receive fees of $110,000, exclusive of estimated expenses of $40,000.

Item 26.      Recent Sales of Unregistered Securities

              Not Applicable.

Item 27.      Exhibits:

              The exhibits filed as part of this registration statement are as follows:

              (a) List of Exhibits



1.1 Engagement Letter between Greene County Savings Bank and Friedman, Billings, Ramsey & Co., Inc.*



1.2 Agency Agreement among Greene County Bancorp, Inc., Greene County Savings Bank and Friedman, Billings, Ramsey & Co., Inc.



2 Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan*



3.1      Certificate of Incorporation of Greene County Bancorp, Inc.*



3.2      Bylaws of Greene County Bancorp, Inc.*



3.3      Proposed Charter of The Bank of Greene County*



3.4      Proposed Bylaws of The Bank of Greene County*



4        Form of Common Stock Certificate of Greene County Bancorp, Inc.*


5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered

8.1      Form of Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick,
         P.C.


8.2      Form of State Tax Opinion of PriceWaterhouseCoopers*



8.3      Opinion of FinPro, Inc. with respect to Subscription Rights*



10.1     Form of Employment Agreement*



10.2     Form of Employee Stock Ownership Plan*



21       Subsidiaries of the Registrant*



23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in Opinions included in Exhibits 5 and 8.1)


23.2     Consent of PriceWaterhouseCoopers

23.3     Consent of FinPro, Inc.


23.4     Consent of William M. Mercer, Incorporated


24       Power of Attorney (set forth on signature page)

27.1     EDGAR Financial Data Schedule (in Electronic Filing Only)*


99.1     Appraisal Agreement between Greene County Savings Bank and FinPro,
         Inc.


99.2     Appraisal Report of FinPro, Inc. (separately filed)**

99.3     Proxy Statement*



99.4     Marketing Materials^



99.5     Order and Acknowledgment Form and Certification Form^



99.6     Opinion of Compensation Expert


----------

*    Filed previously

** Paper copy of this Exhibit was filed supplementally pursuant to Rule 202 of Regulation S-T.

Item 28.      Undertakings

              The undersigned Registrant hereby undertakes to:

              (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                   (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) Reflect in the prospectus any facts or events which,
              individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii)Include any additional or changed material information on the plan of distribution.

              (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

              (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

              The small business issuer will provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such documentation and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, in the city of Catskill, State of New York on October 30, 1998.


                           GREENE COUNTY BANCORP, INC.


                           By:
                              -----------------------------------------------
                              J. Bruce Whittaker
                              President, Chief Executive Officer and Director (Duly authorized representative)


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Greene County Bancorp, Inc. (the "Company") hereby severally constitute and appoint J. Bruce Whittaker as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said J. Bruce Whittaker may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said J. Bruce Whittaker shall do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates stated.


      Signature                    Title                             Date


                           President, Chief Executive          October 30, 1998
-------------------------  Officer and Director (principal
J. Bruce Whittaker         executive officer)



                           Vice President and Treasurer        October 30, 1998
-------------------------  (principal accounting and
Edmund L. Smith, Jr.       financial officer)



                           Chairman of the Board               October 30, 1998
-------------------------
Walter H. Ingalls



                            Director                           October 30, 1998
-------------------------
Richard J. Buck



                            Director                           October 30, 1998
-------------------------
Anthony Camera, Jr.



                            Director                           October 30, 1998
-------------------------
David H. Jenkins, DVM



                            Director                           October 30, 1998
-------------------------
Raphael Klein

                            Director                           November 2, 1998
-------------------------
Dennis R. O'Grady



                            Director                           November 2, 1998
-------------------------
Paul Slutzky



                            Director                           November 2, 1998
-------------------------
Martin C. Smith

                                  EXHIBIT INDEX

1.1 Engagement Letter between Greene County Savings Bank and Friedman, Billings, Ramsey & Co., Inc.*



1.2 Agency Agreement among Greene County Bancorp, Inc., Greene County Savings Bank and Friedman, Billings, Ramsey & Co., Inc.



2 Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan*



3.1      Certificate of Incorporation of Greene County Bancorp, Inc.*



3.2      Bylaws of Greene County Bancorp, Inc.*



3.3      Proposed Charter of The Bank of Greene County^*



3.4      Proposed Bylaws of The Bank of Greene County^*



4        Form of Common Stock Certificate of Greene County Bancorp, Inc.*


5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered

8.1      Form of Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick,
         P.C.


8.2      Form of State Tax Opinion of PriceWaterhouseCoopers*



8.3      Opinion of FinPro, Inc. with respect to Subscription Rights*



10.1     Form of Employment Agreement*



10.2     Form of Employee Stock Ownership Plan*



21       Subsidiaries of the Registrant*


23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in Opinions included on Exhibits 5 and 8.1)

23.2     Consent of PriceWaterhouseCoopers

23.3     Consent of FinPro, Inc.


23.4     Consent of William M. Mercer, Incorporated


24       Power of Attorney (set forth on signature page)

27.1     EDGAR Financial Data Schedule (in Electronic Filing Only)*


99.1     Appraisal Agreement between Greene County Savings Bank and FinPro,
         Inc.


99.2     Appraisal Report of FinPro, Inc. (separately filed)**


99.3     Proxy Statement*



99.4     Marketing Materials^


99.5     Order and Acknowledgment Form and Certification Form



99.6     Opinion of Compensation Expert


----------

*    Filed previously

** Paper copy of this Exhibit was filed supplementally pursuant to Rule 202 of Regulation S-T.